                                                Filed Pursuant to Rule 424(b)(5)
                                                       Registration No. 333-6805

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  The information in this prospectus supplement will be amended or completed;
                              dated May 10, 1999.
                             Prospectus Supplement
                       (To Prospectus dated May 10, 1999)

                          $1,097,385,138 (APPROXIMATE)
                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                     BANC ONE MORTGAGE CAPITAL MARKETS, LLC
                      MASTER SERVICER AND SPECIAL SERVICER

                             BANK OF AMERICA NT&SA
                                PRIMARY SERVICER

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-SL

                                        The Series 1999-SL Commercial Mortgage Pass-Through
   CONSIDER CAREFULLY THE RISK          Certificates will consist of the following classes:
   FACTORS BEGINNING ON PAGE S-20
   IN THIS PROSPECTUS SUPPLEMENT        - senior certificates consisting of the Class A-1, Class
   AND PAGE 10 IN THE ACCOMPANYING      A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1V
   PROSPECTUS.                          Certificates;

   Neither the certificates nor the
   underlying mortgage loans are        - junior certificates consisting of the Class B, Class C,
   insured or guaranteed by any         Class D, Class E, Class F, Class G and Class X Certificates;
   governmental agency.
                                        - certificates entitled to prepayment premiums consisting of
   The certificates will represent      the Class P Certificates; and
   interests only in the trust and
   will not represent interests in      - the residual certificates consisting of the Class R
   or obligations of NationsLink        Certificates.
   Funding Corporation or any of
   its affiliates, including Bank       Only the senior certificates and the Class B, Class C, and
   of America Corporation.              Class D Certificates are offered hereby.
                                        The trust's assets will consist primarily of 2,755 mortgage loans and other property described in this prospectus
                                        supplement and the accompanying prospectus. The mortgage
                                        loans are secured by first liens on commercial and
                                        multifamily properties. This prospectus supplement more
                                        fully describes the offered certificates, as well as the
                                        characteristics of the mortgage loans and the related
                                        mortgaged properties.

     Certain characteristics of the offered certificates include:

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                       INITIAL CERTIFICATE                              ASSUMED FINAL
                            BALANCE OR           PASS-THROUGH           DISTRIBUTION               RATINGS
CLASS                   NOTIONAL AMOUNT(1)           RATE                  DATE(4)            (FITCH/MOODY'S)(5)
------------------------------------------------------------------------------------------------------------------
Class A-1............     $  263,622,015                  %           February 10, 2001            AAA/Aaa
Class A-2............     $   77,490,356                  %           December 10, 2001            AAA/Aaa
Class A-3............     $   41,881,501                  %           November 10, 2002            AAA/Aaa
Class A-4............     $  101,735,385                  %           February 10, 2006            AAA/Aaa
Class A-5............     $   70,155,681                  %             May 10, 2007               AAA/Aaa
Class A-6............     $   85,317,173                  %            April 10, 2007              AAA/Aaa
Class A-1V...........     $  329,992,835                  %(2)       September 10, 2007            AAA/Aaa
Class B..............     $   47,326,583                  %(3)        January 10, 2008              AA/Aa2
Class C..............     $   41,410,760                  %(3)          May 10, 2008                 A/A2
Class D..............     $   38,452,849                  %(3)         August 10, 2008             BBB/Baa2
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

---------------------  --------------------
---------------------  --------------------
                           RATED FINAL
                           DISTRIBUTION
CLASS                        DATE(6)
---------------------  --------------------
Class A-1............   November 10, 2030
Class A-2............   November 10, 2030
Class A-3............   November 10, 2030
Class A-4............   November 10, 2030
Class A-5............   November 10, 2030
Class A-6............   November 10, 2030
Class A-1V...........   November 10, 2030
Class B..............   November 10, 2030
Class C..............   November 10, 2030
Class D..............   November 10, 2030
----------------------------------------------------------------
-------------------------------------------------------------------------------------

                                                (Footnotes to table on page S-4)

--------------------------------------------------------------------------------

     The underwriter, NationsBanc Montgomery Securities LLC, will purchase the offered certificates from NationsLink Funding Corporation and will offer them to the public at negotiated prices determined at the time of sale. It is expected that delivery of the offered certificates will be made on or about May 27, 1999. NationsLink Funding Corporation expects to receive from this offering
approximately [     ]% of the initial principal amount of the offered
certificates, plus (for all Certificates, other than the Class A-1V Certificates) accrued interest from May 1, 1999, before deducting expenses payable by NationsLink Funding Corporation.
--------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                  May   , 1999

 FOR MORE INFORMATION

 NationsLink Funding
 Corporation has filed with the
 SEC additional registration
 materials relating to the
 certificates. You may read
 and copy any of these
 materials at the SEC's Public
 Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

 - SEC Northeast Regional
   Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

 You may obtain information on
 the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

 You may also contact
 NationsLink Funding
 Corporation in writing at
 Bank of America Corporate
 Center, 100 North Tryon
 Street, Charlotte, North
 Carolina 28255, or by
 telephone at (704) 386-2400.

 See also the sections
 captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of the
 accompanying prospectus.
                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                                                  IN THIS PROSPECTUS SUPPLEMENT AND THE
                                                  ACCOMPANYING PROSPECTUS.....................    S-5
                                                EXECUTIVE SUMMARY.............................    S-6
                                                SUMMARY OF PROSPECTUS SUPPLEMENT..............    S-8
                                                RISK FACTORS..................................   S-20
                                                  Risks Related to the Certificates...........   S-20
                                                     Lack of Control Over Trust Fund..........   S-20
                                                     Potential Conflicts of Interest..........   S-20
                                                     Interest Rates on the Class A-1V, Class
                                                       B, Class C and Class D Certificates Are
                                                       Subject to Limits......................   S-20
                                                     Impact of Basis Risk on Interest Rates on
                                                       Certificates and Credit Enhancement....   S-22
                                                     Yield Considerations.....................   S-23
                                                     Prepayments and Repurchases..............   S-23
                                                     Convertible Loans........................   S-24
                                                     Borrower Default.........................   S-24
                                                     Bankruptcy Proceedings...................   S-25
                                                     Advance Interest and Other Payments......   S-25
                                                     Limited Liquidity and Market Value.......   S-25
                                                     Subordination of Subordinate Offered
                                                       Certificates...........................   S-26
                                                     Year 2000 Disruptions....................   S-26
                                                  Risks Related to the Mortgage Loans.........   S-27
                                                     No Mortgage Assignments Until Recordation
                                                       Event..................................   S-27
                                                     Nature of the Mortgaged Properties.......   S-27
                                                     Management...............................   S-29
                                                     Balloon Payments.........................   S-29
                                                     Modified Loans...........................   S-30
                                                     Risks Particular to Office Properties....   S-30
                                                     Risks Particular to Retail Properties....   S-30
                                                     Risks Particular to Multifamily
                                                       Properties.............................   S-31
                                                     Risks Particular to Restaurants..........   S-31
                                                     Risks Particular to Mobile Home Park
                                                       Properties.............................   S-31
                                                     Risks Particular to Mini-Storage
                                                       Facilities.............................   S-31
                                                     Risks Particular to Hotels...............   S-37
                                                     Risks Particular to Senior Housing/Health
                                                       Care Properties........................   S-33
                                                     Risks of Subordinate Financing...........   S-33
                                                     Recourse Considerations..................   S-33
                                                     Risks Related to Annual Operating
                                                       Statements.............................   S-33
                                                     Environmental Considerations.............   S-34
                                                     Leasehold Risks..........................   S-34
                                                     Zoning and Building Code Compliance......   S-34
                                                     Tax Considerations Related to
                                                       Foreclosure............................   S-34
                                                     Limitations on Enforceability of Cross-
                                                       Collateralization......................   S-35

                                                     Related Parties..........................   S-35
                                                     Geographic Concentration.................   S-36
                                                     Changes in Concentrations................   S-36
                                                     Seismic Risks............................   S-36
                                                     Prepayment Premiums......................   S-37
                                                     Limited Information......................   S-37
                                                     Litigation...............................   S-38
                                                  Other Risks.................................   S-38
                                                DESCRIPTION OF THE MORTGAGE POOL..............   S-39
                                                  General.....................................   S-39
                                                  Certain Terms and Conditions of the Mortgage
                                                     Loans....................................   S-40
                                                     Due Dates................................   S-40
                                                     Mortgage Rates; Calculations of
                                                       Interest...............................   S-40
                                                     Amortization of Principal................   S-42
                                                     Prepayment Provisions....................   S-42
                                                     "Due-on-Sale" and "Due-on-Encumbrance"
                                                       Provisions.............................   S-43
                                                  Additional Mortgage Loan Information........   S-44
                                                     Delinquencies............................   S-44
                                                     Ground Leases............................   S-44
                                                     Subordinate Financing....................   S-44
                                                  Certain Underwriting Matters................   S-44
                                                     Environmental Assessments................   S-44
                                                     Appraisals and Market Studies............   S-45
                                                     Seismic Reviews..........................   S-45
                                                     Current Market Analysis..................   S-46
                                                     Hazard, Liability and Other Insurance....   S-46
                                                  Assignment of the Mortgage Loans;
                                                     Repurchases..............................   S-47
                                                  Representations and Warranties;
                                                     Repurchases..............................   S-48
                                                  Changes in Mortgage Pool Characteristics....   S-50
                                                THE MORTGAGE LOAN SELLER......................   S-52
                                                  Origination and Underwriting Practices......   S-52
                                                  The Mortgage Loan Seller's Loss and
                                                     Delinquency Experience...................   S-53
                                                SERVICING OF THE MORTGAGE LOANS...............   S-54
                                                  General.....................................   S-54
                                                  The Master Servicer, the Primary Servicer
                                                     and the Special Servicer.................   S-56
                                                  Sub-Servicers...............................   S-57
                                                  Servicing and Other Compensation and Payment
                                                     of Expenses..............................   S-57
                                                  Evidence as to Compliance...................   S-60
                                                  Modifications, Waivers, Amendments and
                                                     Consents.................................   S-61
                                                  Sale of Defaulted Mortgage Loans............   S-62
                                                  REO Properties..............................   S-62
                                                  Inspections; Collection of Operating
                                                     Information..............................   S-63
                                                  Termination of the Special Servicer.........   S-64
                                                  Termination of the Primary Servicer.........   S-64
                                                DESCRIPTION OF THE CERTIFICATES...............   S-65
                                                  General.....................................   S-65
                                                  Registration and Denominations..............   S-65
                                                  Certificate Balances and Notional Amount....   S-66
                                                  Pass-Through Rates..........................   S-66
                                                  Distributions...............................   S-69

                                                     General..................................   S-69
                                                     The Available Distribution Amount........   S-70
                                                     Application of the Available Distribution
                                                       Amount.................................   S-71
                                                     Distributable Certificate Interest.......   S-72
                                                     Principal Distribution Amounts...........   S-73
                                                     Application of Fixed Rate Senior
                                                       Principal Distribution Amount..........   S-75
                                                     Application of Excess Cash Flow..........   S-76
                                                     Distributions of Prepayment Premiums.....   S-77
                                                     Treatment of REO Properties..............   S-77
                                                  Subordination; Allocation of Losses and
                                                     Certain Expenses.........................   S-77
                                                  P&I Advances................................   S-79
                                                  Reports to Certificateholders; Certain
                                                     Available Information....................   S-80
                                                     Trustee Reports..........................   S-80
                                                     Servicer Reports.........................   S-81
                                                     Other Information........................   S-82
                                                  Voting Rights...............................   S-83
                                                  Termination.................................   S-83
                                                THE TRUSTEE AND THE FISCAL AGENT..............   S-84
                                                     The Trustee..............................   S-84
                                                     The Fiscal Agent.........................   S-85
                                                     Certain Matters Regarding the Trustee and
                                                       the Fiscal Agent.......................   S-85
                                                YIELD AND MATURITY CONSIDERATIONS.............   S-85
                                                  Yield Considerations........................   S-85
                                                     General..................................   S-85
                                                     Excess Cash Flow.........................   S-86
                                                     Rate and Timing of Principal Payments....   S-86
                                                     Losses and Shortfalls....................   S-87
                                                     Certain Relevant Factors.................   S-87
                                                  Weighted Average Lives......................   S-87
                                                USE OF PROCEEDS...............................   S-94
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......   S-94
                                                  General.....................................   S-94
                                                  Discount and Premium........................   S-94
                                                  Characterization of Investments in Offered
                                                     Certificates.............................   S-94
                                                  Taxation of Basis Risk Arrangements.........   S-95
                                                     Termination Payments.....................   S-95
                                                     Application of the Straddle Rules........   S-96
                                                  Possible Taxes on Income From Foreclosure
                                                     Property.................................   S-96
                                                  Reporting and Other Administrative
                                                     Matters..................................   S-96
                                                CERTAIN ERISA CONSIDERATIONS..................   S-97
                                                LEGAL INVESTMENT..............................   S-99
                                                METHOD OF DISTRIBUTION........................  S-100
                                                LEGAL MATTERS.................................  S-100
                                                RATINGS.......................................  S-101
                                                INDEX OF PRINCIPAL DEFINITIONS................  S-102
                                                ANNEX A.......................................    A-1
                                                ANNEX B.......................................    B-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1) Subject to a variance of plus or minus 5%.
(2) During each interest accrual period, interest will accrue on the Class A-1V Certificates at a rate equal to the lesser of (i) LIBOR as of the related
    LIBOR Determination Date plus[    ]% per annum and (ii) an "available funds"
    cap based on funds available therefor from interest then accrued on the mortgage loans, but any interest reduction due to the imposition of such cap will be deferred and payable on a later date when there is excess interest
    available. The margin of [    ]% per annum will double to [    ]% per annum
    if the optional termination is not exercised on the Call Date as described in this prospectus supplement. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(3) The Pass-Through Rate for any Class B, Class C or Class D Certificate on any Distribution Date will not exceed an "available funds" cap based on funds available therefor from interest then accrued on the mortgage loans, but any interest reduction due to imposition of such cap will be deferred and payable on a later date when there is excess interest available. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(4) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the Distribution Date on which the final distribution of principal would occur for such class of certificates based upon the assumptions, among others, that all mortgage loan payments are made when due, that prepayments occur at 12% CPR (in the case of the Fixed Rate Mortgage Loans) at 16% CPR (in the case of the Adjustable Rate Mortgage Loans) and otherwise based on the Maturity Assumptions (as described in this prospectus supplement). The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
(5) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch"; and together with Moody's, the "Rating Agencies") not lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans or (ii) the degree to which such prepayments might differ from those originally anticipated. Also a security rating does not represent any assessment of the yield to maturity that investors may experience.
(6) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first Distribution Date that follows two years after the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 1999-SL and the trust in abbreviated form:

          Executive Summary, which begins on page S-6 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-8 of this prospectus supplement and gives a brief introduction of the key features of Series 1999-SL and the mortgage loans; and

          Risk Factors, which begins on page S-20 of this prospectus supplement and describes risks that apply to Series 1999-SL which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-102 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 100 in the prospectus.

     In this prospectus supplement, "we" refers to the Depositor, NationsLink Funding Corporation, and "you" refers to a prospective investor in the offered certificates.

                             ---------------------

     Until [ ], 1999 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the Executive Summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this prospectus supplement or in the prospectus. An "Index of Principal Definitions" is included at the end of both this prospectus supplement and the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

---------------------------------------------------------------------------------------------------------------------
                                               APPROXI-
                          INITIAL                MATE
                        CERTIFICATE           PERCENTAGE                                         PASS-      WEIGHTED
                         BALANCE OR               OF       INITIAL  TARGET                      THROUGH     AVERAGE
                          NOTIONAL           INITIAL POOL  CREDIT   CREDIT                      RATE AS       LIFE
  CLASS    RATINGS(1)    AMOUNT(2)             BALANCE     SUPPORT  SUPPORT    DESCRIPTION    OF DELIVERY  (YEARS)(5)
---------------------------------------------------------------------------------------------------------------------
                                                Offered Certificates
---------------------------------------------------------------------------------------------------------------------
   A-1      AAA/Aaa    $  263,622,015          22.281%     18.00%   21.00%     Fixed Rate               %     0.80
---------------------------------------------------------------------------------------------------------------------
   A-2      AAA/Aaa    $   77,490,356           6.549%     18.00%   21.00%     Fixed Rate               %     2.00
---------------------------------------------------------------------------------------------------------------------
   A-3      AAA/Aaa    $   41,881,501           3.540%     18.00%   21.00%     Fixed Rate               %     3.00
---------------------------------------------------------------------------------------------------------------------
   A-4      AAA/Aaa    $  101,735,385           8.599%     18.00%   21.00%     Fixed Rate               %     5.00
---------------------------------------------------------------------------------------------------------------------
   A-5      AAA/Aaa    $   70,155,681           5.929%     18.00%   21.00%     Fixed Rate               %     7.31
---------------------------------------------------------------------------------------------------------------------
   A-6      AAA/Aaa    $   85,317,173           7.211%     18.00%   21.00%   Fixed Rate(NAS)            %     5.48
---------------------------------------------------------------------------------------------------------------------
  A-1V      AAA/Aaa    $  329,992,835          27.891%     18.00%   21.00%    Variable Rate          %(3)     3.13
---------------------------------------------------------------------------------------------------------------------
    B        AA/Aa2    $   47,326,583           4.000%     14.00%   17.00%    Fixed Rate(4)          %(4)     5.41
---------------------------------------------------------------------------------------------------------------------
    C         A/A2     $   41,410,760           3.500%     10.50%   13.50%    Fixed Rate(4)          %(4)     5.54
---------------------------------------------------------------------------------------------------------------------
    D       BBB/Baa2   $   38,452,849           3.250%      7.25%   10.25%    Fixed Rate(4)          %(4)     5.65
---------------------------------------------------------------------------------------------------------------------
                                                Private Certificates
---------------------------------------------------------------------------------------------------------------------
    E       BBB-/NR    $   20,705,380           1.750%      5.50%    8.50%    Fixed Rate(4)          %(4)     5.72
---------------------------------------------------------------------------------------------------------------------
    F        BB/NR     $   47,326,583           4.000%      1.50%    4.50%    Fixed Rate(4)          %(4)     5.88
---------------------------------------------------------------------------------------------------------------------
    G        BB-/NR    $   17,747,469           1.500%      0.00%    3.00%    Fixed Rate(4)          %(4)     6.29
---------------------------------------------------------------------------------------------------------------------
    X          NR      $1,183,164,569(6)         N/A         N/A      N/A       Notional             %(7)     3.75
---------------------------------------------------------------------------------------------------------------------

---------  ----------------

              PRINCIPAL
              WINDOW(5)
  CLASS       (MO./YR.)
----------------------------------------------------------------------------------------------------------
               Offered
             Certificates
---------------------------------------------------------------------------------------------------------------------
   A-1        6/99-2/01
---------------------------------------------------------------------------------------------------------------------
   A-2        2/01-12/01
---------------------------------------------------------------------------------------------------------------------
   A-3       12/01-11/02
---------------------------------------------------------------------------------------------------------------------
   A-4        11/02-2/06
---------------------------------------------------------------------------------------------------------------------
   A-5        2/06-5/07
---------------------------------------------------------------------------------------------------------------------
   A-6        7/01-4/07
---------------------------------------------------------------------------------------------------------------------
  A-1V        6/99-9/07
---------------------------------------------------------------------------------------------------------------------
    B         7/01-1/08
---------------------------------------------------------------------------------------------------------------------
    C         7/01-5/08
---------------------------------------------------------------------------------------------------------------------
    D         7/01-8/08
---------------------------------------------------------------------------------------------------------------------
               Private
              Certificates
---------------------------------------------------------------------------------------------------------------------
    E         7/01-9/08
---------------------------------------------------------------------------------------------------------------------
    F         7/01-10/09
---------------------------------------------------------------------------------------------------------------------
    G         7/01-7/10
---------------------------------------------------------------------------------------------------------------------
    X            N/A
---------------------------------------------------------------------------------------------------------------------

(1) Ratings shown are those of Fitch and Moody's, respectively.
(2) Subject to a variance of plus or minus 5%.
(3) During each interest accrual period, interest will accrue on the Class A-1V Certificates at a rate equal to the lesser of (i) LIBOR as of the related
    LIBOR Determination Date plus a      % per annum and (ii) an "available
    funds" cap, based on funds available therefor from interest then accrued on the mortgage loans, but any interest reduction due to the imposition of such cap will be deferred and payable on a later date when there is excess
    interest available. The margin of      % per annum will double to      % per
    annum if the optional termination is not exercised on the Call Date as described in this prospectus supplement.
(4) The Pass-Through Rate for any Class B, Class C, Class D, Class E, Class F or Class G Certificate on any Distribution Date will not exceed an "available funds" cap based on funds available therefor from interest then accrued on the mortgage loans, but any interest reduction due to the imposition of such cap will be deferred and payable on a later date with interest where there is excess interest available. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(5) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement), including prepayments at 12% CPR for fixed rate mortgage loans and 16% CPR for adjustable rate mortgage loans.
(6) Notional amount.  The Class X Certificates will have no principal balance.
(7) On any Distribution Date, the Class X Certificates will generally be entitled to any excess cash flow on the mortgage loans not applied to payment on other classes of certificates. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

     Below is certain information regarding the mortgage loans and the mortgaged properties as of the Cut-off Date. Such information is described, and additional information regarding the mortgage loans and the mortgaged properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                (APPROXIMATE)
---------------                                --------------
Initial Pool Balance(1)......................  $1,183,164,569
Number of Mortgage Loans.....................           2,755
Average Cut-off Date Balance.................        $429,461
Weighted Average Mortgage Rate...............           8.554%
Weighted Average Seasoning...................              50 months
Weighted Average Remaining Term to
  Maturity...................................              94 months
Weighted Average Remaining Amortization
  Term.......................................             209 months
Weighted Average Original Loan-to-Value
  Ratio(2)...................................            62.5%
Weighted Average Cut-off Date Loan-to-Value
  Ratio(3)...................................            55.5%
Weighted Average Estimated Current Loan-to-
  Value Ratio(4).............................            48.6%
Weighted Average Maturity Date Loan-to-Value
  Ratio(5)...................................            32.7%

---------------

(1) All mortgage loan principal balance information presented in this prospectus supplement as of the Cut-off Date reflects the actual outstanding principal balances of the mortgage loans as of March 31, 1999, rolled forward to the Cut-off Date assuming receipt of all scheduled payments and no prepayments.
(2) Based on loan-to-value ratios at origination.
(3) Based on Cut-off Date balance and original appraisal values.
(4) Based on an extrapolation of value shown in a broker price opinion and the Cut-off Date balance as described under "Description of the Mortgage
    Pool -- Certain Underwriting Matters -- Current Market Analysis."
(5) Based on loan-to-value ratios at maturity of the mortgage loans based on principal balances at maturity and original appraisal values.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     NationsLink Funding Corporation. The Depositor, a Delaware corporation, is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" and "Method of Distribution" in this prospectus supplement. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE

     LaSalle Bank National Association. The Trustee will also act as REMIC Administrator. See "The Trustee and the Fiscal Agent."

FISCAL AGENT

     ABN AMRO BANK N.V. See "The Trustee and the Fiscal Agent."

MASTER SERVICER AND SPECIAL SERVICER

     Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company. See "Servicing of the Mortgage Loans -- The Master Servicer, the Primary Servicer and the Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     Bank of America NT&SA. The Mortgage Loan Seller, a national banking association. The Mortgage Loan Seller maintains its principal office at 555 California Street, San Francisco, California 94104. See "Description of the Mortgage Pool -- The Mortgage Loan Seller" in this prospectus supplement.

     The Mortgage Loan Seller, the Depositor and NationsBanc Montgomery Securities LLC are all direct or indirect wholly-owned subsidiaries of Bank of America Corporation, a Delaware corporation.

PRIMARY SERVICER

     Bank of America NT&SA, the Mortgage Loan Seller, will also be the Primary Servicer of the Mortgage Loans. The Primary Servicer maintains its principal office for this purpose at 333 South Beaudry Avenue, Los Angeles, California 90017. See "Servicing of the Mortgage Loans" in this prospectus supplement.

CUT-OFF DATE

     May 1, 1999.

RATED FINAL DISTRIBUTION DATE

     For all classes of certificates, November 10, 2030.

DELIVERY DATE

On or about May 27, 1999.

RECORD DATE

     With respect to each class of Offered Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day, commencing in June 1999.

DETERMINATION DATE

     The 3rd day of each month or, if any such 3rd day is not a business day, the immediately preceding business day, except that if such preceding business day would not be in the same month, then the Determination Date will be the first business day of the month.

COLLECTION PERIOD

     With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that began immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.

DUE PERIOD

     With respect to any Distribution Date, the period that begins on the 2nd day of the month preceding the month in which such Distribution Date occurs and ends on and includes the 1st day of the month in which such Distribution Date occurs.

                                 MORTGAGE LOANS

GENERAL

     The mortgage loans were originated by the Mortgage Loan Seller, affiliated entities and predecessor companies. Mortgage loans originated by such entities have generally been originated with a view to holding such loans in the lender's portfolio, and in most cases are seasoned loans. While origination and underwriting policies varied based on the time of origination and the identity of the original lender, such policies in effect since the Mortgage Loan Seller's merger with Security Pacific National Bank in 1992 have been relatively consistent and are described in this prospectus supplement under the heading "Mortgage Loan Seller". Approximately 85.0% of the mortgage loans, by Initial Pool Balance, were originated during or after 1992.

     The Mortgage Loans were selected from the Mortgage Loan Seller's general commercial mortgage loan portfolio, subject to a limitation that each mortgage loan have a current principal balance of less than $1.5 million. Other criteria for selection included a 12 to 180 month remaining term to maturity, no current bankruptcy or major delinquency, no loans over 30 days delinquent in the preceding 12 months and a satisfactory current risk rating and, for adjustable rate loans, standard indices for determination of the mortgage rate. No adverse selection was made with respect to the mortgage loans, and in general the mortgage loans compare favorably with the Mortgage Loan Seller's overall portfolio in terms of original loan-to value ratios and mortgage rates. To the best of the Mortgage Loan Seller's knowledge, the mortgage loans have not experienced any losses.

THE MORTGAGE POOL

     The pool of mortgage loans will consist of 2,755 multifamily and commercial mortgage loans, with an aggregate Cut-off Date Balance of approximately $1,183,164,569, subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided herein with respect to the mortgage loans reflects weighting by related Cut-off Date Balance. Unless otherwise noted, all percentages of the mortgage pool (or of any specified group of mortgage loans within the mortgage pool) in this prospectus supplement are approximate percentages by aggregate Cut-off Date Balance. See "Description of the mortgage pool -- Changes in mortgage pool Characteristics" in this prospectus supplement.

     The mortgage pool consists of two groups. Loan Group 1 consists of the mortgage loans bearing fixed interest rates on the Cut-off Date, and Loan Group 2 consists of the mortgage loans bearing adjustable interest rates on the Cut-off Date. Loan Group 1 has an aggregate Cut-off Date Balance of $853,171,734, and Loan Group 2 has an aggregate Cut-off Date Balance of $329,992,835, including $126,424,304 of mortgage loans convertible at the option of the borrower into fixed rates, each such amount being subject to a variance of plus or minus 5%.

     The "Cut-off Date Balance" of each mortgage loan is the unpaid principal balance of such mortgage loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The principal balance of each mortgage loan as of the Cut-off Date has been determined using the actual principal balance at March 31, 1999, rolled forward assuming receipt of all scheduled payments and no prepayments. The Cut-off Date Balances of the mortgage loans range from $25,651 to $1,490,462, and the average Cut-off Date Balance is $429,461. Mortgage Rate information with respect to the Adjustable Rate Mortgage Loans is as of March 31, 1999.

     The mortgage loans had the following additional characteristics as of the Cut-off Date.

                   SELECTED MORTGAGE LOAN CHARACTERISTICS(1)

Range of Mortgage Rates
  -- Fixed Rate Mortgage Loans............................  7.130% to 14.500%
  -- Adjustable Rate Mortgage Loans.......................  5.375% to 11.250%
  -- All Mortgage Loans...................................  5.375% to 14.500%
Weighted Average Mortgage Rate
  -- Fixed Rate Mortgage Loans............................  8.759%
  -- Adjustable Rate Mortgage Loans.......................  8.024%
  -- All Mortgage Loans...................................  8.554%
Range of Mortgage Loan Seasoning
  -- Fixed Rate Mortgage Loans............................  6 to 310 months
  -- Adjustable Rate Mortgage Loans.......................  7 to 269 months
  -- All Mortgage Loans...................................  6 to 310 months
Weighted Average Mortgage Loan Seasoning
  -- Fixed Rate Mortgage Loans............................  46 months
  -- Adjustable Rate Mortgage Loans.......................  61 months
  -- All Mortgage Loans...................................  50 months
Range of Remaining Term to Stated Maturity................
  -- Fixed Rate Mortgage Loans............................  11 to 175 months
  -- Adjustable Rate Mortgage Loans.......................  11 to 173 months
  -- All Mortgage Loans...................................  11 to 175 months
Weighted Average Remaining Term to Stated Maturity
  -- Fixed Rate Mortgage Loans............................  100 months
  -- Adjustable Rate Mortgage Loans.......................  78 months
  -- All Mortgage Loans...................................  94 months


Range of Remaining Amortization Terms
  -- Fixed Rate Mortgage Loans............................  8 to 354 months
  -- Adjustable Rate Mortgage Loans.......................  17 to 352 months
  -- All Mortgage Loans...................................  8 to 354 months
Weighted Average Remaining Amortization Term
  -- Fixed Rate Mortgage Loans............................  206 months
  -- Adjustable Rate Mortgage Loans.......................  217 months
  -- All Mortgage Loans...................................  209 months
Range of Original Loan-to-Value Ratios(2).................  10.6% to 80.0%
Weighted Average Original Loan-to-Value Ratio(2)..........  62.5%
Range of Cut-off Date Loan-to-Value Ratios(3).............  3.1% to 77.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(3)......  55.5%
Range of Estimated Current Loan-to-Value Ratios(4)........  1.8% to 77.6%
Weighted Average Estimated Current Loan-to-Value
  Ratio(4)................................................  48.6%
Range of Maturity Date Loan-to-Value Ratios(5)............  0.0% to 74.8%
Weighted Average Maturity Date Loan-to-Value Ratios(5)....  32.7%

---------------

(1) All Mortgage Rates are stated per annum.
(2) Based on loan-to-value ratios at origination.
(3) Based on Cut-off Date balance and original appraisal values.
(4) Based on an extrapolation of value shown in a broker price opinion and the Cut-off Date balance as described under "Description of the Mortgage
    Pool -- Certain Underwriting Matters -- Current Market Analysis."
(5) Based on maturity date mortgage loan balance and original appraisal values.

     Set forth below are the number of mortgage loans, and the approximate percentage of the Initial Pool Balance secured by such mortgage loans, located in the three states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF     PERCENT OF
                                                              MORTGAGE     INITIAL POOL
STATE/COUNTY                                                    LOANS        BALANCE
------------                                                  ---------    ------------
California..................................................    1,814          63.9%
  Los Angeles...............................................      538          17.6
  Orange....................................................      150           5.4
  Santa Clara...............................................      102           4.5
  Alameda...................................................      121           4.5
  San Diego.................................................      111           4.3
  Other Counties............................................      792          27.5
Washington..................................................      471          18.0
  King......................................................      241           9.7
  Snohomish.................................................       35           1.9
  Pierce....................................................       44           1.4
  Spokane...................................................       27           0.8
  Clark.....................................................       14           0.6
  Other Counties............................................      110           3.6
Nevada......................................................      140           6.0

     The remaining mortgage loans are located throughout 9 other states, with no more than 5.3% of the Initial Pool Balance secured by mortgage loans located in any such other jurisdiction.

     Set forth below are the number of mortgage loans, and the approximate percentage of the Initial Pool Balance secured by such mortgage loans, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF     PERCENT OF
                                                              MORTGAGE     INITIAL POOL
TYPE                                                            LOANS       BALANCE(1)
----                                                          ---------    ------------
Industrial..................................................      864          32.8%
Office......................................................      737          25.2
Retail......................................................      413          14.4
Multifamily.................................................      374          14.0
Mixed Use...................................................      226           8.1
Restaurant..................................................       69           1.6
Mobile Home.................................................       20           1.5
Special Purpose.............................................       21           0.9
Mini-Storage................................................       19           0.9
Hotel/Motel.................................................        9           0.5
Health Care.................................................        3           0.0
                                                                -----         -----
Total.......................................................    2,755         100.0%
                                                                =====         =====

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     Set forth below are the number of mortgage loans, and the approximate percentage of the Initial Pool Balance secured by such mortgage loans, originated in each year indicated. Origination dates in the table below are based on the initial date of origination, not the date of any subsequent modification.

                          YEAR OF MORTGAGE ORIGINATION

                                                              NUMBER OF    PERCENT OF
                          YEAR OF                             MORTGAGE    INITIAL POOL
                        ORIGINATION                             LOANS      BALANCE(1)
                        -----------                           ---------   ------------
1998........................................................      546          21.7%
1997........................................................      441          19.9
1996........................................................      481          19.5
1995........................................................      248          10.9
1994........................................................      169           7.5
1993........................................................      117           3.4
1992........................................................       44           2.2
1991........................................................       52           1.4
1990........................................................       59           1.5
1989........................................................       15           0.3
1988........................................................       64           1.9
Prior to 1988...............................................      519           9.9
                                                                -----        ------
Total.......................................................    2,755         100.0%
                                                                =====        ======

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     On or before the Delivery Date, the Mortgage Loan Seller, at the direction of the Depositor, will transfer all of the mortgage loans, without recourse, to the Trustee for the benefit of holders of the certificates (the "Certificateholders") pursuant to a single blanket assignment in the pooling agreement. In connection with such transfer, the Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of the mortgage loans. As described in more detail later in this prospectus supplement, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to the mortgage loans or repurchase the affected mortgage loan. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loan; Repurchases" and
"-- Representations and Warranties; Repurchases" in this prospectus supplement. As described under "Description of the Mortgage Pool -- Assignment of Mortgage Loans; Repurchases" in this prospectus supplement, no individual assignments of the mortgages securing the mortgage loans will be prepared or recorded until the occurrence of a Recordation Event.

     The Mortgage Loan Seller will sell the mortgage loans without recourse and will have no obligations with respect to the Offered Certificates other than pursuant to the representations, warranties and repurchase obligations referenced above. The Depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The Master Servicer, the Primary Servicer and, if circumstances require, the Special Servicer, will service and administer the mortgage loans pursuant to the pooling agreement (as defined below). See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the Primary Servicer and the Master Servicer (including Primary Servicing Fees and Master Servicing
Fees) and the Special Servicer (including Special Servicing Fees, Liquidation Fees and Workout Fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses".

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     We are offering ten classes of Commercial Mortgage Pass-Through Certificates (collectively, the "Offered Certificates") to you as part of Series 1999-SL, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1V, Class B, Class C and Class D Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are referred to as the "Fixed Rate Senior Certificates" in this prospectus supplement. The Fixed Rate Senior Certificates, collectively with the Class A-1V Certificates, are referred to as the "Senior Certificates." Your certificates will have the approximate aggregate initial principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") indicated in the chart on the cover of this prospectus supplement. The Pass-Through Rate for any Class A-1V, Class B, Class C or Class D Certificate on any Distribution Date will not exceed the "available funds" cap based on funds available therefor from interest then accrued on the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the Offered Certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis, except that interest calculated with respect to the Class A-1V Certificates will be based on a 360-day year and the actual number of days elapsed.

     Series 1999-SL consists of a total of sixteen classes of certificates, the following six of which are not being offered through this prospectus supplement and the accompanying prospectus: Class E, Class F, Class G, Class X, Class P and Class R (collectively, the "Private Certificates"). The Offered Certificates and the Class E, Class F and Class G Certificates are referred to as the "Principal Balance Certificates." The Pass-Through Rates applicable to each of the Class E, Class F and Class G Certificates for each Distribution Date are set forth on page S-6 hereof. The Class X Certificates will be entitled to any excess cash flow on the mortgage loans, subject to a deferral of such amount to the extent such funds are applied to payment of principal of any Class of certificates. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. The Class R Certificates (the "REMIC Residual Certificates") will not have a Certificate Balance or a Notional Amount.

     The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by NationsLink Funding Corporation. The trust's assets will primarily be 2,755 mortgage loans secured by primarily first liens on commercial and multifamily properties.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums) that are available for distributions of interest on and principal of the Offered Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Senior Classes: To interest on the Fixed Rate Senior Certificates and Class A-1V Certificates, pro rata, in accordance with their interest entitlements, including interest deferred from prior periods due to the imposition of "available funds caps" on their interest rates to the extent currently payable, together with interest on such amounts, and interest due in prior periods and not paid.

     Second, Senior Classes: To the extent of amounts then required to be distributed as principal on the Fixed Rate Senior Certificates and Class A-1V Certificates (such principal entitlements determined generally first, to reduce the principal balance of the Class A-1V Certificates to an amount equal to the current principal balance of the Adjustable Rate Loans, and then to pay the Fixed Rate Senior Certificates in full before paying other classes, all subject to reallocation upon satisfaction of certain step-down tests), payment of such principal to be made in accordance with such principal entitlements, in each case until such class is reduced to zero.

     Third, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; and (b) to principal on Class B in the amount of its principal entitlement.

     Fourth, Class C: To Class C in a manner analogous to the Class B allocations of the third step.

     Fifth, Class D: To Class D in a manner analogous to the Class B allocations of the third step.

     Sixth, Private Certificates: To the Private Certificates other than the Class X and Class P Certificates in a manner analogous to the Class B allocations of the third step.

     Seventh, Excess Cash Flow. Finally, any remaining Available Distribution Amount (other than gains on foreclosure property) in excess of prior losses and shortfalls (the "Excess Cash Flow") will be applied

        - first, to pay principal of the Principal Balance Certificates in the amount of any principal losses to the extent certain overcollateralization tests are not satisfied after taking such losses into account,

        - second, to reimburse the Fiscal Agent, the Trustee, the Special Servicer, the Master Servicer and the Primary Servicer for servicing advances made by them and remaining unreimbursed, together with interest on such advances, and

        - third, until applicable overcollateralization tests are satisfied and any time thereafter if such tests are not satisfied, to pay principal to the Principal Balance Certificates.

To the extent applicable overcollateralization tests are met and maintained, the remaining Excess Cash Flow will generally be paid to the Class X Certificates. Payments of principal made to the Principal Balance Certificates from Excess Cash Flow will be allocated among classes of Certificates in the same manner as principal paid from the Available Distribution Amount is allocated.

     Distributions of principal to the Fixed Rate Senior Certificates described in priorities Second and Seventh above will be paid first, to the Class A-6 Certificates in the amounts described in this prospectus supplement (which amounts are zero prior to June 2001) and thereafter, sequentially to Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in each case until such class has been paid in full. However, distributions to Senior Classes referred to in priority Second above will be made pro rata among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1V Certificates when the Certificate Balances of the Subordinate Certificates have been reduced to zero and in any event on the final Distribution Date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each class of Certificates' interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount. Further, to the extent the Pass-Through Rate for the Class A-1V, Class B, Class C or Class D Certificates was limited by imposition of the applicable "available funds cap," any interest deferred as a result will be carried forward and paid, with interest, as part of the interest entitlement on a subsequent Distribution Date to the extent there is sufficient interest accrued on the mortgage loans (net of trustee and servicer fees) in excess of current accrued certificate interest to pay such amounts.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amounts" and "-- Application of Excess Cash Flow" in this prospectus supplement. None of the Offered Certificates will be entitled to receive any prepayment consideration or yield maintenance premiums received on the mortgage loans.

SUBORDINATION AND OVERCOLLATERALIZATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order.

                              Senior Certificates
                                       |
                                    Class B
                                       |
                                    Class C
                                       |
                                    Class D
                                       |
                              Private Certificates


     In addition, Excess Cash Flow (to the extent not used to cover current interest shortfalls and losses or to cover servicing advances) will be applied to principal of the Certificates until designated target credit enhancement levels of all Principal Balance Certificates are met, including in particular that the aggregate principal balance of the Certificates is less than the aggregate principal balance of the mortgage loans by an overcollateralization target (the "OC Target") initially equal to 3% of the Cut-off Date principal balance of the mortgage loans and, on and after the distribution date in July 2001, equal to at least the greater of 4.5% of the then current aggregate principal balance of the mortgage loans and 1% of the aggregate Cut-off Date principal balance of the mortgage loans. Thereafter, Excess Cash Flow (to the extent not used to cover current losses or to cover servicing advances) will again be applied to principal of the Certificates to the extent the aggregate current principal balance of the mortgage loans does not exceed the current principal balance of the Certificates by such OC Target or any Principal Balance Certificates otherwise do not meet their target credit enhancement levels. Any losses on mortgage loans not covered by Excess Cash Flow will first be applied to reduce the amount of any such overcollateralization before reducing the principal balance of any Class of Certificates.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     See "Description of the Certificates -- Subordination" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

     - shortfalls resulting from additional compensation which the Primary Servicer, the Master Servicer or the Special Servicer is entitled to receive;

     - shortfalls resulting from interest accrued on advances of principal and interest and on servicing advances made by the Primary Servicer, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent while such advances remain outstanding;

     - shortfalls resulting from extraordinary expenses of the trust; and

     - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The pooling agreement requires the Primary Servicer (or, if it fails to do so, the Master Servicer, the Trustee or the Fiscal Agent) to advance (each, a "P&I Advance") delinquent monthly mortgage loan payments with respect to any Non-Specially Serviced Mortgage Loan if it determines that the advance will be recoverable, and similarly requires the Special Servicer to make P&I Advances with respect to Specially Serviced Mortgage Loans. To the extent either fails to do so, the Master Servicer, the Trustee or the Fiscal Agent are required to make such P&I Advances. Any payment that is delinquent beyond the applicable grace period for the related mortgage loan will only be advanced to the extent such delinquency would result in a shortfall in interest payable to any class other than the Class X Certificates and the then most subordinate Class of Principal Balance Certificates. The Primary Servicer or the Special Servicer, as the case may be, will not be required to advance balloon payments due at maturity or interest in excess of a mortgage loan's regular interest rate. Neither the Primary Servicer nor the Special Servicer is required to advance prepayment or yield maintenance premiums. If the Primary Servicer makes an advance, the Primary Servicer will not advance its servicing fee, but will advance the Trustee's fee and the Master Servicer's fee. P&I Advances of payments which are delinquent beyond applicable grace periods will be reimbursed prior to any distribution of interest to the then most subordinate class of certificates. All P&I Advances will in any event be reimbursable from late collections, liquidation proceeds and certain other receipts on the related mortgage loans or if such advances are deemed nonrecoverable.

  B. Property Protection Advances

     The Primary Servicer or the Special Servicer or, if either it fails to do so, the Master Servicer, the Trustee or the Fiscal Agent, may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Servicing Advances," and, collectively with P&I Advances, "Advances"), but will be entitled to reimbursement for such advances from Excess Cash Flow (to the extent not used to cover current losses) on any Distribution Date, as well as from related collections on the mortgage loans if any such advances are deemed nonrecoverable. The Special Servicer will be required to make Servicing Advances on Specially Serviced Mortgage Loans and REO Properties, and the Primary Servicer will be required to make Servicing Advances on other mortgage loans.

  C. Interest on Advances

     The Primary Servicer, the Master Servicer, the Special Servicer, the Trustee, and the Fiscal Agent as applicable, will be entitled to interest as described in this prospectus supplement on any Advances they make.

Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE CERTIFICATES

  A. Denominations

     The Senior Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Offered Certificates, other than the Senior Certificates, will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, the Primary Servicer may purchase all of the mortgage loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the mortgage pool is less than 5% of the Initial Pool Balance. The first such Distribution Date is referred to in this prospectus supplement as the "Call Date." If the Primary Servicer does not exercise such option on the Call Date, the holder or holders (other than the Depositor or the Mortgage Loan Seller) of certificates representing a majority interest in the Controlling Class will have such option. If such holder or holders do not exercise such option on the Call Date, the Master Servicer will have such option. If such option is not exercised on the
Call Date, the margin of      % used to determine the Pass-Through Rate of the
Class A-1V Certificates will double to      %. See "Description of the
Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     We will make elections to treat designated portions of the Trust as one or more separate REMICs for federal income tax purposes. In the opinion of counsel, such portions of the Trust will qualify for this treatment. A portion of the Trust, which includes the prepayment premiums and certain interest distributable to holders of the Offered Certificates or certain private certificates at their respective LIBOR-based or fixed rates in excess of the weighted average mortgage rate (net of the fee rates payable to the Primary Servicer, the Master Servicer and the Trustee) of the mortgage loans, will be treated as a grantor trust.

     Pertinent federal income tax consequences of an investment in the Offered Certificates include:

     - Each class of Offered Certificates will represent "regular interests" in a REMIC and interests in a grantor trust.

     - The regular interests will be treated as newly originated debt instruments and the interests in the grantor trust will represent notional principal contracts for federal income tax purposes.

     - You will be required to report income thereon in accordance with the accrual method of accounting.

     - One or more classes of Offered Certificates may be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Depositor expects that the Senior Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     THE CLASS B, CLASS C AND CLASS D CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The Senior Certificates and Class B Certificates will constitute "mortgage related securities" within the meaning of SMMEA so long as those certificates are rated in one of the two highest rating categories by one or more rating agencies. None of the other Classes of Offered Certificates will constitute "mortgage related securities" within the meaning of SMMEA.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from Moody's and Fitch (together, the "Rating Agencies"):

                           CLASS                              MOODY'S   FITCH
                           -----                              -------   -----
Class A-1...................................................    Aaa      AAA
Class A-2...................................................    Aaa      AAA
Class A-3...................................................    Aaa      AAA
Class A-4...................................................    Aaa      AAA
Class A-5...................................................    Aaa      AAA
Class A-6...................................................    Aaa      AAA
Class A-1V..................................................    Aaa      AAA
Class B.....................................................    Aa2       AA
Class C.....................................................     A2        A
Class D.....................................................   Baa2      BBB

     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the likelihood or the frequency of voluntary or involuntary principal prepayments or receipt or prepayment premiums, default interest or penalties.

     For a description of the limitations of the ratings of the Offered Certificates, see "Ratings" in this prospectus supplement.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE CERTIFICATES

LACK OF CONTROL OVER TRUST FUND

     You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such party determines it to be in your best interests, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted mortgage loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The Special Servicer or an affiliate has purchased certain of the private certificates. This could cause a conflict between the Special Servicer's duties to the Trust under the pooling agreement and its interest as a holder of a certificate. However, the pooling agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliate of the Special Servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

     The Primary Servicer or the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the mortgage loans or their affiliates, and proceeds of the mortgage loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities. This could cause a conflict between the Primary Servicer's duties to the Trust under the pooling agreement and its interest in these banking and other relationships. However, the pooling agreement provides that the mortgage loans will be administered in accordance with the servicing standards, without regard to any relationship that the Primary Servicer may have with any borrower.

INTEREST RATES ON THE CLASS A-1V, CLASS B, CLASS C AND CLASS D CERTIFICATES ARE SUBJECT TO LIMITS

     While interest will generally accrue on the Class A-1V Certificates at a
rate equal to LIBOR plus      %, the interest rate on the Class A-1V
Certificates is subject to an "available funds" cap as described under "Description of the Certificates -- Pass-Through Rates" in this Prospectus Supplement, which cap will never be lower than the weighted average mortgage rate (net of the fee rates payable to the Primary Servicer, the Master Servicer and the Trustee) of the mortgage loans. Similarly, while interest will generally accrue on the

Class B, Class C and Class D Certificates at a fixed rate, the interest rate on such certificates is subject to caps based on "available funds" accrued as interest on the mortgage loans and available for payment of interest on such certificates. The effective available funds cap rate as the Cut-off Date (using mortgage rates of Adjustable Rate Mortgage Loans as of March 31, 1999) was
     % higher than LIBOR as of      , 1999 plus      %. The effective available
funds cap rates for the Class B, Class C and Class D Certificates, determined on
the same basis for the same date, was      %,      % and      % higher than the
corresponding uncapped fixed pass-through rates for such Classes. Such differences may be reduced or eliminated, and the Class A-1V, Class B, Class C or Class D Certificates may become subject to such caps, because:

        - the indices on which interest on the mortgage loans in the Loan Group 2 accrues vary, while the pass-through rate on the Class A-1V Certificates is based on one-month LIBOR;

        - the mortgage interest rates of such mortgage loans are subject to periodic and lifetime caps;

        - the pass-through rate of the Class A-1V Certificates adjusts monthly while the mortgage rates of many mortgage loans adjust less frequently, and therefore may not increase as quickly as increases of the pass-through rate of the Class A-1V Certificates in times of rising interest rates, and

        - there may be disproportionate prepayments between mortgage loans in Loan Group 2 which tend to have higher interest rates relative to LIBOR and those which tend to have lower interest rates.

        - there may be disproportionate principal payments of mortgage loans in Loan Group 1 with higher mortgage interests, or generally that bear fixed mortgage rates (net of servicing and trustee fee rates) that are higher than the Weighted Average Net Mortgage Rate.

        - the optional termination right may not be exercised and the margin above LIBOR applicable to the Pass-Through Rate for the Class A-1V Certificates may double.

     For any Distribution Date, accrued interest available for such purpose (the "Available Accrued Interest") will include any interest due on the mortgage loans (net of servicing and trustee fees) in the related Collection Period which is in excess of interest accrued on the Principal Balance Certificates during the related Accrual Periods at the lesser of (a) the Pass-Through Rate for such Certificates assumed, for this purpose, to be interest at the uncapped LIBOR-based rate, in the case of the Class A-1V Certificates, and at the applicable uncapped fixed rate, in the case of the Subordinate Certificates (the "Uncapped Pass-Through Rate" for each such Class) and (b) the weighted average mortgage rate on all mortgage loans, adjusted for mortgage loans which do not accrue interest on a 30/360 basis and net of trustee and servicing fee rates (the "Weighted Average Net Mortgage Rate"), but reduced by any interest in excess of the Weighted Average Net Mortgage Rate accrued on any Class of Fixed Rate Senior Certificates. The Available Accrued Interest will be allocated sequentially, first to the Class A-1V Certificates, then in order to the Class B, Class C, Class D and Private Certificates, to cover any shortfall between interest accrued at the Uncapped Pass-Through Rate and interest at the Weighted Average Net Mortgage Rate on each such Class, with the effect that the more subordinate classes of Certificates bear the first risk of reduction of their Pass-Through Rate below their Uncapped Pass-Through Rates, down to as low as the Weighted Average Net Mortgage Rate. Nevertheless, to the extent more subordinate classes of certificates have uncapped fixed interest rates that are below the Weighted Average Net Mortgage Rate, they will not become subject to an available funds cap, and more senior classes may be the first to have their Pass-Through Rates affected by an available funds cap.

     If interest on the Class A-1V, Class B, Class C or Class D Certificates on a Distribution Date becomes subject to such a cap, the difference between the applicable Uncapped Pass-Through Rate and the rate actually paid (together with interest thereon at the related Uncapped Pass-Through Rate) will constitute an "Interest Carryover". Any Interest Carryover will be payable only to the extent interest accrued on the mortgage loans (net of servicing and trustee fees) later exceeds interest on the Fixed Rate Senior Certificates at their Pass-Through Rates and on the remaining Principal Balance Certificates at their respective Uncapped Pass-Through Rates, such excess interest to be applied sequentially to outstanding Interest Carryovers of the Class A-1V, Class B, Class C, Class D and Private Certificates. Such Interest Carryover may remain unpaid on the final Distribution Date. If the interest payment to the Class A-1V, Class B, Class C or Class D

Certificates for a Distribution Date is reduced by the imposition of such cap, or the difference between such cap rate and the Uncapped Pass-Through Rate becomes small enough that investors may anticipate imposition of such cap in the future, the value of the Class A-1V, Class B, Class C or Class D Certificates may be temporarily or permanently reduced.

IMPACT OF BASIS RISK ON INTEREST RATES ON CERTIFICATES AND CREDIT ENHANCEMENT

     The rate at which the credit enhancement from overcollateralization grows as a result of application of Excess Cash Flow to principal of the certificates will vary depending on the amount of Excess Cash Flow on each Distribution Date, and the amount by which such Excess Cash Flow available for credit enhancement is reduced by application of Excess Cash Flow to cover current losses or to cover servicing advances. Excess Cash Flow will be affected by any current losses and unadvanced delinquencies, but will also be affected by the difference between the weighted average mortgage rate (net of fee rates payable to the Primary Servicer, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent) of the mortgage loans and the weighted average pass-through rate of the Principal Balance Certificates, as well as the difference between the aggregate principal balance of the mortgage loans and the aggregate principal balance of the Certificates. Accordingly, Excess Cash Flow may be reduced, and the rate of growth of credit enhancement through overcollateralization may be slowed, due to, among other things, variations in the difference between LIBOR and the Indices for the mortgage loans in Loan Group 2, variations in the interest rate adjustment dates and interest rate maximums for such mortgage loans relative to those for the Class A-1V Certificates, differences in the number of days for interest accrual periods for payments on mortgage loans and Interest Accrual Periods for corresponding Distribution Dates for the Offered Certificates, the existence of fixed-rate mortgage loans in Loan Group 1 with Net Mortgage Interest Rates (as defined herein) that are below the weighted average of the Pass-Through Rates for the Classes of Principal Balance Certificates other than the Class A-1V Certificates (the "Fixed Rate Certificates"), and net shortfalls in interest collected on Principal Prepayments (as defined in this prospectus supplement) or late Balloon Payments.

     Certain of the Adjustable Rate Mortgage Loans originally provided for an index based on a prime rate or cost of funds quoted by a financial institution that no longer exists, or another index that no longer exists. In those cases, we have selected an index that we viewed as comparable. Such new index may result in a mortgage rate that is higher or lower than would have been the case with the previous index.

IMPACT OF MORTGAGE LOAN GRACE PERIODS

     A number of the Mortgage Loans have grace periods for monthly payments ranging from 0 to 30 days. In many of such cases, such grace periods run past the Determination Date following the Due Period in which such monthly payment is due. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the Primary Servicer (or Special Servicer, if it is a Specially Serviced Mortgage Loan) will be required to make a P&I Advance for such monthly payment (and monthly servicing reports will show significant P&I Advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan and the mortgage loans will not be shown as delinquent in such reports. To the extent such grace runs past the date on which the Primary Servicer or Special Servicer, as the case may be, must remit funds (including P&I Advances) to the Master Servicer (which generally is the business day preceding each Distribution Date) and borrowers pay at the end of such grace period, then the Primary Servicer or Special Servicer, as applicable, will be required to make such P&I Advances from their own funds. However, no interest will accrue on such P&I Advances until after the end of the related grace period.

YIELD CONSIDERATIONS

     The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

        - the Pass-Through Rate for such certificate;

        - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance of the class of certificates to which such certificate belongs;

        - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance of, the class of certificates to which such certificate belongs;

        - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the class of certificates to which such certificate belongs; and

     It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

     In general, in the case of any class of offered certificates purchased at a premium, if principal payments on the mortgage loans occur at a rate faster than anticipated at the time of purchase, then the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any class of offered certificates purchased at a discount, if principal payments on the mortgage loans occur at a rate slower than anticipated at the time of purchase, then the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment Premiums received on mortgage loans will not be paid to holders of offered certificates, and accordingly will not be available to offset any such reduction in yield.

PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or conversion of adjustable rate loans to fixed rate loans.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     With respect to 1,739 mortgage loans, representing approximately 72.1% of the Initial Pool Balance, voluntary prepayments require payment of a Prepayment Premium. We cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

        - the terms of the mortgage loans;

        - the level of prevailing interest rates;

        - the availability of mortgage credit;

        - the applicable yield maintenance charges or prepayment premiums;

        - the Primary Servicer's, Master Servicer's or Special
          Servicer's ability to enforce those charges or premiums;

        - the occurrence of casualties or natural disasters; and

        - economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if the Mortgage Loan Seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

CONVERTIBLE LOANS

     Approximately $126,424,304 of the adjustable rate mortgage loans, representing 10.7% of the Initial Pool Balance, are convertible at the option of the borrower into fixed rate loans. The Mortgage Loan Seller is required to repurchase any such mortgage loan from the trust promptly after receipt of notice of conversion. To the extent the Mortgage Loan Seller fails to fulfill its obligation to repurchase such converted mortgage loan, the Trustee is required to sell such mortgage loan. Although any conversion of any such mortgage loan is generally to a then current market fixed rate, such sale could be at a loss. In any event, any such repurchase or sale would be treated as the equivalent of a prepayment, resulting in accelerated distribution of principal on the Class A-1V Certificates.

BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

        - the aggregate amount of distributions on the offered certificates;

        - their yield to maturity;

        - the rate of principal payments; and

        - their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. While the mortgage loans generally do not require lockbox arrangements, we note that in the relatively few cases where such arrangements may be present, the Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. It is possible that some borrowers may be in bankruptcy now and the current bankruptcy status of borrowers is unknown.

ADVANCE INTEREST AND OTHER PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Primary Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on Advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the Underwriter currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Fixed Rate Senior Certificates or Class A-1V Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

YEAR 2000 DISRUPTIONS

     If the Primary Servicer, the Master Servicer, the Special Servicer, the Trustee or DTC do not have by the year 2000 computerized systems which are year 2000 compliant, the resulting disruptions in the collection or distribution of receipts or the mortgage loans could materially and adversely affect your investment. Replacement of the Primary Servicer the Master Servicer, the Special Servicer or the Trustee could lead to additional payment delays on the Certificates during any transition period.

     The Primary Servicer. The Primary Servicer and its ultimate corporate parent, BankAmerica Corporation (the "Corporation"), like all financial institutions, are faced with the challenge of correctly stating and processing data containing dates from the Year 2000 and beyond, i.e. becoming Year 2000 ready. Computers programmed with a two-digit field for identifying the year interpret "98" as "1998" but may interpret "00" as "1900" rather than "2000." If not remedied, this problem could create system errors and failures resulting in the disruption of normal business operations. The Corporation has established project teams to address these Year 2000 issues. For additional information on the Corporation's Year 2000 remediation efforts, readers of this Prospectus Supplement are referred to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated herein by reference, and any subsequent reports filed by the Corporation under the Securities Exchange Act of 1934, as amended.

     The Primary Servicer and its major vendors of mortgage servicing software are preparing contingency plans which will be implemented, if required, to minimize interruptions to mortgage servicing operations. However, due to the size and complexity of some systems, some of which are provided by outside vendors, and the necessity for these systems to interface correctly, both within and outside the Primary Servicer, there is the possibility that some systems may not handle date-related data correctly after January 1, 2000. Nevertheless, based on their efforts and those of their major vendors and the information available to date, and assuming the continued availability to the Primary Servicer and to their significant vendors of staff and other technical resources and no unexpected difficulty in implementing system enhancements, the Primary Servicer believes that it will not incur significant operational disruptions to mortgage servicing operations as a result of the Year 2000 problem. The Primary Servicer has made its mission-critical mortgage servicing systems Year 2000 ready, and expects the mission critical systems provided by vendors will be Year 2000 ready before January 1, 2000. However, the Primary Servicer is heavily dependent on its outside vendors and the systems of third parties. There can be no assurance that the systems of third parties with which the Primary Servicer deals will be timely converted. Likewise, the Primary Servicer does not have the same ability to monitor and control their outside vendors as it has for its internal systems.

     Trustee. The Trustee has informed the Depositor that it will use commercially reasonable efforts to (i) make the computer hardware and software owned by the Trustee and used to provide its services under the pooling agreement Year 2000 ready before December 31, 1999, (ii) test software that the Trustee licenses from third parties to provide services under the pooling agreement and subject to certain conditions, if any such software is not Year 2000 ready by September 30, 1999, obtain replacement software that is warranted by its vendor as Year 2000 ready and (iii) contact third party service providers that the Trustee may use to provide services under the pooling agreement to obtain assurances from them that the computer hardware and software used to provide services under the pooling agreement are Year 2000 ready. However, there can be no assurance that the systems of the Trustee or third parties with which the Trustee deals will be Year 2000 ready.

     If the Primary Servicer or any of its vendors or third party service providers is not Year 2000 ready, that Servicer most likely will not be able to process payments on the mortgage loans on a timely basis or accurately. These problems could lead to payment delays on the certificates and could constitute an event of default under the pooling agreement. For the remedies available upon the occurrence of an event of default, see "The Pooling and Servicing Agreement -- Rights Upon Event of Default" in the accompanying prospectus.

     If the Trustee or any of its vendors or third party service providers is not Year 2000 ready, the Trustee may not be able to make timely or accurate payments to certificateholders. The pooling agreement provides that the holders of Certificates evidencing at least 50% of the voting rights have the right to remove the Trustee by providing written notice to the Servicers and the Trustee.

     DTC. With respect to year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which Certificateholders will hold their Certificates, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (1) impress upon them the importance of these services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC has stated that it is in the process of developing these contingency plans as it deems appropriate.

     If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, payment to Certificateholders could be delayed or otherwise adversely affected.

     The forward-looking statements contained in this Year 2000 discussion should be read in conjunction with the continuing statement included in the fourth italicized paragraph on page S-20 of this prospectus supplement.

                      RISKS RELATED TO THE MORTGAGE LOANS

NO MORTGAGE ASSIGNMENTS UNTIL RECORDATION EVENT

     Under the terms of the pooling agreement, during the period that the Certificates are outstanding and so long as the long-term deposits of the Mortgage Loan Seller or its successor in interest are rated at least "Aa3" by Moody's and "AA-" by Fitch, assignments of the mortgages in favor of the Trustee will not be prepared or recorded. The failure to record assignments of the mortgages in favor of the Trustee in many states in which the mortgaged properties are located will have the result of making the sale of the mortgage loans potentially ineffective against:

        - any creditors of the Mortgage Loan Seller or the Depositor who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of the Mortgage Loan Seller or the Depositors, or

        - any purchaser (in the event the Mortgage Loan Seller or the Depositor fraudulently or inadvertently sells a mortgage loan to a purchaser) who had no notice of the prior sale to the Trust and such purchaser takes possession of the mortgage.

     If the rating of the long-term deposits of Bank of America NT&SA or its successor in interest does not satisfy the above-described conditions, assignments of the mortgages in favor of the Trustee will be required to be prepared and recorded.

NATURE OF THE MORTGAGED PROPERTIES

     Substantially all of the mortgage loans are "seasoned" mortgage loans, having been outstanding between 6 months and 310 months. The weighted average that the term the mortgage loans have been outstanding is

50 months. While seasoned mortgage loans have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently-originated mortgage loans. For example:

        - property values and the surrounding neighborhood may have changed dramatically since origination;

        - for most properties, no recent site inspections have been conducted to verify the condition of the mortgaged property;

        - origination standards may have been significantly different;

        - the market for any related businesses may have changed significantly from the time the mortgage loan was originated;

        - the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be significantly different than at origination, and debt service coverage ratios and tests established at origination may no longer be meaningful.

     Among other things, such factors make it difficult to estimate the current value on the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

     Further, some of the mortgage loans have experienced delinquencies, or been modified, since origination and accordingly have not been current during the full seasoning term.

     The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. This is because multifamily and commercial real estate lending usually involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project.

     A large number of factors may adversely affect the net operating income and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

         - the age, design and construction quality of the property;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         - the proximity and attractiveness of competing properties;

         - the adequacy of the property's management and maintenance;

         - increases in operating expenses;

         - an increase in the capital expenditures needed to maintain the property or make improvements;

         - a decline in the financial condition of a major tenant;

         - an increase in vacancy rates; and

         - a decline in rental rates as leases are renewed or entered into with new tenants.

     Operation of a multifamily or commercial property may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (such as energy costs), and changes in laws (such as the imposition of rent control or stabilization laws and the imposition of lead paint remediation laws in the case of multifamily rental properties, changes in the tax laws and retroactive changes in building codes). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relate or renew the existing leases at rental rates significantly lower than expected rates, then such lower rates would adversely affect borrower's funds from operations. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the mortgaged property. The mortgage loans related to multifamily properties generally do not require reserves for tenant improvements or leasing commissions. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

     Commercial properties represent security for 84.5% of the Initial Pool Balance. Lending on commercial properties is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular kinds of risks. See "-- Risks Particular to Office Properties", "-- Risks Particular to Retail Properties", "-- Risks Particular to Multifamily Properties", "-- Risks Particular to Restaurants", "-- Risks Particular to Mobile Home Park Properties", "-- Risks Particular to Mini-Storage Facilities", "-- Risks Particular to Hotels" and "-- Risks Particular to Senior Housing/Health Care properties" below.

MANAGEMENT

     The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project, which for most of the mortgaged properties, is the related borrower or principals of the related borrower. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

BALLOON PAYMENTS

     Mortgage loans which represent 67.3% of the Initial Pool Balance will have substantial payments, each generally calculated to be greater than twice the Monthly Payment ("Balloon Payments"), due at their respective stated maturities, in each case unless the mortgage loan is previously prepaid.

     Mortgage loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. Circumstances that will affect the ability of the borrower at the time of attempted sale or refinancing include:

        - the level of available mortgage rates;

        - the fair market value of the property;

        - the borrower's equity in the related property;

        - the financial condition of the borrower and operating history of the property;

        - tax laws;

        - prevailing economic conditions; and

        - the availability of credit for multifamily or commercial properties, as the case may be.

     See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "-- Additional Mortgage Loan Information" herein and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     We cannot assure you that any of the related borrowers will have the ability to make their required Balloon Payments. In addition, we note that some or all of the Modified Loans (as described below) may have been modified due to the inability of the related borrowers to make the balloon payment due at the original scheduled maturity date for such loan.

MODIFIED LOANS

     We are aware that, as of the Cut-off date, 151 of the mortgage loans, representing approximately 5.2% of the Initial Pool Balance, were materially Modified Loans. "Modified Loans" include any mortgage loan for which the basic terms (including, without limitation, interest rate, maturity date, collateral or guarantee) have been modified since origination for reasons which may include an actual or anticipated delinquency or default, as well as mortgage loans that had balloon payments that were delinquent or anticipated to become delinquent yet were nonetheless extended and renewed at current market terms (i.e., a then-current market interest rate consistent with the collateral, maturity date and other terms of the mortgage loan). Other mortgage loans may have experienced modifications of which we are unaware.

RISKS PARTICULAR TO OFFICE PROPERTIES

     Office properties secure 737 of the mortgage loans, representing approximately 25.2% of the Initial Pool Balance.

     A large number of factors may adversely affect the value of office properties, including:

         - the quality of an office building's tenants;

         - the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

         - the desirability of the area as a business location; and

         - the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RISKS PARTICULAR TO RETAIL PROPERTIES

     Retail properties secure 413 of the mortgage loans, representing 14.4% of the Initial Pool Balance. These properties include single tenant rental, anchored and non-anchored properties.

     Several factors may adversely affect the value and successful operation of a retail property, including:

         - changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

         - alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

         - the quality and philosophy of management;

         - the attractiveness of the property to tenants and their customers or clients;

         - the public perception of the safety of customers at shopping malls and shopping centers; and

         - the need to make major repairs or improvements to satisfy the needs of major tenants.

     The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     Multifamily properties secure 374 of the mortgage loans, representing 14.0% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a multifamily property, including:

         - the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

         - the location of the property (e.g., a change in the neighborhood over time);

         - the ability of management to provide adequate maintenance and insurance;

         - the types of services the property provides;

         - the property's reputation;

         - the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

         - the presence of competing properties;

         - adverse local or national economic conditions; and

         - state and local regulations.

RISKS PARTICULAR TO RESTAURANTS

     Properties operated as restaurants secure 69 of the mortgage loans, representing approximately 1.6% of the Initial Pool Balance. A portion of these restaurants are franchise restaurants. Restaurant franchises are subject to various risks which may be in addition to those associated with other retail establishments. Franchise agreements typically were not assigned as collateral and in any event do not contain provisions protective of lenders. Often, a borrower's rights as franchisee may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise agreement otherwise may be restricted, and federal and state franchise regulations may impose additional risks (including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees).

RISKS PARTICULAR TO MOBILE HOME PARK PROPERTIES

     Mobile home park properties secure 20 of the mortgage loans representing 1.5% of the Initial Pool Balance. Significant factors determining the value of mobile home properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the mobile home properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the mobile home properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that mobile home property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the mobile home property were readily adaptable to other uses.

RISKS PARTICULAR TO MINI-STORAGE FACILITIES

     Properties operated as mini-storage facilities secure 19 of the mortgage loans, representing security for approximately 0.9% of the Initial Pool Balance. Mini-storage (or self-storage) properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of mini-storage facilities to alternative uses generally requires substantial capital expenditures. Thus, if the operation of any of the mini-storage mortgaged properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mini-storage mortgaged property may be substantially less, relative to the amount owning on the mortgage loan, than would be the case if the mini-storage mortgaged property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties. We cannot assure you that all of the units included in the mini-storage mortgaged properties are free from hazardous substances, or that they will remain so in the future.

RISKS PARTICULAR TO HOTELS

     Properties operated as hotels secure 9 of the mortgage loans, representing approximately 0.5% of the Initial Pool Balance.

     Various factors may adversely affect the economic performance of a hotel, including:

         - adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

         - the construction of competing hotels or resorts;

         - continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

         - a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

         - changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted. We do not believe that franchise rights have typically been assigned as collateral for the mortgage loans, and you should assume that in the event of a foreclosure on a hotel property, the mortgagee will not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

RISKS PARTICULAR TO SENIOR HOUSING/HEALTH CARE PROPERTIES

     Properties operated as skilled nursing facilities or assisted living facilities secure 3 of the mortgage loans, which represent approximately 0.02% of the Initial Pool Balance. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. To the extent dependent on patients whose fees are reimbursed by private insurers, such providers are also subject to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.

     The failure of any such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing). A failure to be licensed also could bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot assure you that the Trustee (or Master Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses. Such party may have to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

     Nursing facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, we cannot predict whether payments under government reimbursement programs will be sufficient to fully reimburse the cost of caring for program beneficiaries. Any such insufficiency could adversely affect the net operating income of the mortgaged properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations.

RISKS OF SUBORDINATE FINANCING

     We do not know whether any of the mortgaged properties are presently encumbered by such subordinate debt, and we also do not know whether any of the mortgage loans permit or prohibit the related mortgagor from incurring such subordinate debt in the future. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. Regardless whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

RECOURSE CONSIDERATIONS

     Substantially all of the mortgage loans, representing approximately 99.0% of the Initial Pool Balance, are recourse to assets of the related borrower in addition to the related mortgage property. However, even though such recourse to a borrower is permitted by the loan documents, the Depositor has not undertaken any current evaluation of the financial condition of such person.

RISKS RELATED TO ANNUAL OPERATING STATEMENTS

     Commencing in 2000, with respect to each mortgage loan having a then-current balance of greater than $1,000,000 that requires the borrower to deliver annual operating statements with respect to the related mortgaged property, the Primary Servicer or the Special Servicer, depending on which is obligated to service such mortgage loan, is also required to make reasonable efforts to collect and review such statements. For mortgage loans having a balance between $250,000 and $999,999.99, the Primary Servicer or the Special Servicer will be required to make reasonable efforts to collect such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Primary Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

ENVIRONMENTAL CONSIDERATIONS

     The Mortgage Loan Seller will represent and warrant in the pooling agreement with respect to each mortgaged property that there are no material adverse environmental conditions existing at such mortgaged property at the Delivery Date. Any breach of such warranty will result in an obligation to repurchase the affected mortgage loans, subject to a cure right as described under "-- Representations and Warranties; Repurchases". Although we are not aware of any such material adverse environmental conditions at the Delivery Date, we otherwise cannot assure you that no such conditions that would create a repurchase obligation exist. Most of the mortgage loans are seasoned loans originated during a time when it was not common practice for the originator of such loans to conduct environmental assessments in connection with the origination of mortgage loans.

LEASEHOLD RISKS

     Twenty-seven mortgage loans, representing approximately 0.9% of the Initial Pool Balance, are secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

ZONING AND BUILDING CODE COMPLIANCE

     The Mortgage Loan Seller has not examined whether the use and operation of the related mortgaged properties were in compliance with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such mortgaged properties at the time such mortgage loans were originated.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the Trust Fund were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan becomes imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code")), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available to distribution to Certificateholders.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

     A mortgage loan may or may not be cross-collateralized with one or more other mortgage loans, including mortgage loans outside the mortgage pool. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related Mortgaged Properties for certain sets of related cross-collateralized mortgage loans may be released from the lien of the applicable mortgage under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

     Certain related cross-collateralized mortgage loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided as a fraudulent conveyance if a court were to determine that:

          (1) such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they came due; and

          (2) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could

          - subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

          - recover payments made under that mortgage loan; or

          - take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

     The Mortgage Loan Seller will represent and warrant in the pooling agreement that to the best of its knowledge, no mortgage loan in the mortgage pool is cross-collateralized with a mortgage loan that is outside the mortgage pool. If this representation is breached, the Mortgage Loan Seller will repurchase such mortgage loan if the cross-collateralization arrangement cannot be released or otherwise avoided.

RELATED PARTIES

     Certain groups of borrowers under the mortgage loans may be affiliated or under common control with one another. We know that the primary borrowers with respect to 131 groups of mortgage loans, with no single group representing more than approximately 0.4% of the Initial Pool Balance, have the same social security or tax identification number. Whether there are other affiliations, we are unable to determine but you should consider that tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There may also be several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

GEOGRAPHIC CONCENTRATION

     A concentration of mortgaged properties in a particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

        - 1,814 of the mortgage loans, which constitute security for 63.9% of the Initial Pool Balance, are located in California.

        - 471 of the mortgage loans, which constitute security for 18.0% of the Initial Pool Balance, are located in Washington.

        - 140 of the mortgage loans, which constitute security for 6.0% of the Initial Pool Balance, are located in Nevada.

        - 149 of the mortgage loans, which constitute security for 5.3% of the Initial Pool Balance, are located in Oregon.

     No more than 17.6% of Initial Pool Balance is secured by mortgaged loans located in any particular county in California.

CHANGES IN CONCENTRATIONS

     As payments in respect of principal (including payments in the form of voluntary principal prepayments, Liquidation Proceeds and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is initially payable first to the Senior Certificates, the Subordinate Certificates are relatively more likely to be exposed to any risks associated with changes in concentrations.

SEISMIC RISKS

     The mortgaged properties relating to 1,814 of the mortgage loans, representing 63.9% of the Initial Pool Balance, are located in California. In general, the mortgage loans do not require earthquake insurance. Accordingly, the occurrence of an earthquake in California could result in losses for which there would be no insurance or other form of recovery. Although seismic evaluations generally were not conducted in connection with the origination of the mortgage loans, the Mortgage Loan Seller commissioned a review, the conclusions of which are summarized under "Description of the Mortgage
Pool -- Certain Underwriting Matters -- Seismic Reviews." See also "Description of the Mortgage Pool -- Certain Underwriting Matters -- Hazard, Liability and Other Insurance."

PREPAYMENT PREMIUMS

     Most of the mortgage loans do not effectively prohibit principal prepayments either because they do not contain any prohibition or because the related Lock-Out Period has expired. However, 1,739 of the mortgage loans, representing 72.1% of the Initial Pool Balance, require that any voluntary principal prepayment be accompanied by a Prepayment Premium. The formulas for determining the applicable Prepayment Premium differ widely among the mortgage loans. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Prepayment Premiums actually collected on the mortgage loans will be distributed solely to the holders of the Class P Certificates and will not be distributed to holders of the Offered Certificates.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and
"-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the
Certificates -- Termination" in this prospectus supplement.

LIMITED INFORMATION

     The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

         - A partial review of the available credit and legal files relating to the mortgage loans.

         - Inspections of the mortgaged properties undertaken by or on behalf of the originators of the mortgage loans, and inspections of a sampling of the mortgaged properties conducted on behalf of the Mortgage Loan Seller.

         - Appraisals of the mortgaged properties that generally were performed at origination or other source documents or information provided by the Mortgage Loan Seller (appraisal values and compilations based on appraisals used in this prospectus supplement are based on such appraisals, documents and/or information).

         - Information supplied by entities from which the Mortgage Loan Seller acquired, or which currently service, certain of the mortgage loans.

         - Broker price opinions.

     Because the mortgage loans are seasoned loans, the information from many of these sources may be out of date and we cannot assure you that it is accurate or complete with respect to the mortgage loans as they exist on the date hereof. We note that delinquency data on the mortgage loans has been compiled only since approximately September 30, 1997. Further, due to the large number of mortgage loans and small principal amount of any particular mortgage loan, the Mortgage Loan Seller has not performed a complete review of the files relating to the mortgage loans. In addition, with only very limited exceptions, the Mortgage Loan Seller has not undertaken any inspection or other form of assessment of any mortgaged property. In particular, it has made no attempt to determine whether any mortgaged property is in compliance with applicable laws or whether there are any conditions existing or potentially existing with respect to any borrower or mortgaged property that may give rise to tax, mechanics or other liens which may be superior to the lien of the related mortgage.

     As described in this prospectus supplement under "Representations and Warranties; Repurchases," the Mortgage Loan Seller will make certain representations and warranties about the mortgage loan. While the Mortgage Loan Seller has no reason to believe that there is a breach of representations or warranties with respect to any mortgage loans, or that information in this prospectus supplement with respect to such mortgage loans is incorrect, a more complete review of mortgage files might have revealed such a breach or inaccuracy. Any material breach of representation or warranty, if not cured by the Mortgage Loan Seller, may be required to be repurchased by the Mortgage Loan Seller, having the same impact on certificateholders as a prepayment.

LITIGATION

     Certain borrowers and the principals of certain borrowers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") will consist of 2,755 multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $1,183,164,569 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus. The Mortgage Pool consists of two groups (each, a "Loan Group"). "Loan Group 1" consists of the Mortgage Loans bearing fixed interest rates on the Cut-off Date ("Fixed Rate Mortgage Loans"), and "Loan Group 2" consists of the Mortgage Loans bearing adjustable interest rates on the Cut-off Date ("Adjustable Rate Mortgage Loans"). The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of May 1, 1999 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. The principal balance of each mortgage loan as of the Cut-off Date has been determined using the actual principal balance at March 31, 1999, rolled forward assuming receipt of all scheduled payments and no prepayments. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. All mortgage rates shown for Adjustable Rate Mortgage Loans as of the Cut-off Date are mortgage rates as of March 31, 1999, and were assumed not to change between such date and the Cut-off Date.

     The Mortgage Loans were selected from the Mortgage Loan Seller's performing commercial term real estate portfolio. The selection was limited to loans with principal balances of less than $1.5 million. In order to screen the portfolio for quality loans for the secondary market, the selection was generally limited, to the best of the Mortgage Loan Seller's knowledge, to loans with the following characteristics:

     - Higher coupon loans (generally greater than 7% per annum)((1))
     - Loans with fixed rates on standard adjustable rate indices (LIBOR, Treasury, Prime, CD)
     - Low historical delinquencies (no delinquencies over 30 days in the last 12 months)
     - No known losses
     - Lower loan to value ratios (loan-to-value ratios generally less than 80%)
     - No poor risk ratings (no "watch list" assets)
     - Generally standard property types (no schools, churches or marinas)
     - Remaining maturity between 12 and 180 months
     - No known current bankruptcy or workout situations

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (394 Loans, representing 15.5% of the Initial Pool Balance), or (ii) a retail shopping mall or center, a restaurant, an office building or complex, a hotel, a health care facility, an industrial building, a mixed-use building, a self storage facility or other commercial property (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (2,361 Loans, representing 84.5% of the Initial Pool Balance).

     Although we know that each of 2 sets of Mortgage Loans contains Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other, we cannot assure you that this is the only such group of mortgage loans. The largest set of related Cross-Collateralized Mortgage Loans that we have been able to identify represents 0.3% of the Initial Pool Balance. Each of the known Cross-Collateralized Mortgage Loans

---------------

(1)Certain Adjustable Rate Mortgage Loans have reset to rates below 7% since the initial selection of the Mortgage Pool.

is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization. "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     Most of the Mortgage Loans, representing approximately 99.0% of the Initial Pool Balance, are recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look to other assets of the borrower in addition to the related Mortgaged Property or Properties for satisfaction of the any deficiency. Although most of the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken current evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- The Mortgage Loans -- Limited Recourse" in this prospectus supplement. Several states (including California, in which Mortgaged Properties relating to approximately 63.9% of the Initial Pool Balance are located) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling Agreement will require the Primary Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

                            RECOURSE TO THE BORROWER

                                                                               % OF       WEIGHTED
                                                 % OF                         INITIAL     AVERAGE        WEIGHTED
                                NUMBER OF      MORTGAGE   AGGREGATE CUT-OFF    POOL     CUT-OFF DATE      AVERAGE
RECOURSE TO THE BORROWER      MORTGAGE LOANS    LOANS       DATE BALANCE      BALANCE    LTV RATIO     MORTGAGE RATE
------------------------      --------------   --------   -----------------   -------   ------------   -------------
Full........................       2,731         99.1%     $1,170,808,714       99.0%       55.5%          8.551%
None........................          23          0.8%         12,220,758        1.0%       49.8%          8.774%
Partial.....................           1          0.0%            135,097        0.0%        3.7%          8.750%
                                  ------        -----      --------------      -----        ----           -----
     Total/Wtd. Avg. .......       2,755        100.0%     $1,183,164,569      100.0%       55.5%          8.554%
                                  ======        =====      ==============      =====        ====           =====

     1,814 of the Mortgaged Properties, which constitute security for 63.9% of the Initial Pool Balance, are located in California; 471 of the Mortgaged Properties, which constitute security for 18.0% of the Initial Pool Balance, are located in Washington; 140 of the Mortgaged Properties, which constitute security for 6.0% of the Initial Pool Balance, are located in Nevada; 149 of the Mortgaged Properties, which constitute security for 5.3% of the Initial Pool Balance, are located in Oregon; and 91 of the Mortgaged Properties, which constitute security for 3.3% of the Initial Pool Balance, are located in Arizona. The remaining Mortgaged Properties are located throughout 7 other states, with no more than 1.8% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Most of the Mortgage Loans provide for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"). Approximately 166 Mortgage Loans, representing 6.2% of the Initial Pool Balance, provide for a Due Date that is other than the first of the month.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a rate per annum (a "Mortgage Rate") that is either fixed for the remaining term of the Mortgage Loan, or which may adjust periodically during such term as described below. As of the Cut-off Date or, in the case of Adjustable Rate Mortgage Loans, March 31, 1999, the Mortgage Rates of the Mortgage Loans ranged from 5.375% per annum to 14.500% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 8.554%. The

Mortgage Loan Seller will represent in the Pooling Agreement that no Mortgage Loan permits negative amortization or the deferral of accrued interest.

     2,676 Mortgage Loans (the "30/360 Mortgage Loans"), which represent 97.0% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Fifty-nine Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 2.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). Eighteen Mortgage Loans (the "Actual/365 Loans"), which represent 0.4% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month and a 365-day year (an "Actual/365 Basis"). The total amount of the Monthly Payment for each Actual/360 and Actual/365 Mortgage Loan is determined as though the Mortgage Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis or Actual/365 Basis respectively, with the balance allocated to amortize principal. As a result, the full amortization term is longer than would be calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     The Adjustable Rate Mortgage Loans bear interest at a per annum rate which is adjusted periodically to equal some base rate or index (the "Index") plus or minus, in most cases, a fixed percentage provided for in the related Mortgage Note (the "Margin"), the sum of which may be subject to a rounding convention provided for in the related Note.

     Certain of the Adjustable Rate Mortgage Loans originally provided for an Index based on a prime rate or cost of funds quoted by a financial institution or other Index that no longer exists. In several instances, the related Notes make no provision for an alternative index or provide that, if the Index becomes unavailable, the lender will select an alternative index based on comparable information. As to such Notes, we have selected an index which we have concluded is based on information comparable to that on which the original Index was based. In the event that such alternative index results in a higher Mortgage Interest Rate, any resulting increase in the Monthly Payment may increase the likelihood of delinquency or default under the related Mortgage Loan. As to all Adjustable Rate Mortgage Loans, if the respective Index set forth in each Note becomes unavailable, and the related Note provides for no alternative Index, the Primary Servicer (or the Master Servicer in the case of a resignation or other termination of the Primary Servicer) will select an alternative index that is based on comparable information and such alternative index will become the Index for such Mortgage Loan.

     The Mortgage Rate on any Adjustable Rate Mortgage Loan may adjust as the Index on which it is based adjusts or may be fixed until the First Adjustment Date set forth in the related Note, adjusting on the First Adjustment Date, and generally at one, three, six, or twelve month intervals thereafter. The Mortgage Rate on the Adjustable Rate Mortgage Loans will be adjusted to a rate equal to an Index plus or minus the Margin set forth in the related Note; provided, however, that the adjustments of the Mortgage Rates are subject to rounding, to lifetime maximum rates and to minimum rates set forth in the related Note and, with respect to certain of the Adjustable Rate Mortgage Loans, to periodic Mortgage Interest Rate adjustment caps or floors. The Index set forth in a Note may be a constant maturity treasury index, a rate of interest based on the prime rate quoted by a financial institution, a rate of interest based on the interest rates of certain certificates of deposit, LIBOR or another index. See the table "Adjustable Rate Indices" in Annex A.

     274 Mortgage Loans, representing 10.7% of the Initial Pool Balance, are Adjustable Rate Mortgage Loans that may convert to Fixed Rate Mortgage Loans. The Mortgage Loan Seller is required to repurchase any such mortgage loan from the trust promptly after receipt of notice of conversion. To the extent the Mortgage Loan Seller fails to fulfil its obligation to repurchase such converted mortgage loan, the Trustee is required to sell such mortgage loan. Although any conversion of any such mortgage loan is generally to a then current market fixed rate, such sale could be at a loss. In any event, any such repurchase or sale would be treated as the equivalent of a prepayment, resulting in accelerated distribution of principal on the Class A-1V Certificates, or to other outstanding Classes of Fixed Rate Certificates if the Class A-1V Certificates are no longer outstanding or step-downs result in distribution of such principal to more subordinate Classes of Certificates.

     Amortization of Principal. 1,645 of the Mortgage Loans, which represent 67.3% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. 1,110 Mortgage Loans, which represent 32.7% of the Initial Pool Balance, are fully amortizing loans.

     As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 11 to 175 months, and the weighted average remaining term to stated maturity of the Mortgage Loans will be 94 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 8 to 354 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 209 months. See "Risk Factors -- Risks Related to the Mortgage
Loans -- Balloon Payments" in this prospectus supplement.

     Prepayment Provisions. The Mortgage Loans that restrict voluntary prepayments, which represent 72.1% of the Initial Pool Balance, generally provided at origination for a sequence of two periods:

          (1) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by

          (2) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Some of such Mortgage Loans may also have provided for an initial period during which voluntary principal payments were prohibited altogether, but such period, if any, has expired. Voluntary principal prepayments may be made in full or in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. With respect to most Mortgage Loans that require the payment of a Prepayment Premium, the applicable formula is designed only to recover lost costs, not lost profits.

     Set forth below is a description of the Prepayment Penalties associated with the Mortgage Pool.

                              PREPAYMENT PENALTIES

                                                                           % OF       WEIGHTED     WEIGHTED
                                   NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE      AVERAGE
                                   MORTGAGE    MORTGAGE   CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
PENALTY TYPE                         LOANS      LOANS       BALANCES      BALANCE    LTV RATIO       RATE
------------                       ---------   --------   -------------   -------   ------------   --------
Yield Maintenance(1).............    1,382       50.2%      762,285,466     64.4%       57.8%        8.443%
None.............................    1,016       36.9%      330,004,519     27.9%       53.6%        8.648%
Fixed Percentage.................      148        5.4%       51,041,767      4.3%       49.0%        8.533%
Declining Percentage.............      194        7.0%       33,358,227      2.8%       31.0%       10.147%
Fixed Amount.....................       15        0.5%        6,474,591      0.5%       46.9%        8.703%
                                     -----      -----     -------------   ------        ----        ------
                                     2,755      100.0%    1,183,164,569    100.0%       55.5%        8.554%
                                     =====      =====     =============   ======        ====        ======

---------------

(1) The yield maintenance premiums for the Mortgage Loans are based on a number of different formulas, some of which may be non-standard for commercial mortgages. The different formulas could result in significantly varying Prepayment Premiums applicable to the Mortgage Loans, and the resulting Prepayment Premiums from such formulas, than are customary in the current commercial mortgage market.

     As more fully described herein, Prepayment Premiums collected on the Mortgage Loans will be distributed only to the holders of the Class P Certificates, and will not be distributed to holders of offered Certificates. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. The initial holder of the Class P Certificates is expected to be the Mortgage Loan Seller.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Mortgage Loans contain "due-on-sale" clauses and most contain "due-on-encumbrance" clauses that, in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Special Servicer will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

     Such decision by the Special Servicer will be constrained only by the Servicing Standard and the general limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement. However, written confirmation from each Rating Agency that the waiver of a due-on-sale or due-on-encumbrance clause will not result in the downgrade, withdrawal or qualification of the ratings then assigned to any Class of Certificates will be required after the aggregate outstanding principal balance of the Mortgage Loans as to which such waivers have been granted exceeds 10% of the then-current Pool Balance.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been during the twelve months prior to the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment.

     Ground Leases. Twenty-seven of the Mortgage Loans, which represent 0.9% of the Initial Pool Balance, are, in each such case, secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. We do not know whether any of the Mortgaged Properties are presently encumbered by such subordinate debt, and we also do not know whether any of the Mortgage Loans permit or prohibit the related Mortgagor from incurring such subordinate debt in the future. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. To the extent borrowers are able to elect to pay the subordinate debt without paying the senior debt, reduced cash flow can also increase the risk of default on Mortgage Loan. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

CERTAIN UNDERWRITING MATTERS

     The Mortgage Loans are in most cases seasoned loans. While origination and underwriting policies varied based on the time of origination and the identity of the original lender, such policies in effect since 1992 have been relatively consistent and are described below. We cannot assure you, however, that such description would be accurate with respect to any particular Mortgage Loan.

     Environmental Assessments. The Mortgage Loan Seller will represent and warrant in the Pooling Agreement with respect to each Mortgaged Property that there are no material adverse environmental conditions existing at such Mortgaged Property at the Delivery Date. Any breach of such warranty will result in an obligation to repurchase the affected Mortgage Loans, subject to a cure right as described under "-- Representations and Warranties, Repurchases". Although we are not aware of any such material adverse environmental conditions, we otherwise cannot assure you that any such conditions do not exist. Each of the Mortgaged Properties was subject to environmental due diligence in accordance with the applicable environmental credit risk policy of the originating Institution at the time of origination. In general, loans originated after 1992 with an initial principal balance of $1,000,000 or more were subject to a Phase I Environmental Site Assessment and an environmental questionnaire was completed by the applicant or a Transaction Screen was obtained for loans with an initial principal balance under $1,000,000. However, many of the Mortgage Loans are seasoned loans originated during a time when it was not common practice to conduct environmental assessments at all in connection with the origination of mortgage loans. As a result, in such cases no environmental assessments have been conducted.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Closing Date, and will not be obligated to repurchase any Mortgage Loan due to any such condition. The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Appraisals and Market Studies. It was the practice of the Mortgage Loan Seller for an independent appraiser or an appraiser then in its employ which, in either case, was either a member of the Appraisal Institute ("MAI") or state certified, to perform an appraisal (or update an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property (except for appraisals conducted with respect to some of the Mortgaged Properties at the time of origination by appraisers then in the employ of Bank of America), except for BPO's conducted on a sample of the Mortgaged Properties as described under " -- Current Market Analysis."

     Seismic Reviews. It was not the practice of the originators of the Mortgage Loans to obtain seismic reviews for portfolio assets such as those in the Mortgage Pool, nor was it the practice to require earthquake insurance. As such, seismic evaluations were not performed on the Mortgage Loans at the time of origination and we do not believe the Mortgaged Properties are covered by earthquake insurance. The Mortgage Loan Seller has, however, contracted with Risk Management Solutions, Inc. ("RMS") to perform a review of the Mortgage Loans.

     RMS conducted an analysis of the potential property and default losses due to earthquakes for Mortgage Loans in the states of Arizona, California, Nevada, Oregon, and Washington. From this analysis, RMS concluded that:

     - The Mortgage Pool contains 2,665 analyzed Mortgage Loans exposed to earthquake risk in California, the Pacific Northwest, the Great Basin, and the Southern Rockies totaling approximately $1.1 billion in unpaid principal balance secured by $2.5 billion in appraised value of Mortgaged Properties.

     - Seismic simulation analysis of the pool suggests that:

        - Over the next 100 years, the properties securing Mortgage Loans in the Mortgage Pool can expect at least one event that will cause at least $51.3 million in total property loss(1) (approximately 2.1% of total appraised value) and $1.1 million in total default loss(2) (0.1% of total unpaid balance).

        - Over the next 475 years, the properties securing Mortgage Loans in the Mortgage Pool can expect at least one event that will cause at least $53.5 million in total property loss (2.2% of total appraised value) and $2.0 million in total default loss (0.2% of total unpaid balance).

        - The worst-case modeled event expected to impact the Mortgage Pool is estimated to cause $67.4 million in total property loss (2.7% of total appraised value) and $4.9 million in total default loss (0.4% of total unpaid balance).

     - Seismic simulation analysis of individual Mortgage Loans in the Pool suggests that:

        - Approximately 7.2% of the Mortgage Loans have more than 20% of appraised value at risk over the next 475 years.

---------------

(1) The total property loss represents the total dollar amount of building damage caused by an earthquake event to properties in the portfolio.

(2) Total default loss represents loss to the lender by accounting for the impact of equity on the likelihood of default.

        - Approximately 5.8% of the Mortgage Loans have more than 1% of unpaid principal balance at risk over the next 475 years.

     The results outlined above are based on data provided by the Mortgage Loan Seller and compiled using IRAS(TM) (Insurance and Investment Risk Assessment System), a proprietary RMS computer risk assessment system. The system is based on scientific data, mathematical and empirical models, and the encoded experience of earthquake engineers, structural engineers, geologists, seismologists, and geotechnical specialists. As with any model of complex physical systems, particularly those with low frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic events may differ from the results of simulation analyses. Furthermore, the accuracy of the loss estimations presented above is largely dependent on the accuracy and quality of the information and data supplied to RMS by Bank of America NT&SA.

     Current Market Analysis. It was generally the practice of the Mortgage Loan Seller to obtain current appraisals for all Mortgage Loans at the time of origination; however, property values may have changed since the time of origination, and there are no current appraisals on the Mortgage Loans. In order to obtain estimates of current market values for the Mortgage Loans, the Mortgage Loan Seller obtained broker price opinions (each, a "BPO") for a sample of the Mortgage Pool. Since Mortgage Loans originated in 1997 and 1998 have relatively current appraisals, BPOs were generally not obtained for Mortgage Loans originated in those years. BPOs were obtained for approximately 14.5% (based on Cut-off Date Balances) of the Mortgage Loans originated prior to 1997.

     The appreciation results were stratified by collateral type, year of origination, and metropolitan statistical area ("MSA"). Based on the results of the BPO stratifications, each Mortgage Loan, other than those originated in 1997 and 1998, was assigned an appreciation factor based on the arithmetic average of the appreciation by MSA, collateral type, and year of origination. Where the BPO sample size was insufficient for a given collateral type and year of origination, the average appreciation for the Mortgage Pool was used in place of that stratification. In the case of an MSA, when the sample size was insufficient the average appreciation of the State was used. In the event that the State sample size was insufficient the Mortgage Pool average was used. Where the actual BPO was obtained, the actual value determined by the BPO was used. The sample of BPOs used for the extrapolation may have included mortgage loans in addition to those in the Mortgage Pool.

     Hazard, Liability and Other Insurance. It was generally the practice after 1992 for the Mortgage Loan Seller to require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, the related mortgage documents generally require that a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) the outstanding principal balance of such Mortgage Loan,

          (2) the full insurable value of such Mortgaged Property,

          (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and

          (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Delivery Date, at the direction of the Depositor, the Mortgage Loan Seller will (pursuant to a blanket assignment in the Pooling Agreement) assign, sell and transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver to the Trustee with respect to each Mortgage Loan the original Mortgage Note, endorsed (without recourse) to the order of the Trustee.

     Until the occurrence of a Recordation Event (as described below), no individual assignments of the Mortgages securing the Mortgage Loans will be prepared or recorded. In addition, although the Depositor will deliver or cause to be delivered to the Trustee the Mortgage Notes, Bank of America NT&SA, as Primary Servicer, will retain custody of all other documents constituting the related Mortgage Files. A "Recordation Event" will occur if the rating by any Rating Agency of the long-term deposits of Bank of America NT&SA (or any successor institution) falls below "Aa3," in the case of Moody's or "AA-," in the case of Fitch. If Bank of America NT&SA's long-term rating falls below either of these rating levels, the Mortgage Loan Seller will cause all mortgage files to be sent to the Trustee, and will cause individual assignments to be prepared and recorded (at the expense of the Mortgage Loan Seller). The current such long-term rating of Bank of America NT&SA is "Aa1," in the case of Moody's, and "AA," in the case of Fitch. As promptly as practicable following receipt from any Rating Agency or the Trustee of proper notification that a Recordation Event has occurred, the Depositor will cause assignments of mortgage to be prepared and recorded.

     The Trustee will be required to review each Mortgage Note delivered by the Mortgage Loan Seller within a specified period following such delivery, and the Trustee will hold each Mortgage Note in trust. If it is found during the course of such review or at any time thereafter that a Mortgage Note was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Repurchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein) and any interest on any Advances. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, or customary prepayment penalties).

     The cure/repurchase obligations of the Mortgage Loan Seller will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Pooling Agreement, the Mortgage Loan Seller will represent and warrant with respect to the Mortgage Loans, as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) The information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement is true and correct in all material respects as of the Cut-off Date.

          (2) No Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Mortgage Loan Seller.

          (3) Each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of delinquent real estate taxes and assessments or current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record,
     (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d), and (e) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related borrower to timely pay in full the principal and interest on the Mortgage Loan. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in personal property.

          (4) The lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances. The premiums under such title insurance policy have been paid, and to the Mortgage Loan Seller's actual knowledge, each title insurance policy is in full force and effect and no claims have been made under any title insurance policy.

          (5) To the best of the Mortgage Loan Seller's knowledge, it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note.

          (6) There is no valid offset, defense or counterclaim to any Mortgage Loan.

          (7) It has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

          (8) At origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan.

          (9) The proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

          (10) The Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (11) There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property;

          (12) Except as contained in the related Mortgage File, the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect.

          (13) Except as identified in the Pooling Agreement, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage.

          (14) The related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property.

          (15) All escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Pooling Agreement, the Mortgage Loan Seller will also make representations concerning, among other things, the priority and certain terms of ground leases securing Mortgage Loans, and certain terms of the mortgage loan documents and characteristics of the Mortgaged Properties. The Mortgage Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the representations and warranties contained in the Pooling Agreement with respect to any Mortgage Loan and such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Mortgage Loan at the applicable Repurchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, including not meeting certain Code-specified criteria with respect to required loan-to-value ratio, permissible index or customary prepayment penalties). In the event of discovery of a breach of the representation and warranty with respect to environmental conditions, the Mortgage Loan Seller will similarly have an opportunity to cure such breach. However, the breach will be deemed to have been cured if and only if the Special Servicer (or if the Mortgage Loan Seller shall be approved Special Servicer, another independent party designated by the Master Servicer) shall have determined in good faith that (a) the Mortgage Loan Seller has either caused the condition that was the cause of such breach to be eliminated, or has established a reserve for the costs of remediating the condition that was the cause of such breach and has instituted a program which was reasonably expected to remediate such condition within two years after the program was instituted; (b) the estimated cost to cure is less than 60% of the then-outstanding principal balance of the loan after taking into account the increase in value attributable to any such reserve fund; and (c) retention of such Mortgage Loan in the Mortgage Pool would not violate the Servicing Standard. None of the Primary Servicer, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be entitled to interest on Advances made by it with respect to such Mortgage Loan until any such breach is cured.

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the Prospectus) in respect of the Mortgage Loans. See "The Pooling and Servicing
Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                            THE MORTGAGE LOAN SELLER

     Bank of America NT&SA is a national banking association. The principal office of the Mortgage Loan Seller is in San Francisco, California. The Mortgage Loan Seller is a wholly-owned subsidiary of Bank of America Corporation ("BankAmerica").

     The information set forth herein concerning the Mortgage Loan Seller has been provided by the Mortgage Loan Seller. Neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     On September 25, 1998, NationsBank Corporation, a North Carolina corporation ("NationsBank"), reincorporated in Delaware by forming a new, wholly owned Delaware subsidiary and merging into it (the "Reincorporation Merger"), with the surviving Delaware corporation being renamed "NationsBank Corporation." On September 30, 1998, BankAmerica Corporation, a Delaware corporation, merged with and into NationsBank Corporation (the "Merger"). NationsBank Corporation was the surviving corporation in the Merger and changed its name to "BankAmerica Corporation." On April 28, 1999, BankAmerica Corporation changed its name to "Bank of America Corporation." As a result of the Reincorporation Merger and the Merger, BankAmerica succeeded to the assets and liabilities of both NationsBank and Bank of America Corporation. Additional information regarding these mergers is set forth in NationsBank's Current Report on Form 8-K, as amended, filed April 17, 1998.

ORIGINATION AND UNDERWRITING PRACTICES

     The Mortgage Loans were originated by the Mortgage Loan Seller, affiliated entities or predecessor companies over the last 27 years. The information on the Mortgage Loans in this prospectus supplement includes descriptions of the Mortgage Loan Seller's general policies and practices subsequent to its merger with Security Pacific National Bank in 1992. Although the following describes the Mortgage Loan Seller's general policies and practices with respect to commercial real estate lending, there is no assurance that these practices were applied to any specific Mortgage Loans in the Mortgage Pool. The information that follows is intended only to describe the general circumstances under which many of the Mortgage Loans were originated. However, policies and practices may have varied during the time period during which the Mortgage Loans were originated.

     Real estate loans such as those in the Mortgage Pool were originated by various regional and functional areas of the Mortgage Loan Seller. Commercial real estate lending for the Mortgage Loan Seller's portfolio was generally based on banking relationships. It was the practice to originate real estate loans in the organizational area of the Mortgage Loan Seller that had the closest relationship with the borrower, and the most knowledge of the borrower and the geographic area of the property.

     Although the origination functions were decentralized due to the localized nature of real estate, commercial real estate lending bank-wide was subject to an overall common credit policy. The credit policies were established centrally by the Mortgage Loan Seller's Credit Policy Group.

     The Mortgage Loan Seller operated in a regulatory environment that called for stringent real estate lending standards and guidelines. Regulations required the Mortgage Loan Seller to adopt and maintain comprehensive, written policies that established appropriate limits and standards for extensions of credit that were secured by commercial real estate. The Mortgage Loan Seller was required to monitor conditions in the real estate markets in which it operated to ensure that real estate lending policies continued to be appropriate under current market conditions.

     In conjunction with regulatory requirements, it was the Mortgage Loan Seller's policy that all real estate loans be risk rated. The rating system for such loans was developed centrally by the Mortgage Loan Seller's Credit Policy Group. The Mortgage Loan Seller's policy required that a system be in place to ensure that current risk ratings were maintained for all commercial real estate loans. It was generally the practice that each area of the Mortgage Loan Seller that originated commercial real estate loans was reviewed by the Mortgage Loan Seller's central Credit Policy Group on a regular basis. Among other things, each unit's compliance with the standard risk rating practices was subject to audit by the Credit Policy Group. The Credit

Policy Group also conducted examinations to assess lending units' portfolio quality and credit management processes. In addition to performing examinations, it was the practice that the Credit Policy Group monitor the credit activity of the lending units. The Credit Policy Group had a direct reporting line to the Chairman of the Mortgage Loan Seller.

     Each area of the Mortgage Loan Seller was subject to review and audit for compliance with credit policies both from internal examiners and external regulators. Results of such reviews were communicated to the highest levels of the Mortgage Loan Seller. Written plans were generally required for any material issues noted, generally with follow-up required. As a result of the heavy regulatory scrutiny, it was the Mortgage Loan Seller's practice to actively manage the commercial real estate loan portfolio, especially those assets demonstrating signs of deterioration. The Mortgage Loan Seller actively managed such assets to resolution using an experienced workout and REO group, as well as through assets sales.

     The loans in this pool were originated as portfolio assets and were generally part of a larger bank relationship. The primary source of repayment of the debt was intended to be from the collateral. Nonetheless, it was the Mortgage Loan Seller's policy for such loans to have recourse to the borrower. It was the practice that legal recourse alone was not sufficient; the combination of the collateral in a downside scenario and other sources of repayment must be sufficient to repay the debt. Any commercial real estate loan that was not recourse to a creditworthy borrower required the approval of a Senior Credit Officer.

     Appraisal practices were centrally developed and managed, regardless of where the loans were originated. It was generally the Mortgage Loan Seller's practice to obtain appraisals at the time of origination. All such appraisals after 1992 were ordered though one of two centralized appraisal departments. Lending groups were not permitted to order appraisals directly. All appraisals were performed by either internal licensed or third party licensed appraisers. The Mortgage Loan Seller's Appraisal Department maintained a panel of approved appraisers that were used if an external appraiser was to perform the appraisal. The Mortgage Loan Seller regularly reviewed the panel and removed appraisers if the quality was deemed to be inadequate. Third party appraisals were reviewed by the Mortgage Loan Seller's Appraisal Department. The Appraisal Department was separate from the lending part of the Mortgage Loan Seller and reported through the Credit Policy area of the Mortgage Loan Seller. The Mortgage Loan Seller's Appraisal Department was deemed by regulators to be independent from the lending part of the Mortgage Loan Seller. The Credit Policy Group had a direct reporting line to the Chairman of the Mortgage Loan Seller.

     Environmental practices also were centrally developed and managed. It was generally the practice that environmental reports, where required, were ordered through the Mortgage Loan Seller's Environmental Department based on the Mortgage Loan Seller's approved panel of third party professionals. The panel of environmental professionals was monitored and changes would be made based on the quality of work provided. All environmental reports were reviewed by the Mortgage Loan Seller's Environmental Department before being accepted by the Mortgage Loan Seller. The Environmental Department had a separate reporting line from the lending part of the Mortgage Loan Seller and reported through the Credit Policy area of the Mortgage Loan Seller. The Credit Policy Group had a direct reporting line to the Chairman of the Mortgage Loan Seller.

     The performance of the real estate portfolio from which the Mortgage Pool was developed has been historically strong with low losses and delinquencies. The table below show a 10 year loss history for the Mortgage Loan Seller's portfolio from which this pool was developed.

THE MORTGAGE LOAN SELLER'S LOSS AND DELINQUENCY EXPERIENCE

               BANK OF AMERICA COMMERCIAL TERM MORTGAGE PORTFOLIO
                               LOAN LOSS HISTORY

                                                                LOSS      RECOVERY    NET LOSS
                                                                % OF        % OF        % OF
                                                              PRINCIPAL   PRINCIPAL   PRINCIPAL
YEAR                                                           BALANCE     BALANCE     BALANCE
----                                                          ---------   ---------   ---------
1989........................................................    0.66%       0.82%       -0.16%
1990........................................................    0.90%       0.28%        0.62%
1991........................................................    0.87%       0.15%        0.72%
1992........................................................    0.55%       0.11%        0.44%
1993........................................................    0.98%       0.35%        0.63%
1994........................................................    0.51%       0.27%        0.25%
1995........................................................    0.46%       0.15%        0.31%
1996........................................................    0.18%       0.11%        0.07%
1997........................................................    0.19%       0.06%        0.12%
1998........................................................    0.03%       0.04%       -0.01%
3 Year Average..............................................    0.13%       0.07%        0.06%
5 Year Average..............................................    0.27%       0.13%        0.15%
10 Year Average.............................................    0.53%       0.23%        0.30%

     The table above reflects accounting losses and recoveries for Bank of America's commercial term real estate mortgage portfolio while the assets were recorded as loans. The loans in this pool were selected from this category of loans. The commercial term mortgage portfolio is a subset of a larger real estate category and as such is not separately disclosed by the Mortgage Loan Seller. The numbers shown have been extracted from the larger portfolio using methods the Mortgage Loan Seller believes to be accurate.

Additionally, the Mortgage Pool has experienced no delinquencies greater than 30 days during the last 12 months.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     In the accompanying Prospectus, a number of rights, powers, obligations and duties related to the servicing of the Mortgage Loans ("Servicing Functions") are described as performed by the Master Servicer (as defined in the Prospectus). For purposes of the Pooling Agreement and this Prospectus Supplement, such Servicing Functions will be performed by Bank of America NT&SA as Primary Servicer, except that payments to the Trustee will continue to be made by the Master Servicer. Banc One Mortgage Capital Markets, LLC ("Banc One"), although the "Master Servicer" as described herein, will have only the duties of oversight and supervision of the Primary Servicer, receipt of payments from the Primary Servicer and remittance of such payments, net of the Master Servicer's fee, to the Trustee. However, in the event that Primary Servicer fails to make Servicing Advances under the Pooling Agreement, the Master Servicer shall be responsible for making such Servicing Advances with respect to Non-Specially Serviced Mortgage Loans, and the Special Servicer will be responsible for making Servicing Advances with respect to Specially Serviced Mortgage Loans. Further, in the event that Primary Servicer is terminated for cause under the Pooling Agreement, then the Master Servicer may be (but is not required to be) designated by the Trustee to become the replacement Primary Servicer. If Bank of America NT&SA shall resign or be terminated as Primary Servicer, the Master Servicer will be responsible for servicer reporting (and shall be entitled to reasonable compensation therefor to the extent such responsibilities involve the performance of duties previously performed by the Primary Servicer). Therefore, most of the references in the Prospectus to "Master Servicer", by virtue of the apportionment of the Servicing Functions under the Pooling Agreement, as reflected in this Prospectus Supplement, should be deemed references to the "Primary Servicer" or to Banc One as Master Servicer, or to both of them, as appropriate.

     The Master Servicer, the Primary Servicer, and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, related insurance policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer, the Primary Servicer, or the Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (1) any relationship that the Master Servicer, the Primary Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower; (2) the ownership of any Certificate by the Master Servicer, the Primary Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (3) the Primary Servicer's the Master Servicer's, or the Special Servicer's obligation to make Advances (as defined herein); (4) the right of the Master Servicer, the Primary Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; and (5) the servicing of other mortgage loans by the Master Servicer, the Primary Servicer, or the Special Servicer, as the case may be.

     In general, the Primary Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (1) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Primary Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days; (2) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Primary Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (3) the Primary Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (4) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (2) above, that may, in the Primary Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (6) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (7) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (8) the Primary Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer will prepare and deliver reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Primary Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Primary Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (3), (5),
     (6) and (7) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (4) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (8) of the preceding paragraph, such proceedings are terminated.

     The Primary Servicer, the Master Servicer and the Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer, the Primary Servicer, and the Special Servicer thereunder.

THE MASTER SERVICER, THE PRIMARY SERVICER AND THE SPECIAL SERVICER

     The information set forth herein concerning the Master Servicer, the Primary Servicer and the Special Servicer has been provided by Banc One and Bank of America, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Banc One Mortgage Capital Markets, LLC ("Banc One") will serve as Master Servicer and as Special Servicer. Banc One is a Delaware limited liability company. As of March 31, 1999, Banc One served as the named Special Servicer on 63 securitized transactions encompassing 14,853 loans, with an aggregate principal balance of approximately $41 billion. Additionally, Banc One manages a Master/Primary servicing portfolio of commercial and multifamily loans with an aggregate principal balance of approximately $26.8 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, Mexico and the Caribbean. Banc One's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     Bank of America NT&SA will serve as Primary Servicer. As of December 31, 1998, the Primary Servicer was responsible for servicing approximately 11,000 commercial and multifamily loans with an aggregate principal balance of approximately $11,007,964,583, the collateral for which is located in 44 states. With respect to such loans, approximately 2000 loans with an aggregate principal balance of approximately $3,726,401,922 pertain to commercial and multifamily mortgage-backed securities.

     The Master Servicer will be responsible for the oversight and supervision of the Primary Servicer, and the Master Servicer shall not be responsible for the day-to-day loan servicing functions under the Pooling Agreement. Correspondingly, the Master Servicer shall not be liable for the acts or omissions of the Primary Servicer but rather solely for its own acts or omissions in the course of oversight and supervision of the Primary Servicer.

     So long as Bank of America NT&SA is the Primary Servicer, it will be authorized (subject to the restrictions identified under "-- Modifications, Waivers, Amendments and Consents" below) to consent to making or otherwise effecting changes in the auto-debit payment features of a Mortgage Loan, the elimination of cross-collateralization features from Mortgage Loans (subject to the approval of the Special Servicer, as stated below) and the conversion of Mortgage Rates from adjustable rates to fixed rates where expressly permitted by the related Loan Documents. In addition, the Primary Servicer will only be able to consent to or otherwise effect loan assumptions and changes in guarantors not altering the obligations of the original recourse party of the Mortgage Loan (to the extent permitted for federal income tax purposes). All other modifications require the approval of the Special Servicer. All assumptions other than those not affecting the obligations of the original recourse party of the Mortgage Loan will also require the approval of Special Servicer. After the total Mortgage Loans with respect to which assumptions have been made exceeds 10% of the then-current Pool Balance, any further assumptions (except assumptions by a trust or similar entity for estate planning purposes) will require confirmation from each rating agency that such actions will not result in the downgrade, withdrawal or qualification of any Class of Certificates. The approval of the Special Servicer will be required with respect to any Mortgage Loan with respect to the release of any cross-collateralization feature of such Mortgage Loan. In the event of the resignation or termination of Bank of America NT&SA as the Primary Servicer, such authority of the Primary Servicer will be exercisable only by the Special Servicer unless each Rating Agency confirms in writing that the exercise of such authority by another successor to the Primary Servicer (if one is appointed) will not result in the downgrade, withdrawal or qualification of the ratings then assigned to any Class of Certificates.

SUB-SERVICERS

     The Primary Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Primary Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties; provided further that the Special Servicer shall not enter into sub-servicing agreements unless the Rating Agencies have confirmed in writing that entering into such sub-servicing agreements will not result in a qualification, downgrade or withdrawal of the then-current ratings on the Certificates or the sub-servicing agreements relate to a loan or loans which, together with any loans previously sub-serviced in accordance with this section, represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The Mortgage Loans are currently primary-serviced by Bank of America NT&SA and will continue to be primary-serviced by Bank of America NT&SA. Each sub-servicing agreement between the Primary Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Primary Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any other successor to such Primary Servicer or Special Servicer may (1) assume such party's rights and obligations under such Sub-Servicing Agreement, or (2) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Primary Servicer or Special Servicer and such Sub-Servicer shall mutually agree. The Primary Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Primary Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby. Each Sub-Servicer retained thereby will be reimbursed by the Primary Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Primary Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "-- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer and the Primary Servicer in respect of their master servicing and primary servicing activities will be the Master Servicing Fee and the Primary Servicing Fee. The "Master Servicing Fee" and the "Primary Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and/or Primary Servicing Fee Rate and will be computed on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period (but without giving effect to any payments of principal on such Mortgage Loan on such Due Date) and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law. The "Master Servicing Fee Rate" will be 0.02% per annum, on a loan-by-loan basis. The "Primary Servicing Fee Rate" will be 0.20% on a loan-by-loan basis. In the event that Bank of America NT&SA shall resign or be terminated as the Primary Servicer and a successor Primary Servicer shall agree for any reason to perform services of the Primary Servicer for an amount (the "Successor Primary Servicer Retained Fee") less than the Primary Servicing Fee, the excess of the Primary Servicing Fee over the Successor Primary Servicer Retained Fee will be available for payment to Certificateholders. In addition, the Primary Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), in an Eligible Account, and the Primary Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master and Primary Servicing Fees, Special Servicing
Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan other than a Specially-Serviced Mortgage Loan (a "Non-Specially Serviced Mortgage Loan"), in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Primary Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". The Trust will retain all Prepayment Interest Excesses and incur all Prepayment Interest Shortfalls.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.35% per annum (the "Special Servicing Fee Rate"), on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period (but without giving effect to any payments of principal on such Mortgage Loan on such Due Date) and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. The Special Servicer may retain as additional compensation any assumption or modification fees with respect to a Specially Serviced Mortgage Loan to the extent paid by the related borrowers. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% with respect to Mortgage Loans of $1,000,000.00 or more and 1.5% for Mortgage Loans of $999,999.99 or less, to each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% with respect to Mortgage Loans of $1,000,000.00 or more and 1.5% for Mortgage Loans of $999,999.99 or less, to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master or Primary Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master or Primary Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest at termination. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, in an Eligible Account, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Primary Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Primary Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The Primary Servicer and the Special Servicer will share in assumption fees; provided that the Special Servicer will receive the greater of 25% of such fees or $250.00 per Mortgage Loan, with the Primary Servicer to receive the balance. The Special Servicer will be entitled to all modification fees, to the extent collected from the related borrowers. The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Primary Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans except for Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan, and any remaining Default Interest and late charges will be retained by the Special Servicer. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges. The payment of all such fees and charges shall be subordinate to regularly scheduled payments of principal and interest on the Mortgage Loans.

     The Primary Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Primary Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from excess interest, future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Primary Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Special Servicer may advance the costs thereof). The Special Servicer will be required to make Servicing Advances on Specially Serviced Mortgage Loans and REO Properties, and the Primary Servicer will be required to make Servicing Advances on other Mortgage Loans.

     If the Primary Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee shall notify the Master Servicer of such failure, and the Master Servicer will be required to make such Servicing Advance. If the Master Servicer fails to make such advance within one business day after notice from the Trustee, then the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such Servicing Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer, the Primary Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Primary Servicer, the Special Servicer the Trustee, or the Fiscal Agent as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Primary Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Primary Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Primary Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Primary Servicer, the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Primary Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

     The Primary Servicer shall establish and maintain an account held on behalf of the Trustee in trust for the benefit of the Certificateholders ( the "Certificate Account"), which shall be an Eligible Account. The Primary Servicer shall deposit into the Certificate Account payments or collections of principal (including principal prepayments), interest, default interest, insurance proceeds, net condemnation, foreclosure or sale proceeds, and the like. The Primary Servicer may make withdrawals from the Certificate Account in order to remit the Primary Servicer Remittance Amount and any principal and interest Advances to the Master Servicer (for remittance to the Trustee), to reimburse the Fiscal Agent, the Trustee, the Primary Servicer or the Master Servicer (in that order) for unreimbursed principal and interest Advances out of net late collections of principal and interest, to pay earned and unpaid Primary or Master Servicing Fees out of interest recoveries, to pay earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees, to reimburse the parties for unreimbursed Servicing Advances, Nonrecoverable Advances and any interest thereon, Default Charges, and costs of legal opinions, appraisals and the like.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2000, each of the Primary Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Primary Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Primary Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling Agreement will also require that, on or before a specified date in each year, commencing in 2000, each of the Primary Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Primary Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Primary Servicer (as to modifications with respect to Non-Specially Serviced Mortgage Loans, subject to the limitations described below and under "-- The Master Servicer, the Primary Servicer and the Special Servicer") and the Special Servicer (as to Specially Serviced Mortgage Loans and other notifications, waivers or amendments on Non-Specially Serviced Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest), neither the Primary Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Primary Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) the Special Servicer may not, in connection with any extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 10 years prior to the expiration date of any related Ground Lease;

          (iii) unless the proviso to clause (i) above applies, neither the Primary Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Primary Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Primary Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Primary Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) in the case of substitutions of collateral only, the Primary Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates; and

          (v) with limited exceptions, such as and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, neither the Primary Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan.

     Notwithstanding clauses (i) through (v) above, neither the Primary Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Primary Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee, the Primary Servicer and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. The Primary Servicer, at its option, may purchase any such defaulted Mortgage Loan from the Trust at a price equal to the applicable Repurchase Price. If the Primary Servicer declines to exercise such option, a single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class will have such option. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, then the Special Servicer, the Primary Servicer, or the Master Servicer, will have such option.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Repurchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Primary Servicer, the Master Servicer, the Depositor, the Mortgage Loan Seller, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Repurchase Price unless at least two other offers are received from independent third parties at a price that is less than the Repurchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such Mortgage Loan. See also "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause any of the Trust REMICs to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Trust Fund, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to the REMIC that owns such REO Property at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2000, the Primary Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) annually if the related Mortgage Loan has a then-current balance greater than $1,000,000 or more, and to inspect annually approximately one-half of the Mortgage Loans having a then-outstanding balance between $500,000 and $999,999.99 (such that all Mortgaged Properties relating to Mortgage Loans having an outstanding balance between $500,000 and $999,999.99 will have been inspected once every other year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Primary Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. So long as Bank of America NT&SA (or any of its controlled or controlling affiliates) is such a holder, it agrees that it shall not terminate Banc One as the Special Servicer. However, if Bank of America NT&SA (or any such affiliate) sells such Certificates in the Controlling Class, this agreement will not apply, and the new owner of the Certificates in the Controlling Class will not be required to retain Banc One as the Special Servicer. The Controlling Class Certificates will be the Class X Certificates, except that, at any time (and only for so long as) the Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent exceeds the Overcollateralization Amount, the Controlling Class will be the most junior class then outstanding that has an outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. (If and when such delinquencies no longer exceed the Overcollateralization Amount or no other Class qualifies to be the Controlling Class, the Controlling Class will again be the Class X Certificates.) The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

TERMINATION OF THE PRIMARY SERVICER

     If, in the course of its oversight and supervision of the Primary Servicer, the Master Servicer determines, in its reasonable judgement, that the Primary Servicer is not servicing the Mortgage Loans in accordance with the Servicing Standard, or is otherwise in breach of Primary Servicer's obligations under the Pooling Agreement, then the Master Servicer may, with notice to the Trustee and Primary Servicer, recommend to the Trustee the termination of the Primary Servicer for cause. If the Trustee, in its reasonable judgement, concurs with Master Servicer's recommendation, it shall designate a proposed replacement Primary Servicer. In making such judgment the Trustee may conduct and rely conclusively upon the vote of Certificateholders representing a majority of the Voting Rights. If the Trustee does not agree with the Master Servicer's recommendation, then the Master Servicer may resign unconditionally, and Bank of America NT&SA will become the Master Servicer. The designated replacement shall become the Primary Servicer as of the date the Trustee shall have received the three items set forth in (i), (ii) and (iii) of the preceding paragraph, substituting the word "Primary" for the word "Special." The existing Primary Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Primary Servicer under the Pooling Agreement, and the replacement Primary Servicer shall not succeed to the initial Primary Servicer's rights with respect to modifications, waivers amendments and consents, as set forth above under both "The Master Servicer, the Primary Servicer and the Special Servicer" and "Modifications, Waivers, Amendments and Consents."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 1999-SL (the "Certificates") on or about May 27, 1999 (the "Delivery Date"), pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Mortgage Loan Seller (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of sixteen classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (collectively, the "Fixed Rate Senior Certificates");
(ii) the Class A-1V Certificates (together with the Fixed Rate Senior Certificates, the ("Senior Certificates")); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates (collectively with the Senior Certificates, the "Principal Balance Certificates"); (iii) the Class X Certificates (the "Class X Certificates" and, collectively with the Principal Balance Certificates, the "REMIC Regular Certificates"); (iv) the Class R Certificates (the "REMIC Residual Certificates"); and (v) the Class P Certificates. Only the Fixed Rate Senior Certificates and the Class A-1V, Class B, Class C, and Class D Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class E, Class F, Class G, Class P, Class X and Class R Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Senior Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; and
(ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class , except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Principal Balance Certificates will have the Certificate Balances indicated in the "Executive Summary" at the beginning of this prospectus supplement (in each case, subject to a variance of plus or minus 5%).

     The "Certificate Balance" of any Class of Principal Balance Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See
"-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein (possibly on a deferred basis to the extent that such amounts are applied to accelerate payments of principal on the Principal Balance) on a notional amount ("Notional Amount") equal to the aggregate of the Stated Balances of the Mortgage Loans outstanding from time to time.

     The Class P Certificates will not have a Certificate Balance or a Notional Amount, and will be entitled only to Prepayment Premiums received on the Mortgage Pool. The Class R Certificates will not have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Fixed Rate Senior Certificates and the Class B, Class C and Class D Certificates will, for any Distribution Date, at all times be equal to the rate set forth on the cover of this prospectus supplement, except that the Class B, Class C and Class D Certificate Pass-Through Rates will be subject to caps (each the "Fixed Rate Available Funds Cap Rate" for such Class) equal to the rate determined for each such Class by taking (i) all interest that accrued on the Mortgage Loans at their respective Net Mortgage Rates and which was due in the related Collection Period, less (ii) all interest accrued on the Fixed Rate Senior Certificates, the Class A-1V Certificates and any more senior class of Subordinate Certificates at their respective Pass-Through Rates, and less (iii) all interest accrued on more subordinate Classes of Subordinate Certificates at the lesser of their respective Uncapped Pass-Through Rates and the Weighted Average Net Mortgage Rate for the Mortgage Loans, in each case during the related Accrual Periods divided by (iv) the Certificate Balance of such Class, and multiplied by (v) 12.

     The Pass-Through Rate applicable to the Class A-1V Certificates for any Distribution Date will be equal to the lesser of (i) the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") (calculated as described under "-- Calculation of LIBOR" below) as of the second business day prior to the preceding Distribution Date, or prior to the Cut-Off Date in the case of the first Distribution Date (the "LIBOR Determination Date") plus a margin of [ ]% per annum (or [ ]% per annum after the Call Date if no optional termination occurs) (the "Class A-1V LIBOR Rate") and (ii) the Class A-1V Available Funds Cap Rate with respect to such Distribution Date. The "Class A-1V Available Funds Cap Rate" for any Distribution Date will be a rate equal to the rate determined by taking (i) all interest that accrued on the Mortgage Loans at their respective Net Mortgage Rates and which was due in the related Collection Period, less (ii) all interest accrued on the Fixed Rate Senior Certificates at their respective Pass-Through Rates and on the remaining Principal Balance Certificates (other than the Class A-1V Certificates) at the lesser of their respective Uncapped Pass-Through Rates and the Weighted Average Net Mortgage Rate for the Mortgage Loans, in each case during the related Accrual Period, divided by (iii) by the aggregate Certificate Balance of the Class A-1V Certificates, multiplied by (iv) an 360, and divided by (v) the number of days in the related Accrual Period. The applicable Pass-Through Rate on the Class A-1V Certificates for any Distribution Date is referred to as the "Class A-1V Pass-Through Rate."

     Interest distributable on each Distribution Date will be interest accrued during the period (each, the related "Accrual Period" for the applicable Class) from, in the case of the Class A-1V Certificates, the preceding Distribution Date (or the Delivery Date, in the case of first Distribution Date) to and including the day preceding such current Distribution Date and, in the case of all other Principal Balance Certificates, the first day of the preceding calendar month to and including the last day of the preceding calendar month. Interest will accrue throughout an Accrual Period only on the Certificate Balance at the end of the related Interest Accrual Period, notwithstanding that the Certificate Balance may be higher during a portion of such Accrual Period, any principal distributed during such Accrual Period being deemed to have been distributed at the beginning of such Accrual Period.

     Interest with respect to each Class of Fixed Rate Certificates will accrue on the basis of a 360 day year consisting of twelve 30 day months. Interest with respect to the Class A-1V Certificates on each Distribution Date will accrue on the basis of the actual number of days during an Accrual Period over a 360-day year. With respect to each Distribution Date and each Class of Senior Certificates, interest payable on any Distribution Date at the related Pass-Through Rate on the related Principal Balance (as defined below) outstanding on the immediately preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or the related Original Principal Balance, in the case of the initial Distribution Date, is referred to herein as the "Interest Remittance Amount" for such Senior Certificates. The sum of the Interest Remittance Amounts for each Class of Senior Certificates is referred to herein as the "Senior Certificates Interest Remittance Amount." See "Description of the Certificates -- Distributions" in the Prospectus.

     The Pass-Through Rate applicable to the Class E, Class F and Class G
Certificates will, for any Distribution Date, be equal to [     ]%, [     ]% and
[     ]% per annum, respectively; however, such Pass-Through Rate will not exceed the Fixed Rate Available Funds Cap Rate for such Class for any Distribution Date, calculated in the same manner as for the Class B, Class C and Class D Certificates.

     The Class X Certificates will not have a Pass-Through Rate, but will be entitled to receive Excess Cash Flow not applied to current losses or otherwise to payment of principal to the Principal Balance Certificates, or to reimburse Servicing Advances and to pay interest thereon. Excess Cash Flow will ultimately include recoveries of amounts so applied on previous Distribution Dates, on a deferred basis, but only after all other Certificateholders have been paid current distributions in full.

     The "Weighted Average Net Mortgage Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for all the Mortgage Loans (based on Mortgage Rates applied with respect to payments due in the related Due Period and weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Primary Servicing Fee Rate and Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Principal Balance Certificates other than the Class A-1V Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related

Administrative Fee Rate). As of the Cut-off Date (without regard to the adjustment described in the proviso to the preceding sentence, but determining the Mortgage Rates for the Adjustable Rate Mortgage Loans as of March 31, 1999), the Net Mortgage Rates for the Mortgage Loans ranged from 5.152% per annum to 14.277% per annum, with a weighted average Net Mortgage Rate of 8.331% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 3rd day of each month or, if any such 3rd day is not a business day, the immediately preceding business day, except that if such preceding business day would not be in the same month, then the Determination Date will be the first business day of the month.

     The "Due Period" for each Distribution Date is the period that begins on the 2nd day of the month preceding the month in which such Distribution Date occurs and ends on and includes the 1st day of the month in which such Distribution Date occurs.

     If on any Distribution Date the applicable Pass-Through Rate for any Class of Fixed Rate Certificates is equal to the related Fixed Rate Available Funds Cap Rate, an amount equal to the resulting Fixed Rate Interest Carryover (as defined below) for such class will be distributed to the applicable Fixed Rate Certificates on subsequent Distribution Dates to the extent interest accrued on the Mortgage Loans at their respective Net Mortgage Rates exceeds interest accrued on the Certificates during the related Accrual Period, the amount of such excess is not applied to similar amounts payable to more senior classes of Certificates, and sufficient funds are available therefor. The "Fixed Rate Interest Carryover" for any Distribution Date and any Class of Fixed Rate Certificates subject to an "available funds" cap will equal (i) the difference between (a) the amount of interest such Class would be entitled to receive on the preceding Distribution Date without regard to the applicable Fixed Rate Available Funds Cap Rate and (b) the amount of interest actually accrued on such Class with respect to such preceding Distribution Date, (ii) the portion of any amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates and (iii) interest accrued thereon at the applicable Uncapped Pass-Through Rate.

     If on any Distribution Date the Class A-1V Pass-Through Rate is equal to the Class A-1V Available Funds Cap Rate, an amount equal to the Class A-1V LIBOR Interest Carryover (as defined below) will be distributed on subsequent Distribution Dates to the Class A-1V Certificates from any excess of the amount accrued on the Mortgage Loans at their respective Net Mortgage Rates over interest accrued on the Principal Balance Certificates during the related Accrual Periods, to the extent sufficient funds are available therefor. The "Class A-1V LIBOR Interest Carryover" for any Distribution Date will equal (i) the difference between (a) the amount of interest the Class A-1V Certificates would be entitled to receive on such Distribution Date without regard to the Class A-1V Available Funds Cap Rate and (b) the amount of interest actually distributed to the Class A-1V Certificates on such Distribution Date, (ii) the portion of any amount calculated pursuant to clause (i) remaining unpaid from prior Distribution Dates and (iii) interest accrued thereon at the then-applicable Class A-1V LIBOR Rate.

     Any Interest Carryover currently distributable to any Class will be part of the interest entitlement of such Class payable in the priority specified under "Distribution -- Appreciation of the Available Distribution Amount" below. No Class A-1V LIBOR Interest Carryover or Fixed Rate Interest Carryover will be paid to the related Class A-1V Certificates or Fixed Rate Certificates after the Principal Balance of such Class has been reduced to zero. The ratings assigned to the Class A-1V Certificates do not address the likelihood of the payment of the amount of any Class A-1V LIBOR Interest Carryover or Fixed Rate Interest Carryover.

     Calculation of LIBOR. On the second business day prior to the preceding Distribution Date, or prior to the Cut-off Date in the case of the first Distribution Date (each, a "LIBOR Determination Date"), the Trustee will determine LIBOR for the next Accrual Period for the Adjustable Rate Certificates on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

     If, on any LIBOR Determination Date, the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the related Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Primary Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the related Accrual Period (commencing on the first day of such Accrual Period).

     "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day, commencing, with respect to the Offered Certificates, in June 1999 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See
"-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Generally, on each Distribution Date, certain amounts received as payments on the Mortgage Loans, advances by the Primary Servicer and the Special Servicer and from other sources (as more specifically described under "Available Distribution Amount" below, the "Available Distribution Amount") will be applied to distributions of interest on and principal of the Certificates. To the extent the Available Distribution Amount is not sufficient to pay all amounts to which Certificateholders are entitled on a Distribution Date, such funds will be allocated among Certificateholders in the manner described below under "Application of the Available Distribution Amount." On each Distribution Date, each Class of Certificates will be entitled to receive interest as described below under "Distributable Certificate Interest", and will be entitled to receive distributions of principal in two components, one of which (in each case, the "Principal Distribution Amount" for such Class), in the aggregate for all Certificates, is related to principal received (or, in some cases, due but not received) on the Mortgage Loans, and the other of which represents a distribution of a portion of the interest due on the Mortgage Loans, net of certain fees payable therefrom to the Master Servicer, the Primary Servicer and the Trustee, which is in excess of interest due on the Principal Balance Certificates, all to the extent received or advanced, subject to certain adjustments (collectively, as more specifically described below, the "Excess Cash Flow"). Distribution of a portion of Excess Cash Flow as a payment of principal of Certificates generally will tend to increase the difference, if any, between the aggregate Stated Principal Balance of the Mortgage Loans and the aggregate Certificate Balance of the Certificates (such difference, the "Overcollateralization Amount"). The formula for the Principal Distribution Amount for each Class is set forth under "Principal Distribution Amounts" below, and the entitlements to Excess Cash Flow are set forth under "Application of Excess Cash Flow" below.

     Entitlements of each Class to principal are determined in a manner designed generally (1) to maintain a balance between the aggregate Stated Principal Balances of the Mortgage Loans in Loan Group 2 and the aggregate Certificate Balance of the Class A-1V Certificates so long as any Fixed Rate Senior Certificates remain outstanding, (2) to build the amount of credit support for all Classes of Principal Balance Certificates by applying Excess Cash Flow (to the extent not used to cover current losses or to cover Servicing Advances and interest thereon), to pay principal of the Principal Balance Certificates until the Overcollateralization Amount has reached a specified overcollateralization level (the "OC Target") and target credit enhancement levels for all Classes of Certificates been satisfied, and again thereafter whenever the Overcollateralization Amount drops below the OC Target or any such target credit enhancement levels are not satisfied, and (3) to protect credit enhancement levels for more senior Classes of Certificates by applying all principal payments received (and, in some cases, due but not received) on the Mortgage Loans and all such Excess Cash Flow (i) first to payment of the most senior classes until the Distribution Date in July 2001 (the "Step-Down Date"), (ii) on and after the Step-Down Date until the period after the aggregate Stated Principal Balance of the Mortgage Loans is less than 25% (or in certain cases, a higher percentage of the Initial Pool Balance (the "Accelerated Recovery Period"), first to the Senior Certificates up to an amount necessary to maintain specified credit support levels for such Classes, and thereafter sequentially to each more subordinate Class of Principal Balance Certificates up to an amount necessary to maintain specified credit support levels for each of such Classes and (iii) during the Accelerated Recovery Period again as applied prior to the Step-Down Date.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

     (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

          (ii) Prepayment Premiums (which are separately distributable to the Class P Certificates);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, Primary Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Primary Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, other than from Excess Cash Flow, and amounts payable in respect of other Additional Trust Fund Expenses);

          (iv) gains on disposition of REO Property; and

          (v) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date.

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1V Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest and, to the extent then payable, any Class A-1V LIBOR Interest Carryover in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to the Fixed Rate Senior Certificates, up to the Fixed Rate Senior Principal Distribution Amount, and to the Class A-1V Certificates, up to the Class A-1V Principal Distribution Amount (as each such term is defined below) pro rata based on such amounts, in each case in reduction of their respective Certificate Balances, any such distributions to the Fixed Rate Senior Certificates to be applied as described under "Application of Fixed Rate Senior Principal Distribution Amount" below; and

          (3) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Senior Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest and, to the extent then payable, any Fixed Rate Interest Carryover in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the Subordinate Principal Distribution Amount for the Class B Certificates for such Distribution Date;

          (3) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest and, to the extent then payable, any Fixed Rate Interest Carryover in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (4) to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the Subordinate Principal Distribution Amount for the Class C Certificates for such Distribution Date;

          (5) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest and, to the extent then payable, any Fixed Rate Interest Carryover in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the Subordinate Principal Distribution Amount for the Class D Certificates for such Distribution Date;

          (7) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest and, to the extent then payable, any Fixed Rate Interest Carryover in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the Subordinate Principal Distribution Amount for the Class E Certificates for such Distribution Date;

          (9) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest and, to the extent then payable, any Fixed Rate Interest Carryover in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (10) to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the Subordinate Principal Distribution Amount for the Class F Certificates for such Distribution Date;

          (11) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest and, to the extent then payable, any Fixed Rate Interest Carryover in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the Subordinate Principal Distribution Amount for the Class G Certificates for such Distribution Date;

          (13) To the Principal Balance Certificates, up to the amount of any Excess Cash Flow to which such Classes are entitled as described under "Application of Excess Cash Flow" below;

          (14) To the Class X Certificates, up to the sum of the Excess Cash Flow not applied pursuant to item (13) above; and

          (15) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (4), (6), (8), (10) and (12) above with respect to any Class of Principal Balance Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30 day months, except that such interest calculated with respect to the Class A-1V Certificates will be based on a 360-day year and the actual number of days elapsed.

     To the extent Prepayment Interest Shortfalls exceed Prepayment Interest Excesses, such remaining shortfalls will be allocated first to reduce Excess Cash Flow, and thereafter to interest payable to each Class of Principal Balance Certificates sequentially in inverse order of subordination, and accordingly, first to the Class G Certificates and last, pro rata based on interest then payable, to the Senior Certificates. To the extent Prepayment Interest Excesses exceed Prepayment Interest Shortfalls, such excesses will first be allocated to the most senior Class of Principal Balance Certificates that suffered prior Prepayment Interest Shortfalls that remain unreimbursed up to the amount of such shortfalls, applied in alphabetical order, and thereafter to Excess Cash Flow.

     Principal Distribution Amounts. Prior to the Step-Down Date and during the Accelerated Recovery Period, all principal paid to holders of Principal Balance Certificates, as more specifically described below, will be distributed solely in respect of principal of the Senior Certificates, allocated among the Senior Certificates as described below, until the Certificate Balance of all Senior Certificates has been reduced to zero, and thereafter will be applied sequentially to the most senior Class of the Principal Balance Certificates remaining outstanding until the Certificate Balance of any such Class has been reduced to zero. After the Step-Down Date and before the Accelerated Recovery Period, however, such principal amounts will be distributed sequentially to the Senior Certificates and each Class of Subordinate Certificates as needed to assure that, in each case, the sum of the Overcollateralization Amount and the Certificate Balances of all more subordinate Classes (in each case, the "Total Credit Support" for the Senior Certificates or such Class of Subordinate Certificates, as applicable) is maintained at certain minimum levels. In particular, such principal will be distributed as follows:

     (a) to the Senior Certificates only in an amount sufficient to maintain the Total Credit Support for the Senior Certificates at a level (the "Senior Minimum Credit Support Amount") equal to the greater of (i) the Step-Down Credit Support Percentage for the Senior Certificates times the aggregate Stated Principal Balance of the Mortgage Loans as of the related Determination Date and (ii) 1% of the Initial Pool Balance; and

     (b) thereafter, sequentially to each Class of Subordinate Certificates, but only in an amount sufficient to maintain the Total Credit Support for each such Class at a level (the "Subordinate Minimum Credit Support Amount" for such Class) equal to the greater of (i) the Step-Down Credit Support Percentage for such Class times the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Determination Date and (ii) 1% of the Initial Pool Balance; and

     (c) last, any remainder in accordance with the requirements for allocation of Excess Cash Flow

     The Step-Down Credit Support Percentage for each Class of Offered Certificates for any Distribution Date on or after the Step-Down Date is the following percentage of the current aggregate Stated Principal Balance of the Mortgage Loans on such Distribution Date:

                                Class A  31.500%
                                Class B  25.500%
                                Class C  20.250%
                                Class D  15.375%

     The "Base Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Due Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

     The "Senior Principal Distribution Amount" for any Distribution Date will be an amount, not to exceed the aggregate Certificate Balance of the Senior Certificates, equal to the Base Principal Distribution Amount less, on or after the Step-Down Date and before the Accelerated Recovery Period and so long as no Trigger Event shall have occurred and be continuing, the excess, if any, of (x) the sum of the aggregate Certificate Balances of the Subordinated Certificates and the Overcollateralization Amount prior to such Distribution Date less any Principal Loss for such Distribution Date over (y) the Senior Minimum Credit Support Amount for such Distribution Date. The "Principal Loss" is the difference between the change in the aggregate Stated Principal Balance of the Mortgage Loans on such Distribution Date and the Base Principal Distribution Amount.

     The "Class A-1V Principal Distribution Amount" for any Distribution Date will equal an amount, not to exceed the Certificate Balance of the Class A-1V Certificates, equal to the lesser of (x) the Senior Principal Distribution Amount and (y) the sum of (i) the difference between the Certificate Balance of the Class A-1V Certificates immediately prior to such Distribution Date and the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the related Determination Date plus (ii) the excess of the remaining Senior Principal Distribution Amount over the aggregate Certificate Balance of the Fixed Rate Senior Certificates.

     The "Fixed Rate Senior Principal Distribution Amount" for any Distribution Date will equal an amount, not to exceed the aggregate Certificate Balance of the Fixed Rate Senior Certificates, equal to the excess, if any, of the Senior Principal Distribution Amount over the Class A-1V Principal Distribution Amount for such Distribution Date.

     The "Subordinate Principal Distribution Amount" for any Class of Subordinate Certificates for any Distribution Date will equal an amount, not to exceed the Certificate Balance of such Class, equal to the greater of (x) the Base Principal Distribution Amount less the aggregate Certificate Balance immediately prior to such Distribution Date of all Senior Certificates and all Subordinate Certificates which are senior to such Class and (y) on and after the Step-Down Date and before the Accelerated Recovery Period and so long as no Trigger Event shall have occurred and be continuing, the excess, if any, of (i) the Base Principal Distribution Amount less the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount of all more senior Classes of Subordinate Certificates over (ii) the excess, if any, of (A) the sum of the aggregate Certificate Balances of all Classes of Certificates subordinate to such Class and the Overcollateralization Amount prior to such Distribution Date less any Principal Loss for such Distribution Date over (B) the Subordinate Minimum Credit Support Amount for such Class for such Distribution Date.

     If such Distribution Date is subsequent to the initial Distribution Date, each such Principal Distribution Amount will also include the excess, if any, of
(i) the related Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the related Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     A "Trigger Event" will have occurred and be continuing if either of the following two circumstances shall exist:

     (a) the aggregated Stated Principal Balance of Mortgage Loans with payments remaining unpaid 60 days or more after their Due Dates as of any previous Determination Date shall have equaled or exceed 2.5% of the aggregate Certificate Balance of the Principal Balance Certificates immediately prior to such Distribution Date, and on no subsequent Distribution Date shall the percentage of such delinquent Mortgage Loans have been less than 1.0%, or

     (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date shall be less than a percentage of the Initial Pool Balance equal to 25% plus all Realized Losses incurred on the Mortgage Loans prior to such Determination Date, expressed as a percentage of the aggregate Cut-off Date Principal Balance of the Mortgage Loans (the "Realized Loss Percentage"), but only if such Realized Loss Percentage shall exceed 2.5% of the Initial Pool Balance.

     If any such Trigger Event shall have occurred and be continuing, Principal Distribution Amounts will be determined on a standard payment basis as though the Step-Down Date had not occurred, and allocation of Excess Cash Flow to the Principal Balance Certificates will similarly be adjusted. The OC Target and Excess Cash Flow Release Test described below will not be changed, however, and accordingly the existence of a Trigger Event will not of itself cause Excess Cash Flow to be applied to principal of the Principal Balance Certificates if it would not have been so applied absent such a Trigger Event.

     Application of Fixed Rate Senior Principal Distribution Amount. The Fixed Rate Senior Principal Distribution Amount will be applied on each Distribution Date as follows:

     (a) first, to the Class A-6 Certificates, up the Class A-6 Primary Principal Distribution Amount, and thereafter

     (b) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in each case until the Certificate Balance of such Class has been reduced to zero.

     The "Class A-6 Primary Principal Distribution Amount" for any Distribution Date will equal the following percentages of the pro rata share of the Fixed Rate Senior Principal Distribution Amount allocable to the Class A-6 Certificates based on the relative Certificate Balances of the respective Classes of Fixed Senior Certificates:

     (a) for Distribution Dates from the first Distribution Date to and including the Distribution Date in June 2001, 0%;

     (b) for Distribution Dates in July 2001 to and including May 2003, 45%;

     (c) for Distribution Dates in June 2003 to and including May 2004, 80%;

     (d) for Distribution Dates in June 2004 to and including May 2005, 100%;
and

     (e) for all subsequent Distribution Dates, 300%, provided that such Class A-6 Primary Principal Distribution Amount will not exceed the Fixed Rate Senior Principal Distribution Amount or the Certificate Balance of the Class A-6 Certificates.

     Application of Excess Cash Flow. Excess Cash Flow will consist of (x) any amounts received or advanced on the Mortgage Loans (a) representing interest accrued at the Net Mortgage Rate due in the immediately preceding Due Period or any prior Due Period and not previously distributed, to the extent such interest is in excess of interest accrued on the Principal Balance Certificates in the related Accrual Periods ("Excess Interest"), (b) any portion of the Base Principal Distribution Amount remaining after distributions therefrom to all Classes of Principal Balance Certificates and (c) any recoveries of Servicing Advances previously reimbursed from Excess Cash Flow and recoveries of Realized Losses paid from Excess Cash Flow on prior Distribution Dates, less (y) any reimbursements since the prior Distribution Date of P&I Advances in respect of Excess Interest. Excess Cash Flow will be applied as follows:

     (a) first, as a payment of principal of the Certificates, to the extent of any reduction in the Stated Principal Balance of the Mortgage Loans due to Realized Losses or reimbursement of nonrecoverable P&I Advances rather than the receipt or advance of principal payments, except that prior to the Accelerated Recovery Period such amount shall not exceed the amount by which (i) the sum of the aggregate Certificate Balance of all Principal Balance Certificates plus the OC Target for such Distribution Date exceeds (ii) the aggregated Stated Principal Balance of the Mortgage Loans for such Distribution Date, such principal to be allocated among the Principal Balance Certificates on the same basis as used to determine the respective Principal Distribution Amounts for such Classes;

     (b) second, to reimburse, in sequence, the Fiscal Agent, the Trustee, the Master Servicer, the Special Servicer and the Primary Servicer for any outstanding Servicing Advances, together with interest thereon; and

     (c) third, so long as the Excess Cash Flow Release Test is not satisfied (whether before or after the Step-Down Date), to pay principal to the Principal Balance Certificates until the Overcollateralization Amount, after giving effect to such distributions, such Excess Cash Flow Release Test is satisfied, such principal to be allocated among the Principal Balance Certificates on the same basis as used to determine the respective Principal Distribution Amounts for such Classes.

     The "Excess Cash Flow Release Test" will be satisfied on any Distribution Date if, after taking into account all distributions in respect of principal of the Certificates on such Distribution Date, (i) the Overcollateralization Amount equals or exceeds the OC Target on such Distribution Date, (ii) the sum of the aggregate Certificate Balance of the Subordinated Certificates and the Overcollateralization Amount equals or exceeds the Senior Minimum Credit Support Amount for such Distribution Date and (iii) the sum, with respect to each Class of Subordinate Certificates, of the aggregate Certificate Balance of all Certificates subordinate to such Class and the Overcollateralization Amount equals or exceeds the Subordinate Minimum Credit Support Amount for such Class for such Distribution Date. If the Excess Cash Flow Test is satisfied after taking into account other distributions of principal on such Distribution Date (including distribution of any portion of Excess Cash Flow necessary to satisfy such Excess Cash Flow Release Test), any remaining Excess Cash Flow will be distributed to holders of the Class X Certificates and will no longer be available for credit support.

     Prior to the Step-Down Date, the OC Target is fixed at a level equal to 3.0% of the aggregate Cut-Off Date Balance of the Mortgage Loans. On and after the Step-Down Date (whether or not a Trigger Event has occurred), the OC Target is adjusted on each Distribution Date to the greater of (x) 4.5% times the then current aggregate Stated Principal Balance of the Mortgage Loans and (y) 1% of the Cut-Off Date Balance of the Mortgage Loans.

     Any Excess Cash Flow distributed as principal to the Principal Balance Certificates will be distributed in the same manner as the Base Principal Distribution Amount, but calculated after taking into account any distribution of the Base Principal Distribution Amount on such Distribution Date. That is, prior to the Step-Down Date, and on any date thereafter when a Trigger Event has occurred and is continuing, Excess Cash Flow will first be allocated to principal of the Class A-1V Certificates to the extent the Certificate Balance of the Class A-1V Certificates exceeds the aggregated Stated Principal Balance of the Mortgage Loans in Loan Group 2, thereafter to the Fixed Rate Senior Certificates until the Certificate Balance thereof is reduced to zero, and then sequentially to the Class A-1V Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Private Certificates, in each case until the Certificate Balance of such Class is reduced to zero. On and after the Step-Down Date and prior to the Accelerated Recovery Period, so long as no Trigger Event has occurred and is continuing, such Excess Cash Flow will be applied to the various Classes of Principal Balance Certificates in amounts required to maintain credit support for each Class at Minimum Credit Support Levels.

     Distributions of Prepayment Premiums. Any Prepayment Premiums (whether described in the related Mortgage Loan documents as yield maintenance amounts or fixed prepayment premiums) actually collected during any particular Collection Period as the result of prepayments of principal on the Mortgage Loans will be distributed to the Class P Certificates.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Primary Servicing Fees, Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Primary Servicer, the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Special Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "-- P&I Advances"), the Special Servicer (subject to back-up by the Master Servicer) and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest and Interest Carryovers payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Senior Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest and Interest Carryovers payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. In addition, any current Realized Losses, unadvanced delinquencies and Additional Trust Fund Expenses will first reduce Excess Cash Flow before reducing funds available for payment of interest on Certificates or resulting in a write-down of Certificate Balances, and any remaining Realized Losses will first be applied to reduce any Overcollateralization Amount before being applied to reduce Certificate Balances of Certificates. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the Certificate Balances of the Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Fixed Rate Senior Certificates and Class A-1V Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Principal Balance Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer, the Primary Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Due Period related to the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Primary Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (v) if not advanced by the

Master Servicer or the Special Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing
Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

     With respect to each Distribution Date, each of the Primary Servicer (with respect to Non-Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, provided that a P&I Advance of any such payment remaining unpaid after any applicable grace period will be made only to the extent such delinquency would result in a shortfall in interest payable to any Class other than the Class X Certificates and the then most subordinate class of Principal Balance Certificates. Any such P&I Advance will be net of related Primary Servicing Fees, Liquidation Fees and Workout Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Due Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Primary Servicer's and the Special Servicer's respective obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, subject to the recoverability determination described below, if the Primary Servicer or the Special Servicer, as applicable, fails to make a required P&I Advance, either the Master Servicer, the Trustee or the Fiscal Agent will be required to make such P&I Advance. See "-- The Trustee" below, and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expense", above.

     The Primary Servicer, the Master Servicer, the Special Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from Related Proceeds. In addition, the Primary Servicer, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds with respect to any payment delinquent past its grace period at the time of its reimbursement from amounts that would reduce Excess Cash Flow and, to the extent Excess Cash Flow is insufficient, from amounts that would reduce any distribution of interest to the then most subordinate class of Certificates. Notwithstanding the foregoing, neither the Master Servicer nor the Primary Servicer nor the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Primary Servicer and the Trustee and the Fiscal Agent, and the Master Servicer, if applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Primary Servicer, the Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan which is received during the applicable grace period. Such interest on any Advance will be payable to the Primary Servicer, the Master

Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan (but only if such items accrued after such Mortgage Loan became a Specially Serviced Mortgage Loan) and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. Any delay between receipt from a Sub-Servicer, if any, of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Primary Servicer will increase the amount of interest accrued and payable to the Primary Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in the Available Distribution Amount.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Primary Servicer and the Special Servicer and delivered by the Master Servicer to the Trustee, on each Distribution Date the Trustee will be required to provide or make available, either in electronic format or by first-class mail, to the holders of each Class of REMIC Regular Certificates, the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information set forth below:

          A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates, the Class A-1V Certificates and the Class D Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates, (and to the Class A-1V Certificates and the Class D Certificates in respect of basis risk payments) allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Due Period for the prior Distribution Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest and Interest Carryovers payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest and Interest Carryovers remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest and Interest Carryovers in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;
     (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date; (xiii) the Base Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Primary Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date;
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

     and (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Primary Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses
     (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the third Business Day prior to each Distribution Date, and the Trustee is to provide or make available, either in electronic format or by first-class mail to each Certificateholder, and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following four reports (the "Servicer Reports"), to the extent prepared by the Special Servicer, all of which will be made available electronically (i) to any interested party including the Rating Agencies, the underwriters of the Certificates and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, with the use of a password provided by the Master Servicer to such Person upon delivery to the Trustee of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies, the Underwriter and parties to the Pooling Agreement will not be required to provide such certification:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the end of the Collection Period for the immediately preceding Distribution Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (2) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
     (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (3) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (4) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans, (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date, estimated loss and reason for transfer to the Special Servicer; provided however, that such information may be shown as part of the reports described above and other CSSA reports in lieu of in a separate report.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, Primary Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Primary Servicer, the Special Servicer or the Trustee, as applicable.

     Solely with respect to Mortgage Loans having a then outstanding principal balance in excess of $1,000,000, following the end of each calendar year, commencing with the calendar year ended December 31, 1999, within 90 days of receipt by the Primary Servicer, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Primary Servicer or the Special Servicer, as applicable, will, based upon such operating statements or rent rolls prepare an underwritten cash flow analysis (or, if previously prepared, update) (the "Operating Statement Analysis"), and the Special Servicer will remit each Operating Statement Analysis Report prepared by it or the related data fields, together with the underlying operating statements and rent rolls, to the Primary Servicer in an electronic format reasonably acceptable to the Primary Servicer. All Operating Statement Analysis Reports will be maintained by the Primary Servicer with respect to each Mortgaged Property and REO Property, and the Primary Servicer will forward copies thereof upon written request, to the Trustee and any Certificateholder, or to the extent the Trustee or a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. The Primary Servicer will maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Primary Servicer, the Special Servicer, the Master Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the Servicer Reports on the Trustee's Website in electronic format. The Trustee's Website will be located at "www.lnbabs.com". The Trustee's electronic bulletin board may be accessed by calling (714) 282-3990. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" herein, and (c) to the extent delivered by the Mortgage Loan Seller, the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer, Primary Servicer or the Special Servicer and delivered to the Trustee. (Only the Mortgage Note will be delivered by the Mortgage Loan Seller prior to a Recordation Event.) In addition, the Primary Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Primary Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Primary Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Primary Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available
Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Primary Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Primary Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Primary Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Primary Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Primary Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Primary Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their Certificates and 5.0% of the Voting Rights shall be allocated to the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus. It is expected that Bank of America NT&SA will be the initial holder of the Class X Certificates and that Banc One will be the initial holder of one or more classes of the Private Certificates and as such will be entitled to Voting Rights.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class (as defined below). Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     The "Controlling Class" will be the Class X Certificates except that, at any time (and only for so long as) the Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent exceeds the Overcollateralization Amount, the Controlling Class shall be the most junior Class of Certificates that has a then-outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance. (If and when such delinquencies no longer exceed the Overcollateralization Amount, or no other Class qualifies to be the Controlling Class, the Controlling Class will again be the Class X Certificates.)

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     Any such purchase by the Primary Servicer, the Master Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Repurchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 5.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                        THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

     LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it deems to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Primary Servicer or the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60674, Attention:
Asset-Backed Securities Trust Services Group -- NationsLink 1999-SL.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle Bank National Association is rated "Aa3" by Moody's. The Rating Agencies have indicated that the Trustee is acceptable for the purposes of its obligations hereunder based on the credit rating of its indirect corporate parent, ABN AMRO Bank N.V.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee the "Administrative Fees") payable out of general collections on the Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance; provided, that the Fiscal Agent will not be obligated to make any advance that it deems to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Loans -- Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated by Fitch and "Aa2" by Moody's.

CERTAIN MATTERS REGARDING THE TRUSTEE AND THE FISCAL AGENT

     Each of the Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal Agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of each Class of Offered Certificates other than the Class A-1V Certificates and, to the extent of an "Available Funds Cap", the Class B, Class C and Class D Certificates), (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, which in turn will depend in part on the amount of Excess Cash Flow and the speed with which any Overcollateralization Amount is created from Excess Cash Flow to absorb such Realized Losses and Additional Trust Expenses, and (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs.

     Excess Cash Flow. The Excess Cash Flow for any Distribution Date will be variable and will be determined based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans and the weighted average Pass-Through Rate of the Principal Balance Certificates from time to time, as well as the size of the Overcollateralization Amount. Accordingly, the Excess Cash Flow will be sensitive to changes in interest rates, and to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. Excess Cash Flow may be adversely affected if Pass-Through Rates on the Class A-1V Certificates (which adjust monthly) rise more quickly than interest rates rise on the Mortgage Loans in Loan Group 2 (which generally determine interest based on different indexes, and which generally adjust interest rates less frequently than monthly or limit the amount of any change through periodic or lifetime caps). Because the Class A-1V Certificates have no cap other than an Available Funds Cap, if rates rise to above the level at which such cap applies, all Excess Cash Flow will be eliminated. In addition, Excess Cash Flow will be sensitive to changes in the Mortgage Pool to the extent that Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and " -- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described herein, except to the extent of any applicable Step-Down Amount, the Principal Distribution Amount for both Loan Groups for each Distribution Date will be distributable entirely in respect of the Senior Certificates until the related Certificate Balances thereof are reduced to zero. Any Step-Down Amount and, following retirement of the Senior Certificates, the remaining Base Principal Distribution Amounts for each Distribution Date will be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Principal Balance Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses, in each case to the extent not absorbed by any Excess Cash Flow or Overcollateralization Amount) in the following order: first, to each Class of Principal Balance Certificates (other than the Senior Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Fixed Rate Senior Certificate and Class A-1V Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of Principal Balance Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of Principal Balance Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will initially be distributable entirely in respect of the Senior Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. While Subordinate Certificates will be entitled to current portions of the Principal Distribution Amount after the Step-Down date, such payments will not result in Subordinate Certificates being paid to less than their proportionate percentage of the aggregate Certificate Balance based on Cut-Off Date Certificate Balances of each Class. As a consequence of the foregoing, the weighted average lives of the Senior Certificates may be shorter, and the weighted average lives of the other Classes of Principal Balance Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Principal Balance Certificates beginning on the first Distribution Date.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). Repurchases due to conversions of convertible loans are treated as prepayments within such model. As used in each of the following tables, the column Scenario 1 assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "Scenario 1," "Scenario 2," "Scenario 3," "Scenario 4" and "Scenario 5" relate to certain assumptions concerning the Mortgage Loans as indicated below. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, or that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate.

     The following table sets forth the CPRs associated with each scenario.

                                               SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                                               ----------   ----------   ----------   ----------   ----------
Loan Group 1.................................       0%           6%          12%          18%          24%
Loan Group 2.................................       0%           8%          16%          24%          32%

     The following tables indicate the percentages of the initial Certificate Balances of the Senior Certificates, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics described in this prospectus supplement and the Initial Pool Balance is approximately $1,183,164,569, (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), are based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Mortgage Rate as of the Cut-off Date, and the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (vi) prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein,
(viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) LIBOR remains constant at [ ]% per annum and the Indices on the Mortgage Loans remain at their levels on March 31, 1999 (xii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in June 1999, and (xiii) the Offered Certificates are settled on May 28, 1999 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Fixed Rate Senior Certificates and the Class A-1V, Class B, Class C, and/or Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
Weighted Average Life (years)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date................................
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date................................
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date................................
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-5 CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date................................
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-6 CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date................................
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1V CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date................................
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                   CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................
Weighted Average Life (years)................         --           --           --           --           --

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                   CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                                                   PREPAYMENT ASSUMPTION
                                                                   ---------------------
                    DATE                       SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                    ----                       ----------   ----------   ----------   ----------   ----------
Delivery Date
May 10, 2000.................................
May 10, 2001.................................
May 10, 2002.................................
May 10, 2003.................................
May 10, 2004.................................
May 10, 2005.................................
May 10, 2006.................................
May 10, 2007.................................
May 10, 2008.................................         --           --           --           --           --
Weighted Average Life (years)................

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the interests in the Trust from the Mortgage Loan Seller described under "Description of the Certificates -- General," and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, we will make elections to treat designated portions of the Trust as one or more "real estate mortgage investment conduits" ("REMICs"). The portion of the Trust consisting of the rights of the Offered Certificates and certain of the Private Certificates to receive interest to the extent their respective LIBOR-based and fixed rates currently or previously exceeded the Weighted Average Net Mortgage Rate (each, a "Basis Risk Arrangement"), which are payable from amounts otherwise distributable to the Class X Certificates, will be treated as a grantor trust. The Offered Certificates will represent the "regular interests" in a REMIC and in the right to receive such basis risk payments. The beneficial owner of an Offered Certificate will be required to allocate its basis between such regular interest and the right to receive such basis risk payments. See "Taxation of Basis Risk Arrangements" below. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each portion of the Trust Fund as to which a REMIC election is made will qualify as a REMIC under the Code and the portion of the Trust Fund not so designated will be treated as a grantor trust. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM

     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class [ ] and Class [ ] Certificates will be issued with original issue discount and that the Class [ ] and Class
[ ] Certificates will be issued at a premium, for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and "-- Premium" in the accompanying prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 12% CPR (in the case of the Fixed Rate Mortgage Loans) and 16% CPR (in this case of the Adjustable Rate Mortgage Loans). See "Yield and Maturity Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property, including residences for persons under health care. As of the Cut-off Date, 13.6%, 0.7% and 0.1% of the Initial Pool Balance were Mortgage Loans secured by multi-family properties, mobile home community properties, and health care properties, respectively. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. Furthermore, notwithstanding the foregoing, an Offered Certificate will not be treated as meeting the foregoing real estate asset and income tests to the extent of an investor's basis, if any, allocable to, or amounts received under, a Basis Risk Arrangement. As a result of the Basis Risk Arrangements, the Offered Certificates may not be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code but should be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

TAXATION OF BASIS RISK ARRANGEMENTS

     Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its right to receive payments with respect to interest under the applicable Basis Risk Arrangement on the date it purchases its Certificate. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

     In general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between their regular interest and the Basis Risk Arrangement (unless such arrangement has a value of zero). For purposes of tax information reporting, it is anticipated that the Trustee will assume that the purchase price for the Offered Certificates will be wholly allocable to such Certificates' proportionate interest in the corresponding regular interest, but holders should consult their own tax advisors in this regard. To the extent rights to receive payments under the related Basis Risk Arrangement are determined to have a value on the Startup Day that is greater than zero, a portion of such purchase price would be allocable to such rights, and such portion would be treated as a cap premium (the "Cap Premium") paid by the related Certificateholders. A beneficial owner of an Offered Certificate would be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

     Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

     Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under the applicable Basis Risk Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

     Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of an Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to the related Offered Certificate. A Certificateholder will have gain or loss from such a termination of the applicable Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the related Basis Risk Arrangement.

     Gain or loss realized upon the termination of the applicable Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     Application of the Straddle Rules. An Offered Certificate representing beneficial ownership of the corresponding regular interest and the related Basis Risk Arrangement may constitute positions in a straddle, in which case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Basis Risk Arrangement would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire to hold such Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the applicable Basis Risk Arrangement.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of Offered Certificates and the IRS; holders of the Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The Trust Fund must also comply with rules requiring an Offered Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued to NationsBank Corporation (predecessor in interest to BankAmerica Corporation) an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 93-31 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with BankAmerica Corporation (such as NationsBanc Montgomery Securities LLC), and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Fitch, Moody's, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or Duff & Phelps Credit Rating Co. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "Aaa" by Moody's, and "AAA" by Fitch. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's, Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or Duff & Phelps Credit Rating Co. for at least one year prior to the Plan's acquisition of a Senior Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     The characteristics of the Class B, Class C and Class D Certificates do not meet the requirements of the Exemptions. Accordingly, the Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTCE 95-60 or Section 401(c) of ERISA, as discussed in "Certain ERISA Considerations -- Insurance Company General Accounts" in the accompanying prospectus.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Senior Certificates and the Class B Certificates will constitute "mortgage related securities" for purposes of SMMEA. None of the other Offered Certificates will constitute "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter (the "Underwriting Agreement"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be an amount equal to approximately [     ]% of
the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor.

     The Underwriter has agreed in the Underwriting Agreement to purchase the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Offered Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriter, and each person, if any, who controls the Depositor or the Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch" and, together with Moody's the "Rating Agencies"):

                           CLASS                              MOODY'S   FITCH
                           -----                              -------   -----
Class A-1...................................................  Aaa       AAA
Class A-2...................................................  Aaa       AAA
Class A-3...................................................  Aaa       AAA
Class A-4...................................................  Aaa       AAA
Class A-5...................................................  Aaa       AAA
Class A-6...................................................  Aaa       AAA
Class A-1V..................................................  Aaa       AAA
Class B.....................................................  Aa2       AA
Class C.....................................................  A2        A
Class D.....................................................  Baa2      BBB

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in January 2031 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) the likelihood of receipt of prepayment premiums or yield maintenance fees or default interest. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch and/or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                      PAGE
                                      ----
30/360 Basis.....................   S-39, S-89
30/360 Mortgage Loans............         S-41
Accrual Period...................         S-67
Accrued Certificate Interest.....         S-73
Actual/360 Basis.................         S-41
Actual/360 Mortgage Loans........         S-40
Actual/365 Basis.................         S-41
Actual/365 Loans.................         S-41
Additional Trust Fund Expenses...         S-78
Adjustable Rate Mortgage Loans...         S-39
Adjustment Date..................         S-39
Administrative Fee Rate..........         S-67
Administrative Fees..............         S-85
Advances.........................   S-17, S-59
Assumed Final Distribution
  Date...........................          S-4
Assumed Monthly Payment..........         S-75
Available Distribution Amount....         S-70
Available Funds Cap..............         S-85
Banc One.........................   S-54, S-56
Balloon Loan.....................         S-42
Balloon Payment..................   S-29, S-42
Bank America.....................         S-50
Base Principal Distribution
  Amount.........................         S-74
Basis Risk Arrangement...........         S-94
BBA..............................         S-69
BPO..............................         S-46
Certificate Account..............         S-60
Certificate Balance..............         S-66
Certificate Owner................         S-65
Certificate Registrar............         S-66
Certificateholders...............         S-13
Certificates.....................         S-65
Class............................         S-65
Class A-1V LIBOR Interest
  Carryover......................         S-68
Class A-1V LIBOR Rate............         S-66
Class A-1V Available Funds Cap
  Rate...........................         S-66
Class A-1V Principal Distribution
  Amount.........................         S-74
Class A-6 Primary Principal
  Distribution Amount............         S-76
Class X Certificates.............         S-65
Code.............................         S-34
Collection Period................          S-9
Commercial Loan..................         S-39
Commercial Mortgaged Property....         S-39
Controlling Class................         S-83
Controlling Class
  Certificateholder..............         S-84
Corrected Mortgage Loan..........         S-55
Corporation......................         S-26
Cross-Collateralized Mortgage
  Loans..........................         S-39
Cut-off Date.....................    S-8, S-39

                                      PAGE
                                      ----
Cut-off Date Balance.............   S-10, S-39
Default Interest.................         S-59
Definitive Certificate...........         S-65
Delinquent Loan Status Report....         S-81
Depositor........................          S-8
Delivery Date....................          S-9
Determination Date...............    S-9, S-68
Distributable Certificate
  Interest.......................         S-72
Distribution Date................    S-9, S-69
Distribution Date Statement......         S-80
DTC..............................   S-18, S-65
Due Date.........................         S-40
Due Period.......................          S-9
ERISA............................         S-97
Excess Cash Flow.................         S-70
Excess Interest..................         S-76
Excluded Plan....................         S-98
Exemption........................         S-97
Exemption Favored Party..........         S-97
First Adjustment Date............         S-34
Fiscal Agent.....................          S-8
Fitch............................   S-4, S-101
Fixed Rate Certificates..........         S-22
Fixed Rate Interest Carryover....         S-68
Fixed Rate Mortgage Loans........         S-39
Fixed Rate Available Cap Rate....         S-66
Fixed Rate Senior Certificates...   S-14, S-65
Fixed Rate Senior Principal
  Distribution Amount............         S-74
Form 8-K.........................         S-50
Historical Loss Report...........         S-81
Index............................         S-47
Initial Pool Balance.............         S-39
Interest Carryover...............         S-21
Interest Remittance Amount.......         S-67
Interest Settlement Rate.........         S-69
Interested Person................         S-62
IRS..............................         S-95
LIBOR............................         S-66
LIBOR Determination Date.........         S-66
Liquidation Fee..................         S-58
Liquidation Fee Rate.............         S-58
Loan Group.......................         S-39
Loan Group 1.....................         S-39
Loan Group 2.....................         S-39
MAI..............................         S-45
Margin...........................         S-41
Master Servicer..................          S-8
Master Servicing Fee.............         S-57
Maturity Assumptions.............         S-89
Merger...........................         S-51
Modified Loans...................         S-30
Monthly Payments.................         S-40

                                      PAGE
                                      ----
Moody's..........................   S-4, S-101
Mortgage.........................         S-39
Mortgage Loans...................         S-39
Mortgage Loan Schedule...........         S-48
Mortgage Loan Seller.............          S-8
Mortgage Note....................         S-39
Mortgage Pool....................         S-39
Mortgage Rate....................         S-40
Mortgaged Property...............         S-39
MSA..............................         S-46
Multifamily Loan.................         S-39
Multifamily Mortgaged Property...         S-39
NationsBank......................         S-51
Net Mortgage Rate................         S-67
Nonrecoverable Advances..........         S-79
Nonrecoverable P&I Advance.......         S-79
Nonrecoverable Servicing
  Advance........................         S-60
Non-Specially Serviced Mortgage
  Loan...........................         S-58
Notional Amount..................         S-66
OC Target........................   S-16, S-70
Offered Certificates.............   S-14, S-65
Open Period......................         S-42
Operating Statement Analysis.....         S-82
Overcollateralization Amount.....         S-70
Participants.....................         S-65
Party in Interest................         S-98
Pass-Through Rate................         S-14
Permitted Encumbrances...........         S-48
Permitted Investments............         S-57
P&I Advance......................   S-17, S-79
Plan.............................         S-97
Plan Assets......................         S-97
Pooling Agreement................         S-65
Portfolio........................         A-27
Prepayment Interest Excess.......         S-58
Prepayment Interest Shortfall....         S-58
Prepayment Premium...............         S-42
Prepayment Premium Period........         S-42
Primary Servicer.................          S-8
Principal Balance Certificates...   S-14, S-65
Principal Distribution Amount....         S-70
Private Certificates.............   S-14, S-65
PTE..............................         S-97
Rated Final Distribution Date....   S-4, S-101
Rating Agencies...............S-4, S-19, S-101
Realized Losses..................         S-78
Realized Loss Percentage.........         S-75
Record Date......................    S-9, S-69
Recordation Event................         S-47
Reference Banks..................         S-69
Reimbursement Rate...............         S-79
Reincorporation Merger...........         S-51
Related Proceeds.................         S-59

                                      PAGE
                                      ----
REMICS...........................         S-94
REMIC Administrator..............         S-85
REMIC Regular Certificates.......         S-65
REMIC Residual Certificates......   S-14, S-65
REO Extension....................         S-63
REO Property.....................         S-55
REO Status Report................         S-81
REO Tax..........................         S-96
Repurchase Price.................         S-47
Restricted Group.................         S-99
RMS..............................         S-45
Senior Certificates...........S-14, S-65, S-71
Senior Certificates Interest
  Remittance Amount..............         S-67
Senior Principal Distribution
  Amount.........................         S-74
Senior Minimum Credit Support
  Amount.........................         S-73
Servicer Reports.................         S-81
Servicing Advances...............   S-17, S-59
Servicing Functions..............         S-54
Servicing Standard...............         S-54
Servicing Transfer Event.........         S-54
Settlement Date..................         S-89
Similar Law......................         S-99
Special Servicer.................          S-8
Special Servicer Loan Status
  Report.........................         S-81
Special Servicing Fee............         S-58
Special Servicing Fee Rate.......         S-58
Specially Serviced Mortgage
  Loan...........................         S-54
Stated Principal Balance.........         S-68
Step Down Date...................         S-70
Subordinate Certificates.........         S-71
Subordinate Minimum Credit
  Support........................         S-73
Subordinate Principal
  Distribution Amount............         S-74
Sub-Servicer.....................         S-57
Sub-Servicing Agreement..........         S-57
Successor Primary Servicer
  Retained Fee...................         S-57
Swaps Regulations................         S-95
Total Credit Support.............         S-73
Trigger Event....................         S-75
Trust............................         S-65
Trustee..........................          S-8
Trustee Fee......................         S-85
Trust Fund.......................         S-65
Uncapped Pass-Through Rate.......         S-21
Underwriting Agreement...........        S-100
Voting Rights....................         S-83
Weighted Average Net Mortgage
  Rate...........................   S-21, S-67
Workout Fee......................         S-58
Workout Fee Rate.................         S-58

                                    ANNEX A

                            MORTGAGE POOL STATISTICS

                            GEOGRAPHIC DISTRIBUTION

                                                                           % OF       WEIGHTED     WEIGHTED
                                  NUMBER OF     % OF       AGGREGATE      INITIAL     AVERAGE      AVERAGE
                                  MORTGAGE    MORTGAGE    CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
       PROPERTY LOCATIONS           LOANS      LOANS        BALANCE       BALANCE    LTV RATIO       RATE
       ------------------         ---------   --------   --------------   -------   ------------   --------
CA..............................    1,814       65.8%    $  755,732,302     63.9%       55.6%       8.658%
  Los Angeles...................      538       19.5%       208,756,076     17.6%       55.5%       8.742%
  Orange........................      150        5.4%        64,091,316      5.4%       57.9%       8.593%
  Santa Clara...................      102        3.7%        52,998,079      4.5%       53.6%       8.340%
  Alameda.......................      121        4.4%        52,746,933      4.5%       56.1%       8.565%
  San Diego.....................      111        4.0%        51,213,073      4.3%       59.2%       8.620%
  Sacramento....................       63        2.3%        26,309,358      2.2%       57.4%       8.597%
  Fresno........................       72        2.6%        26,131,646      2.2%       59.1%       8.749%
  San Mateo.....................       55        2.0%        25,956,787      2.2%       54.4%       8.641%
  San Francisco.................       55        2.0%        25,877,715      2.2%       54.4%       8.497%
  Riverside.....................       58        2.1%        22,774,914      1.9%       55.9%       8.652%
  San Bernardino................       65        2.4%        20,877,513      1.8%       53.7%       9.288%
  Contra Costa..................       45        1.6%        19,655,153      1.7%       54.3%       8.390%
  Ventura.......................       35        1.3%        19,216,324      1.6%       52.8%       8.428%
  Sonoma........................       26        0.9%        14,568,644      1.2%       57.9%       8.395%
  Marin.........................       22        0.8%        14,422,529      1.2%       53.5%       8.294%
  Other Counties................      296       10.7%       110,136,241      9.3%       53.7%       8.840%
WA..............................      471       17.1%       212,817,879     18.0%       54.3%       8.387%
  King..........................      241        8.7%       114,422,289      9.7%       53.9%       8.323%
  Snohomish.....................       35        1.3%        22,096,942      1.9%       57.9%       8.421%
  Pierce........................       44        1.6%        16,439,786      1.4%       53.5%       8.775%
  Other Counties................      151        5.5%        59,858,861      5.1%       54.1%       8.392%
NV..............................      140        5.1%        70,837,748      6.0%       54.5%       8.401%
OR..............................      149        5.4%        62,534,540      5.3%       58.2%       8.390%
AZ..............................       91        3.3%        38,936,266      3.3%       55.9%       8.121%
TX..............................       53        1.9%        21,758,799      1.8%       57.4%       8.286%
ID..............................       25        0.9%        13,142,306      1.1%       53.4%       8.739%
AK..............................        6        0.2%         3,275,515      0.3%       60.6%       8.612%
IL..............................        3        0.1%         1,663,014      0.1%       57.7%       7.875%
MN..............................        1        0.0%         1,432,727      0.1%       55.1%       7.375%
UT..............................        1        0.0%           956,007      0.1%       58.3%       8.875%
NY..............................        1        0.0%            77,467      0.0%       14.5%       9.875%
                                    -----      -----     --------------    -----        ----        -----
Total/Wtd Avg...................    2,755      100.0%     1,183,164,569    100.0%       55.5%       8.554%
                                    =====      =====     ==============    =====        ====        =====

                            MORTGAGE POOL STATISTICS

                                 PROPERTY TYPE

                                                                           % OF       WEIGHTED                    WEIGHTED
                                NUMBER OF      % OF        AGGREGATE      INITIAL     AVERAGE        MIN/MAX      AVERAGE
                                MORTGAGE     MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE
        PROPERTY TYPE             LOANS       LOANS         BALANCE       BALANCE    LTV RATIO      LTV RATIO       RATE
        -------------           ---------   ----------   --------------   -------   ------------   ------------   --------
Industrial....................      864        31.4%     $  388,133,786     32.8%       56.6%         3.1/77.8%    8.515%
Office........................      737        26.8%        298,739,950     25.2%       57.4%         8.6/77.4%    8.539%
Retail........................      413        15.0%        170,236,942     14.4%       51.6%         3.2/77.3%    8.762%
Multifamily...................      374        13.6%        165,432,780     14.0%       58.6%         5.1/76.3%    8.399%
Mixed Use.....................      226         8.2%         96,421,442      8.1%       54.0%         4.6/76.2%    8.607%
Restaurant....................       69         2.5%         19,215,668      1.6%       42.2%        10.8/64.1%    9.151%
Mobile Home...................       20         0.7%         17,609,592      1.5%       44.4%        16.2/71.9%    8.356%
Special Purpose...............       21         0.8%         10,745,766      0.9%       52.1%        10.1/63.8%    8.251%
Mini-Storage..................       19         0.7%         10,627,514      0.9%       43.6%        13.5/58.5%    8.707%
Hotel/Motel...................        9         0.3%          5,799,530      0.5%       37.7%        13.3/53.1%    8.193%
Health Care...................        3         0.1%            201,600      0.0%       27.0%        24.2/29.0%    9.881%
                                  -----       -----      --------------    -----        ----        ----------     -----
Total/Wtd Avg.................    2,755       100.0%     $1,183,164,569    100.0%       55.5%         3.1/77.8%    8.554%
                                  =====       =====      ==============    =====        ====        ==========     =====

                             CUT-OFF DATE BALANCES

                                                                                                              CUMULATIVE
                                                                         % OF         WEIGHTED     WEIGHTED      % OF
         RANGE OF           NUMBER OF     % OF        AGGREGATE        INITIAL        AVERAGE      AVERAGE    AGGREGATE
       CUT-OFF DATE         MORTGAGE    MORTGAGE     CUT-OFF DATE        POOL       CUT-OFF DATE   MORTGAGE    CUT-OFF
         BALANCES             LOANS      LOANS         BALANCE         BALANCE       LTV RATIO       RATE      BALANCE
       ------------         ---------   --------    --------------   ------------   ------------   --------   ----------
  $25,651 -   $99,999.....      275       10.0%     $   19,796,258        1.7%         30.7%        9.960%        1.7%
 $100,000 -  $199,999.....      505       18.3%         75,267,909        6.4%         46.6%        9.333%        8.0%
 $200,000 -  $299,999.....      481       17.5%        120,112,627       10.2%         52.6%        8.881%       18.2%
 $300,000 -  $399,999.....      357       13.0%        125,390,054       10.6%         54.3%        8.647%       28.8%
 $400,000 -  $499,999.....      274        9.9%        122,958,783       10.4%         54.8%        8.554%       39.2%
 $500,000 -  $599,999.....      185        6.7%        101,050,792        8.5%         56.0%        8.462%       47.7%
 $600,000 -  $699,999.....      164        6.0%        106,840,561        9.0%         56.5%        8.428%       56.7%
 $700,000 -  $799,999.....      128        4.6%         95,583,327        8.1%         56.7%        8.484%       64.8%
 $800,000 -  $899,999.....       88        3.2%         74,561,897        6.3%         56.9%        8.465%       71.1%
 $900,000 -  $999,999.....       88        3.2%         83,576,746        7.1%         59.1%        8.313%       78.2%
$1,000,000 - $1,199,999...      104        3.8%        114,120,369        9.6%         58.9%        8.281%       87.8%
$1,200,000 - $1,299,999...       31        1.1%         38,766,389        3.3%         60.4%        8.499%       91.1%
$1,300,000 - $1,399,999...       32        1.2%         43,105,179        3.6%         60.4%        8.156%       94.8%
$1,400,000 - $1,490,462...       43        1.6%         62,033,679        5.2%         58.9%        8.052%      100.0%
                              -----      -----      --------------      -----           ----        -----       -----
Total/Wtd Avg.............    2,755      100.0%     $1,183,164,569      100.0%         55.5%        8.554%         --
                              =====      =====      ==============      =====           ====        =====       =====

     The average Cut-off Date balance of the Mortgage Pool is $429,461.

                            MORTGAGE POOL STATISTICS

                      ORIGINATION DATE LOAN-TO-VALUE RATIO

                                                                          % OF           WEIGHTED        WEIGHTED
          RANGE OF            NUMBER OF     % OF       AGGREGATE        INITIAL           AVERAGE        AVERAGE
      ORIGINATION DATE        MORTGAGE    MORTGAGE    CUT-OFF DATE        POOL       ORIGINATION DATE    MORTGAGE
        LTV RATIO(S)            LOANS      LOANS        BALANCE         BALANCE          LTV RATIO         RATE
      ----------------        ---------   --------   --------------   ------------   -----------------   --------
Less than 20.01%............       28        1.0%    $    6,489,551        0.5%           17.4%           9.032%
20.01% - 30.00%.............       70        2.5%        23,471,007        2.0%           26.1%           8.398%
30.01% - 40.00%.............      133        4.8%        49,985,667        4.2%           35.8%           8.594%
40.01% - 45.00%.............      117        4.2%        52,204,691        4.4%           42.6%           8.470%
45.01% - 50.00%.............      163        5.9%        71,863,354        6.1%           48.0%           8.490%
50.01% - 55.00%.............      172        6.2%        73,406,419        6.2%           52.8%           8.550%
55.01% - 60.00%.............      263        9.5%       121,811,612       10.3%           57.8%           8.499%
60.01% - 65.00%.............      386       14.0%       176,453,031       14.9%           62.8%           8.488%
65.01% - 70.00%.............      474       17.2%       213,542,471       18.0%           67.8%           8.475%
70.01% - 75.00%.............      728       26.4%       304,819,410       25.8%           73.6%           8.623%
75.01% - 80.00%.............      221        8.0%        89,117,357        7.5%           77.6%           8.799%
                                -----      -----     --------------      -----             ----           -----
Total/Wtd Avg...............    2,755      100.0%    $1,183,164,569      100.0%           62.5%           8.554%
                                =====      =====     ==============      =====             ====           =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                          % OF       WEIGHTED     WEIGHTED
           RANGE OF             NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE      AVERAGE
         CUT-OFF DATE           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
         LTV RATIO(S)             LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
         ------------           ---------   --------    --------------   -------   ------------   --------
Less than 20.01%..............      175        6.4%     $   28,262,617      2.4%       14.8%       9.059%
20.01% - 30.00%...............      251        9.1%         58,568,035      5.0%       25.4%       9.013%
30.01% - 40.00%...............      285       10.3%        100,985,123      8.5%       35.4%       8.806%
40.01% - 45.00%...............      186        6.8%         74,550,462      6.3%       42.6%       8.552%
45.01% - 50.00%...............      226        8.2%         88,225,802      7.5%       47.7%       8.639%
50.01% - 55.00%...............      233        8.5%        112,649,386      9.5%       52.6%       8.556%
55.01% - 60.00%...............      334       12.1%        174,452,595     14.7%       57.5%       8.419%
60.01% - 65.00%...............      374       13.6%        184,800,974     15.6%       62.5%       8.431%
65.01% - 70.00%...............      363       13.2%        185,258,084     15.7%       67.6%       8.484%
70.01% - 75.00%...............      315       11.4%        167,421,894     14.2%       72.4%       8.441%
75.01% - 77.79%...............       13        0.5%          7,989,598      0.7%       76.3%       9.006%
                                  -----      -----      --------------    -----        ----        -----
Total/Wtd Avg.................    2,755      100.0%     $1,183,164,569    100.0%       55.5%       8.554%
                                  =====      =====      ==============    =====        ====        =====

                            MORTGAGE POOL STATISTICS

                     ESTIMATED CURRENT LOAN-TO-VALUE RATIO

                                                                                     WEIGHTED
                                                                            % OF      AVERAGE    WEIGHTED
            RANGE OF              NUMBER OF     % OF        AGGREGATE      INITIAL   ESTIMATED   AVERAGE
       ESTIMATED CURRENT          MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL      CURRENT    MORTGAGE
          LTV RATIO(S)              LOANS      LOANS         BALANCE       BALANCE   LTV RATIO     RATE
       -----------------          ---------   --------    --------------   -------   ---------   --------
Less than 20.01%................      354       12.8%     $   60,387,586      5.1%     14.4%      9.297%
20.01% - 30.00%.................      295       10.7%         96,565,504      8.2%     25.2%      8.870%
30.01% - 40.00%.................      411       14.9%        157,874,820     13.3%     35.3%      8.653%
40.01% - 45.00%.................      279       10.1%        137,256,243     11.6%     42.6%      8.508%
45.01% - 50.00%.................      301       10.9%        156,976,144     13.3%     47.5%      8.513%
50.01% - 55.00%.................      300       10.9%        153,885,635     13.0%     52.5%      8.596%
55.01% - 60.00%.................      232        8.4%        121,949,316     10.3%     57.3%      8.390%
60.01% - 65.00%.................      177        6.4%         90,503,026      7.6%     62.4%      8.292%
65.01% - 70.00%.................      183        6.6%         95,852,847      8.1%     67.5%      8.332%
70.01% - 75.00%.................      215        7.8%        106,565,188      9.0%     72.6%      8.362%
75.01% - 77.60%.................        8        0.3%          5,348,259      0.5%     76.4%      8.613%
                                    -----      -----      --------------    -----      ----       -----
Total/Wtd Avg...................    2,755      100.0%     $1,183,164,569    100.0%     48.6%      8.554%
                                    =====      =====      ==============    =====      ====       =====

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                                     WEIGHTED
                                                                          % OF       AVERAGE      WEIGHTED
           RANGE OF             NUMBER OF     % OF        AGGREGATE      INITIAL     MATURITY     AVERAGE
        MATURITY DATE           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL         DATE       MORTGAGE
         LTV RATIO(S)             LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
        -------------           ---------   --------    --------------   -------   ------------   --------
 0.00%........................    1,110       40.3%     $  387,201,324     32.7%        0.0%       8.706%
 0.01% - 20.00%...............      106        3.8%         29,911,294      2.5%       12.4%       8.679%
20.01% - 25.00%...............       45        1.6%         16,175,345      1.4%       22.7%       8.474%
25.01% - 30.00%...............       80        2.9%         31,154,777      2.6%       27.6%       8.615%
30.01% - 35.00%...............      130        4.7%         54,290,934      4.6%       32.7%       8.326%
35.01% - 40.00%...............      134        4.9%         62,327,344      5.3%       37.3%       8.352%
40.01% - 45.00%...............      155        5.6%         74,178,872      6.3%       42.5%       8.475%
45.01% - 50.00%...............      198        7.2%        105,827,827      8.9%       47.5%       8.461%
50.01% - 55.00%...............      232        8.4%        125,388,121     10.6%       52.6%       8.392%
55.01% - 60.00%...............      230        8.3%        120,784,198     10.2%       57.4%       8.397%
60.01% - 65.00%...............      200        7.3%        111,277,065      9.4%       62.3%       8.657%
65.01% - 70.00%...............      128        4.6%         60,148,062      5.1%       66.5%       8.562%
70.01% - 74.83%...............        7        0.3%          4,499,405      0.4%       71.4%       9.540%
                                  -----      -----      --------------    -----        ----        -----
Total/Wtd Avg.................    2,755      100.0%     $1,183,164,569    100.0%       32.7%       8.554%
                                  =====      =====      ==============    =====        ====        =====

                            MORTGAGE POOL STATISTICS

                                 MORTGAGE RATES

                                                                                        WEIGHTED     WEIGHTED
          RANGE OF            NUMBER OF     % OF        AGGREGATE          % OF         AVERAGE      AVERAGE
          MORTGAGE            MORTGAGE    MORTGAGE     CUT-OFF DATE    INITIAL POOL   CUT-OFF DATE   MORTGAGE
           RATES                LOANS      LOANS         BALANCE         BALANCE       LTV RATIO       RATE
          --------            ---------   --------    --------------   ------------   ------------   --------
Less Than 7.000%............        7        0.3%     $    5,098,531        0.4%          57.2%        6.696%
 7.000% -  7.499%...........      118        4.3%         77,270,002        6.5%          56.0%        7.237%
 7.500% -  7.749%...........      122        4.4%         74,241,284        6.3%          55.1%        7.594%
 7.750% -  7.999%...........      231        8.4%        143,575,847       12.1%          57.2%        7.824%
 8.000% -  8.249%...........      288       10.5%        151,595,584       12.8%          56.8%        8.060%
 8.250% -  8.499%...........      282       10.2%        142,946,139       12.1%          58.6%        8.310%
 8.500% -  8.749%...........      316       11.5%        137,449,346       11.6%          56.7%        8.552%
 8.750% -  8.999%...........      245        8.9%        114,769,395        9.7%          57.0%        8.807%
 9.000% -  9.249%...........      224        8.1%         98,311,445        8.3%          56.5%        9.047%
 9.250% -  9.499%...........      181        6.6%         63,591,310        5.4%          54.0%        9.297%
 9.500% -  9.749%...........      169        6.1%         52,694,798        4.5%          51.1%        9.539%
 9.750% -  9.999%...........      215        7.8%         46,926,477        4.0%          49.2%        9.778%
10.000% - 10.249%...........      100        3.6%         23,625,356        2.0%          45.6%       10.032%
10.250% - 10.499%...........       70        2.5%         11,462,854        1.0%          43.9%       10.279%
10.500% - 10.999%...........       69        2.5%         15,659,217        1.3%          49.3%       10.701%
11.000% - 11.499%...........       34        1.2%          9,711,736        0.8%          47.1%       11.161%
11.500% - 11.999%...........       37        1.3%          7,610,996        0.6%          40.5%       11.712%
12.000% - 12.499%...........       29        1.1%          4,674,440        0.4%          39.9%       12.092%
12.500% - 12.999%...........        8        0.3%          1,019,830        0.1%          30.2%       12.549%
Greater than 12.999%........       10        0.4%            929,983        0.1%          37.9%       13.438%
                                -----      -----      --------------      -----           ----        ------
Total/Wtd Avg...............    2,755      100.0%     $1,183,164,569      100.0%          55.5%        8.554%
                                =====      =====      ==============      =====           ====        ======

     The weighted average Mortgage Rate of the Mortgage Pool is 8.554%.

                           REMAINING TERM TO MATURITY

                                                                                       WEIGHTED      WEIGHTED
         RANGE OF            NUMBER OF     % OF        AGGREGATE          % OF          AVERAGE      AVERAGE
      REMAINING TERMS        MORTGAGE    MORTGAGE     CUT-OFF DATE    INITIAL POOL   CUT-OFF DATE    MORTGAGE
        TO MATURITY            LOANS      LOANS         BALANCE         BALANCE        LTV RATIO       RATE
      ---------------        ---------   --------    --------------   ------------   -------------   --------
Less than 1.0 year.........        8        0.3%     $    1,685,837        0.1%          49.9%        10.024%
 1.0 - 1.9 years...........       99        3.6%         31,159,777        2.6%          47.0%         9.400%
 2.0 - 2.9 years...........      213        7.7%         72,341,153        6.1%          51.6%         9.059%
 3.0 - 3.9 years...........      227        8.2%         69,238,753        5.9%          50.2%         8.784%
 4.0 - 4.9 years...........      286       10.4%         91,627,902        7.7%          47.6%         8.760%
 5.0 - 5.9 years...........      217        7.9%         86,876,881        7.3%          51.2%         8.816%
 6.0 - 6.9 years...........      289       10.5%        141,228,026       11.9%          58.0%         8.435%
 7.0 - 7.9 years...........      292       10.6%        152,035,091       12.8%          58.0%         8.482%
 8.0 - 8.9 years...........      267        9.7%        150,249,631       12.7%          57.7%         8.310%
 9.0 - 9.9 years...........      255        9.3%        116,020,910        9.8%          59.5%         8.115%
10.0 - 11.9 years..........      107        3.9%         46,304,458        3.9%          50.0%         8.750%
12.0 - 13.9 years..........      324       11.8%        152,676,710       12.9%          58.4%         8.580%
14.0 - 14.9 years..........      171        6.2%         71,719,439        6.1%          58.9%         8.260%
                               -----      -----      --------------      -----           ----         ------
Total/Wtd Avg..............    2,755      100.0%     $1,183,164,569      100.0%          55.5%         8.554%
                               =====      =====      ==============      =====           ====         ======

     The weighted average remaining term to maturity of the Mortgage Pool is 94 months.

                            MORTGAGE POOL STATISTICS

                          REMAINING AMORTIZATION TERM

                                                                                       WEIGHTED      WEIGHTED
         RANGE OF            NUMBER OF     % OF        AGGREGATE          % OF          AVERAGE      AVERAGE
         REMAINING           MORTGAGE    MORTGAGE     CUT-OFF DATE    INITIAL POOL   CUT-OFF DATE    MORTGAGE
    AMORTIZATION TERMS         LOANS      LOANS         BALANCE         BALANCE        LTV RATIO       RATE
    ------------------       ---------   --------    --------------   ------------   -------------   --------
Less than 1.0 year.........        1        0.0%     $       25,651        0.0%           4.6%        10.000%
 1.0 - 1.9 years...........       32        1.2%          3,884,489        0.3%          10.1%         9.525%
 2.0 - 2.9 years...........       67        2.4%          6,526,816        0.6%          17.8%         9.814%
 3.0 - 3.9 years...........       98        3.6%         13,083,014        1.1%          23.0%         9.716%
 4.0 - 4.9 years...........      112        4.1%         21,645,999        1.8%          27.4%         9.461%
 5.0 - 5.9 years...........       64        2.3%         15,621,910        1.3%          35.7%         9.700%
 6.0 - 6.9 years...........       67        2.4%         22,840,595        1.9%          38.1%         9.092%
 7.0 - 7.9 years...........       57        2.1%         17,688,955        1.5%          39.0%         8.771%
 8.0 - 8.9 years...........       81        2.9%         30,733,615        2.6%          41.9%         8.750%
 9.0 - 9.9 years...........       55        2.0%         21,678,572        1.8%          46.7%         8.348%
10.0 - 11.9 years..........      173        6.3%         72,037,938        6.1%          50.6%         8.644%
12.0 - 13.9 years..........      393       14.3%        179,117,305       15.1%          57.3%         8.563%
14.0 - 15.9 years..........      267        9.7%        118,761,582       10.0%          57.1%         8.395%
16.0 - 17.9 years..........      231        8.4%        100,542,286        8.5%          55.5%         8.680%
18.0 - 19.9 years..........      233        8.5%        104,137,172        8.8%          56.7%         8.560%
20.0 - 24.9 years..........      508       18.4%        300,670,971       25.4%          59.9%         8.407%
25.0 - 29.9 years..........      316       11.5%        154,167,697       13.0%          64.7%         8.287%
                               -----      -----      --------------      -----           ----         ------
Total/Wtd Avg..............    2,755      100.0%     $1,183,164,569      100.0%          55.5%         8.554%
                               =====      =====      ==============      =====           ====         ======

     The weighted average remaining amortization term of the Mortgage Pool is 209 months.

                                   SEASONING

                                                                          % OF       WEIGHTED     WEIGHTED
           RANGE OF             NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE      AVERAGE
        MORTGAGE LOAN           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
          SEASONING               LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
        -------------           ---------   --------    --------------   -------   ------------   --------
Less than 1.0 year............      361       13.1%     $  165,917,170     14.0%       60.0%        8.110%
 1.0 - 1.9 years..............      500       18.1%        267,019,991     22.6%       58.8%        8.290%
 2.0 - 2.9 years..............      467       17.0%        226,563,053     19.1%       57.4%        8.548%
 3.0 - 3.9 years..............      371       13.5%        184,177,018     15.6%       56.7%        8.405%
 4.0 - 4.9 years..............      155        5.6%         81,391,142      6.9%       53.6%        8.794%
 5.0 - 5.9 years..............      144        5.2%         60,928,050      5.1%       52.1%        8.345%
 6.0 - 6.9 years..............       58        2.1%         24,434,222      2.1%       52.0%        8.215%
 7.0 - 7.9 years..............       47        1.7%         16,612,344      1.4%       51.5%        9.496%
 8.0 - 8.9 years..............       59        2.1%         17,770,149      1.5%       46.3%        9.731%
 9.0 - 9.9 years..............       23        0.8%          6,290,032      0.5%       52.9%       10.228%
10.0 - 11.9 years.............      126        4.6%         38,604,342      3.3%       52.6%        9.375%
12.0 - 13.9 years.............      104        3.8%         31,606,445      2.7%       52.8%        9.146%
14.0 - 15.9 years.............        9        0.3%          3,187,661      0.3%       45.8%        8.577%
16.0 - 17.9 years.............        5        0.2%            855,895      0.1%       39.6%        9.772%
18.0 - 19.9 years.............       66        2.4%         13,604,772      1.1%       34.7%       10.514%
20.0 - 24.9 years.............      252        9.1%         42,316,621      3.6%       31.1%        9.713%
25.0 - 29.9 years.............        8        0.3%          1,885,662      0.2%       20.9%        8.286%
                                  -----      -----      --------------    -----        ----        ------
Total/Wtd Avg.................    2,755      100.0%     $1,183,164,569    100.0%       55.5%        8.554%
                                  =====      =====      ==============    =====        ====        ======

     The weighted average seasoning of the Mortgage Pool is 50 months.

                            MORTGAGE POOL STATISTICS

                          YEAR OF MORTGAGE ORIGINATION

                                                                          % OF       WEIGHTED     WEIGHTED
                                NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE      AVERAGE
           YEAR OF              MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
         ORIGINATION              LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
         -----------            ---------   --------    --------------   -------   ------------   --------
1998..........................      546       19.8%     $  256,402,563     21.7%       59.6%        8.158%
1997..........................      441       16.0%        235,290,251     19.9%       58.4%        8.405%
1996..........................      481       17.5%        230,319,635     19.5%       57.5%        8.464%
1995..........................      248        9.0%        128,859,261     10.9%       56.0%        8.438%
1994..........................      169        6.1%         88,585,140      7.5%       53.9%        8.712%
1993..........................      117        4.2%         40,236,728      3.4%       49.1%        8.193%
1992..........................       44        1.6%         25,622,582      2.2%       54.4%        8.470%
1991..........................       52        1.9%         16,720,993      1.4%       49.5%        9.468%
1990..........................       59        2.1%         17,813,729      1.5%       48.0%       10.089%
1989..........................       15        0.5%          4,006,724      0.3%       48.1%        9.464%
1988..........................       64        2.3%         22,447,031      1.9%       51.5%        9.191%
Prior to 1988.................      519       18.8%        116,859,933      9.9%       42.4%        9.531%
                                  -----      -----      --------------    -----        ----        ------
Total/Wtd Avg.................    2,755      100.0%     $1,183,164,569    100.0%       55.5%        8.554%
                                  =====      =====      ==============    =====        ====        ======

                           YEAR OF MORTGAGE MATURITY

                                                                          % OF       WEIGHTED     WEIGHTED
                                NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE      AVERAGE
           YEAR OF              MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
           MATURITY               LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
           --------             ---------   --------    --------------   -------   ------------   --------
2000..........................       68        2.5%     $   17,405,372      1.5%       42.8%       10.144%
2001..........................      166        6.0%         60,023,732      5.1%       51.6%        8.936%
2002..........................      238        8.6%         77,286,240      6.5%       51.4%        8.882%
2003..........................      272        9.9%         80,626,038      6.8%       46.3%        8.798%
2004..........................      233        8.5%         88,212,808      7.5%       51.0%        8.741%
2005..........................      242        8.8%        114,155,544      9.6%       56.1%        8.667%
2006..........................      327       11.9%        157,730,188     13.3%       58.0%        8.463%
2007..........................      256        9.3%        148,106,723     12.5%       58.1%        8.359%
2008..........................      341       12.4%        165,724,788     14.0%       59.1%        8.111%
2009..........................       41        1.5%         14,776,986      1.2%       48.0%        8.857%
2010..........................       45        1.6%         22,527,670      1.9%       51.9%        8.809%
2011..........................      128        4.6%         53,944,891      4.6%       54.2%        8.644%
2012..........................      156        5.7%         78,733,561      6.7%       58.8%        8.602%
2013..........................      242        8.8%        103,910,028      8.8%       59.6%        8.288%
                                  -----      -----      --------------    -----        ----        ------
Total/Wtd Avg.................    2,755      100.0%     $1,183,164,569    100.0%       55.5%        8.554%
                                  =====      =====      ==============    =====        ====        ======

                            MORTGAGE POOL STATISTICS

                        CREDIT SCORING OF MORTGAGORS(1)

                                                                          % OF       WEIGHTED     WEIGHTED
           RANGE OF             NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE      AVERAGE
            CREDIT              MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
            SCORES                LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
           --------             ---------   --------    --------------   -------   ------------   --------
Less than 550.................       11        0.4%     $    3,521,383      0.3%       54.8%       10.081%
550 - 599.....................       12        0.4%          7,126,879      0.6%       59.8%        8.156%
600 - 649.....................       50        1.8%         20,604,705      1.7%       56.3%        8.808%
650 - 699.....................      242        8.8%        100,146,055      8.5%       58.3%        8.712%
700 - 749.....................      549       19.9%        219,368,274     18.5%       57.5%        8.531%
750 - 799.....................      697       25.3%        276,368,402     23.4%       55.4%        8.534%
800 - 824.....................      117        4.2%         41,566,593      3.5%       52.1%        8.708%
Not Available.................    1,077       39.1%        514,462,279     43.5%       54.2%        8.516%
                                  -----      -----      --------------    -----        ----        ------
Total/Wtd Avg.................    2,755      100.0%     $1,183,164,569    100.0%       55.5%        8.554%
                                  =====      =====      ==============    =====        ====        ======

     The weighted average credit score, of loans where a credit score was obtained, was 738.0.

(1) The scores shown are Bureau Credit Scores from Experion (FICO). Credit Scores generally range from approximately 250 to approximately 900 with a higher score indicating an individual with a more favorable credit history than an individual with a lower score. Credit Scores are statistical credit scores designed to asses a borrower's creditworthiness and likelihood of default on a consumer obligation over a two year period. Credit Scores were not developed to predict the likelihood of default on mortgage loans, and accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. Accordingly, Credit Scores were generally not obtained for trusts, corporations, and partnerships.

             MORTGAGE POOL STATISTICS -- FIXED RATE MORTGAGE LOANS
                            GEOGRAPHIC DISTRIBUTION

                                                                          % OF       WEIGHTED     WEIGHTED
                                   NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE      AVERAGE
                                   MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
                                     LOANS      LOANS       BALANCE      BALANCE    LTV RATIO       RATE
PROPERTY LOCATIONS                 ---------   --------   ------------   -------   ------------   --------
CA...............................    1,275       65.8%    $541,486,221     63.5%       55.9%       8.841%
  Los Angeles....................      378       19.5%     147,272,446     17.3%       55.5%       8.923%
  Orange.........................      105        5.4%      47,700,231      5.6%       58.0%       8.725%
  San Diego......................       83        4.3%      40,967,356      4.8%       59.3%       8.752%
  Alameda........................       90        4.6%      40,863,939      4.8%       56.2%       8.762%
  Santa Clara....................       80        4.1%      40,226,213      4.7%       52.5%       8.547%
  San Francisco..................       44        2.3%      21,807,208      2.6%       55.1%       8.567%
  San Mateo......................       47        2.4%      21,245,211      2.5%       54.3%       8.828%
  Sacramento.....................       42        2.2%      17,460,835      2.0%       58.5%       8.723%
  Fresno.........................       47        2.4%      15,269,240      1.8%       58.2%       9.268%
  San Bernardino.................       40        2.1%      13,805,822      1.6%       54.2%       9.421%
  Riverside......................       34        1.8%      13,560,193      1.6%       56.3%       8.739%
  Contra Costa...................       28        1.4%      13,188,490      1.5%       55.9%       8.658%
  Ventura........................       19        1.0%      10,085,910      1.2%       58.6%       8.881%
  Sonoma.........................       16        0.8%       9,188,117      1.1%       59.3%       8.489%
  Kern...........................       18        0.9%       8,712,069      1.0%       61.3%       8.497%
  Marin..........................       14        0.7%       8,522,540      1.0%       56.7%       8.681%
  Other Counties.................      190        9.8%      71,610,401      8.4%       53.4%       9.075%
WA                                     282       14.6%     135,433,922     15.9%       55.7%       8.750%
  King...........................      133        6.9%      67,479,884      7.9%       54.6%       8.719%
  Snohomish......................       23        1.2%      15,448,666      1.8%       62.5%       8.757%
  Pierce.........................       33        1.7%      12,572,117      1.5%       53.0%       9.079%
  Other Counties.................       93        4.8%      39,933,255      4.7%       55.7%       8.695%
NV...............................      131        6.8%      66,292,912      7.8%       54.2%       8.458%
OR...............................      118        6.1%      51,004,279      6.0%       59.2%       8.552%
AZ...............................       72        3.7%      26,476,659      3.1%       56.8%       8.469%
TX...............................       32        1.7%      14,907,955      1.7%       59.4%       8.525%
ID...............................       18        0.9%      10,935,647      1.3%       54.9%       8.919%
AK...............................        4        0.2%       2,504,925      0.3%       58.3%       8.746%
IL...............................        3        0.2%       1,663,014      0.2%       57.7%       7.875%
MN...............................        1        0.1%       1,432,727      0.2%       55.1%       7.375%
UT...............................        1        0.1%         956,007      0.1%       58.3%       8.875%
NY...............................        1        0.1%          77,467      0.0%       14.5%       9.875%
                                     -----      -----     ------------    -----        ----        -----
Total/Wtd Avg....................    1,938      100.0%     853,171,734    100.0%       56.0%       8.759%
                                     =====      =====     ============    =====        ====        =====

             MORTGAGE POOL STATISTICS -- FIXED RATE MORTGAGE LOANS

                                 PROPERTY TYPE

                                                                       % OF       WEIGHTED                    WEIGHTED
                              NUMBER OF      % OF       AGGREGATE     INITIAL     AVERAGE        MIN/MAX      AVERAGE
                              MORTGAGE     MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE
       PROPERTY TYPE            LOANS       LOANS        BALANCE      BALANCE    LTV RATIO      LTV RATIO       RATE
       -------------          ---------   ----------   ------------   -------   ------------   ------------   --------
Industrial..................      607        31.3%     $282,484,052     33.1%       57.8%         3.1/77.8%    8.677%
Office......................      496        25.6%      207,020,650     24.3%       57.6%         8.6/77.4%    8.761%
Retail......................      304        15.7%      124,560,396     14.6%       51.9%         3.2/77.3%    9.013%
Multifamily.................      274        14.1%      120,924,196     14.2%       58.9%         9.3/76.3%    8.608%
Mixed Use...................      152         7.8%       67,532,835      7.9%       54.3%         4.6/76.2%    8.824%
Restaurant..................       54         2.8%       16,434,846      1.9%       43.0%        11.8/64.1%    9.313%
Mobile Home.................       15         0.8%       14,625,494      1.7%       43.5%        16.2/71.9%    8.474%
Mini-Storage................       15         0.8%        9,145,172      1.1%       44.7%        13.5/58.5%    8.785%
Special Purpose.............       14         0.7%        7,706,959      0.9%       53.0%        10.1/63.8%    8.550%
Hotel/Motel.................        4         0.2%        2,535,533      0.3%       40.1%        13.3/53.1%    9.057%
Health Care.................        3         0.2%          201,600      0.0%       27.0%        24.2/29.0%    9.881%
                                -----       -----      ------------    -----        ----        ----------     -----
Total/Wtd Avg...............    1,938       100.0%     $853,171,734    100.0%       56.0%         3.1/77.8%    8.759%
                                =====       =====      ============    =====        ====        ==========     =====

                             CUT-OFF DATE BALANCES

                                                                                                           CUMULATIVE
                                                                    % OF       WEIGHTED       WEIGHTED        % OF
         RANGE OF            NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        AVERAGE      AGGREGATE
       CUT-OFF DATE          MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     CUT-OFF DATE     MORTGAGE      CUT-OFF
         BALANCES              LOANS      LOANS       BALANCE      BALANCE    LTV RATIO         RATE        BALANCE
       ------------          ---------   --------   ------------   -------   ------------   ------------   ----------
   $25,651 -   $99,999.....      210       10.8%    $ 14,843,720      1.7%      28.5%          10.243%         1.7%
  $100,000 -  $199,999.....      323       16.7%      48,487,484      5.7%      45.9%           9.669%         7.4%
  $200,000 -  $299,999.....      333       17.2%      83,030,676      9.7%      52.9%           9.113%        17.2%
  $300,000 -  $399,999.....      234       12.1%      82,119,354      9.6%      56.1%           8.935%        26.8%
  $400,000 -  $499,999.....      202       10.4%      90,839,475     10.6%      55.0%           8.725%        37.4%
  $500,000 -  $599,999.....      133        6.9%      72,557,933      8.5%      55.8%           8.668%        45.9%
  $600,000 -  $699,999.....      125        6.4%      81,599,271      9.6%      56.9%           8.610%        55.5%
  $700,000 -  $799,999.....       85        4.4%      63,544,706      7.4%      55.9%           8.705%        62.9%
  $800,000 -  $899,999.....       64        3.3%      54,356,662      6.4%      57.6%           8.682%        69.3%
  $900,000 -  $999,999.....       64        3.3%      60,792,347      7.1%      60.0%           8.584%        76.4%
$1,000,000 - $1,199,999....       86        4.4%      94,438,391     11.1%      60.0%           8.359%        87.5%
$1,200,000 - $1,299,999....       28        1.4%      34,940,600      4.1%      60.9%           8.546%        91.6%
$1,300,000 - $1,399,999....       21        1.1%      28,325,446      3.3%      59.9%           8.572%        94.9%
$1,400,000 - $1,490,462....       30        1.5%      43,295,670      5.1%      60.9%           8.306%       100.0%
                               -----      -----     ------------    -----        ----          ------        -----
Total/Wtd Avg..............    1,938      100.0%    $853,171,734    100.0%      56.0%           8.759%          --
                               =====      =====     ============    =====        ====          ======        =====

     The average balance of the Fixed Rate Mortgage Loans is $440,233.

             MORTGAGE POOL STATISTICS -- FIXED RATE MORTGAGE LOANS

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                                    % OF         WEIGHTED     WEIGHTED
                RANGE OF                  NUMBER OF     % OF      AGGREGATE       INITIAL        AVERAGE      AVERAGE
              CUT-OFF DATE                MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL       CUT-OFF DATE   MORTGAGE
              LTV RATIO(S)                  LOANS      LOANS       BALANCE        BALANCE       LTV RATIO       RATE
              ------------                ---------   --------   ------------   ------------   ------------   --------
Less than 20.01%........................      134        6.9%    $ 19,264,025        2.3%          14.5%       9.475%
20.01% - 30.00%.........................      188        9.7%      41,735,551        4.9%          25.5%       9.362%
30.01% - 40.00%.........................      205       10.6%      71,490,779        8.4%          35.5%       9.143%
40.01% - 45.00%.........................      120        6.2%      52,363,132        6.1%          42.5%       8.819%
45.01% - 50.00%.........................      141        7.3%      61,653,338        7.2%          47.8%       8.872%
50.01% - 55.00%.........................      150        7.7%      77,834,682        9.1%          52.7%       8.858%
55.01% - 60.00%.........................      219       11.3%     115,904,355       13.6%          57.5%       8.630%
60.01% - 65.00%.........................      254       13.1%     126,945,260       14.9%          62.5%       8.624%
65.01% - 70.00%.........................      257       13.3%     139,193,545       16.3%          67.5%       8.576%
70.01% - 75.00%.........................      258       13.3%     139,577,700       16.4%          72.4%       8.546%
75.01% - 77.79%.........................       12        0.6%       7,209,368        0.8%          76.3%       9.156%
                                            -----      -----     ------------      -----           ----        -----
Total/Wtd Avg...........................    1,938      100.0%    $853,171,734      100.0%          56.0%       8.759%
                                            =====      =====     ============      =====           ====        =====

                     ESTIMATED CURRENT LOAN-TO-VALUE RATIO

                                                                                                 WEIGHTED
                                                                                    % OF         AVERAGE      WEIGHTED
                RANGE OF                  NUMBER OF     % OF      AGGREGATE       INITIAL       ESTIMATED     AVERAGE
           ESTIMATED CURRENT              MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL         CURRENT      MORTGAGE
              LTV RATIO(S)                  LOANS      LOANS       BALANCE        BALANCE       LTV RATIO       RATE
           -----------------              ---------   --------   ------------   ------------   ------------   --------
Less than 20.01%........................      284       14.7%    $ 43,525,967        5.1%          14.2%       9.737%
20.01% - 30.00%.........................      201       10.4%      69,119,739        8.1%          25.2%       9.172%
30.01% - 40.00%.........................      232       12.0%      95,043,125       11.1%          35.1%       9.023%
40.01% - 45.00%.........................      178        9.2%      94,524,074       11.1%          42.5%       8.768%
45.01% - 50.00%.........................      186        9.6%     100,671,102       11.8%          47.5%       8.756%
50.01% - 55.00%.........................      202       10.4%     108,629,911       12.7%          52.5%       8.760%
55.01% - 60.00%.........................      168        8.7%      92,112,861       10.8%          57.3%       8.533%
60.01% - 65.00%.........................      140        7.2%      69,250,571        8.1%          62.4%       8.468%
65.01% - 70.00%.........................      151        7.8%      81,590,680        9.6%          67.4%       8.419%
70.01% - 75.00%.........................      190        9.8%      94,258,876       11.0%          72.6%       8.457%
75.01% - 77.56%.........................        6        0.3%       4,444,828        0.5%          76.4%       8.777%
                                            -----      -----     ------------      -----           ----        -----
Total/Wtd Avg...........................    1,938      100.0%    $853,171,734      100.0%          49.8%       8.759%
                                            =====      =====     ============      =====           ====        =====

             MORTGAGE POOL STATISTICS -- FIXED RATE MORTGAGE LOANS

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                                                 WEIGHTED
                                                                                    % OF         AVERAGE      WEIGHTED
                RANGE OF                  NUMBER OF     % OF      AGGREGATE       INITIAL        MATURITY     AVERAGE
             MATURITY DATE                MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL           DATE       MORTGAGE
              LTV RATIO(S)                  LOANS      LOANS       BALANCE        BALANCE       LTV RATIO       RATE
             -------------                ---------   --------   ------------   ------------   ------------   --------
 0.00%..................................      909       46.9%    $324,518,800       38.0%           0.0%       8.867%
 0.01% - 20.00%.........................       62        3.2%      17,519,971        2.1%          11.2%       9.148%
20.01% - 25.00%.........................       23        1.2%       9,128,251        1.1%          22.8%       8.827%
25.01% - 30.00%.........................       50        2.6%      21,438,006        2.5%          27.7%       8.855%
30.01% - 35.00%.........................       77        4.0%      32,345,614        3.8%          32.9%       8.615%
35.01% - 40.00%.........................       74        3.8%      37,111,789        4.3%          37.5%       8.771%
40.01% - 45.00%.........................       96        5.0%      52,084,061        6.1%          42.3%       8.676%
45.01% - 50.00%.........................      125        6.4%      71,270,699        8.4%          47.5%       8.667%
50.01% - 55.00%.........................      140        7.2%      75,790,156        8.9%          52.6%       8.652%
55.01% - 60.00%.........................      142        7.3%      79,601,656        9.3%          57.4%       8.530%
60.01% - 65.00%.........................      135        7.0%      80,565,457        9.4%          62.2%       8.731%
65.01% - 70.00%.........................       98        5.1%      47,297,870        5.5%          66.6%       8.660%
70.01% - 74.83%.........................        7        0.4%       4,499,405        0.5%          71.4%       9.540%
                                            -----      -----     ------------      -----           ----        -----
Total/Wtd Avg...........................    1,938      100.0%    $853,171,734      100.0%          30.6%       8.759%
                                            =====      =====     ============      =====           ====        =====

                                 MORTGAGE RATES

                                                                                             WEIGHTED     WEIGHTED
             RANGE OF                NUMBER OF     % OF       AGGREGATE         % OF         AVERAGE      AVERAGE
             MORTGAGE                MORTGAGE    MORTGAGE    CUT-OFF DATE   INITIAL POOL   CUT-OFF DATE   MORTGAGE
               RATES                   LOANS      LOANS        BALANCE        BALANCE       LTV RATIO       RATE
             --------                ---------   --------    ------------   ------------   ------------   --------
Less than 7.500%...................        6        0.3%     $  5,302,716        0.6%          58.9%        7.317%
 7.500% -  7.749%..................       25        1.3%       18,379,599        2.2%          56.9%        7.629%
 7.750% -  7.999%..................      101        5.2%       79,843,055        9.4%          59.2%        7.825%
 8.000% -  8.249%..................      178        9.2%      113,500,847       13.3%          59.0%        8.066%
 8.250% -  8.499%..................      218       11.2%      123,596,129       14.5%          59.7%        8.311%
 8.500% -  8.749%..................      250       12.9%      122,424,906       14.3%          57.9%        8.551%
 8.750% -  8.999%..................      224       11.6%      109,488,523       12.8%          57.3%        8.807%
 9.000% -  9.249%..................      192        9.9%       89,843,056       10.5%          57.3%        9.049%
 9.250% -  9.499%..................      127        6.6%       47,013,412        5.5%          52.9%        9.308%
 9.500% -  9.749%..................      141        7.3%       43,664,449        5.1%          50.7%        9.542%
 9.750% -  9.999%..................      151        7.8%       32,317,202        3.8%          44.6%        9.790%
10.000% - 10.249%..................       85        4.4%       20,219,113        2.4%          43.3%       10.036%
10.250% - 10.499%..................       56        2.9%        9,273,577        1.1%          41.5%       10.286%
10.500% - 10.999%..................       67        3.5%       14,491,035        1.7%          48.9%       10.713%
11.000% - 11.499%..................       33        1.7%        9,578,868        1.1%          47.5%       11.160%
11.500% - 11.999%..................       37        1.9%        7,610,996        0.9%          40.5%       11.712%
12.000% - 12.499%..................       29        1.5%        4,674,440        0.5%          39.9%       12.092%
12.500% - 12.999%..................        8        0.4%        1,019,830        0.1%          30.2%       12.549%
Greater than 12.999%...............       10        0.5%          929,983        0.1%          37.9%       13.438%
                                       -----      -----      ------------      -----           ----        ------
Total/Wtd Avg......................    1,938      100.0%     $853,171,734      100.0%          56.0%        8.759%
                                       =====      =====      ============      =====           ====        ======

     The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is 8.759%.

             MORTGAGE POOL STATISTICS -- FIXED RATE MORTGAGE LOANS

                           REMAINING TERM TO MATURITY

                                                                                       WEIGHTED      WEIGHTED
         RANGE OF            NUMBER OF     % OF        AGGREGATE          % OF          AVERAGE      AVERAGE
      REMAINING TERMS        MORTGAGE    MORTGAGE     CUT-OFF DATE    INITIAL POOL   CUT-OFF DATE    MORTGAGE
        TO MATURITY            LOANS      LOANS         BALANCE         BALANCE        LTV RATIO       RATE
      ---------------        ---------   --------    --------------   ------------   -------------   --------
Less than 1.0 year.........        5        0.3%     $    1,452,249        0.2%          52.2%        10.178%
 1.0 -  1.9 years..........       79        4.1%         23,396,412        2.7%          46.0%         9.827%
 2.0 -  2.9 years..........      108        5.6%         36,315,637        4.3%          50.2%         9.573%
 3.0 -  3.9 years..........      117        6.0%         30,852,432        3.6%          47.1%         9.113%
 4.0 -  4.9 years..........      170        8.8%         46,127,825        5.4%          42.9%         9.065%
 5.0 -  5.9 years..........      145        7.5%         55,109,170        6.5%          50.9%         9.366%
 6.0 -  6.9 years..........      227       11.7%        117,297,276       13.7%          58.8%         8.530%
 7.0 -  7.9 years..........      204       10.5%        109,057,191       12.8%          58.8%         8.816%
 8.0 -  8.9 years..........      185        9.5%        106,307,460       12.5%          58.3%         8.604%
 9.0 -  9.9 years..........      207       10.7%         97,705,542       11.5%          60.4%         8.192%
10.0 - 11.9 years..........       77        4.0%         36,093,629        4.2%          48.7%         8.972%
12.0 - 13.9 years..........      250       12.9%        125,634,995       14.7%          58.8%         8.763%
14.0 - 14.9 years..........      164        8.5%         67,821,916        7.9%          59.3%         8.303%
                               -----      -----      --------------      -----           ----         ------
Total/Wtd Avg                  1,938      100.0%     $  853,171,734      100.0%          56.0%         8.759%
                               =====      =====      ==============      =====           ====         ======

     The weighted average remaining term to maturity of the Fixed Rate Mortgage Loans is 100 months.

                          REMAINING AMORTIZATION TERM

                                                                                       WEIGHTED      WEIGHTED
         RANGE OF            NUMBER OF     % OF        AGGREGATE          % OF          AVERAGE      AVERAGE
         REMAINING           MORTGAGE    MORTGAGE     CUT-OFF DATE    INITIAL POOL   CUT-OFF DATE    MORTGAGE
    AMORTIZATION TERMS         LOANS      LOANS         BALANCE         BALANCE        LTV RATIO       RATE
    ------------------       ---------   --------    --------------   ------------   -------------   --------
Less than 1.0 year.........        1        0.1%     $       25,651        0.0%           4.6%        10.000%
 1.0 -  1.9 years..........       30        1.5%          3,693,913        0.4%          10.0%         9.577%
 2.0 -  2.9 years..........       57        2.9%          5,534,952        0.6%          16.8%         9.947%
 3.0 -  3.9 years..........       90        4.6%         11,690,105        1.4%          22.8%         9.833%
 4.0 -  4.9 years..........       98        5.1%         18,734,863        2.2%          27.7%         9.591%
 5.0 -  5.9 years..........       56        2.9%         13,375,179        1.6%          35.7%         9.954%
 6.0 -  6.9 years..........       54        2.8%         19,554,806        2.3%          38.9%         9.277%
 7.0 -  7.9 years..........       33        1.7%         11,910,541        1.4%          41.3%         9.133%
 8.0 -  8.9 years..........       54        2.8%         22,008,573        2.6%          43.4%         9.163%
 9.0 -  9.9 years..........       34        1.8%         14,864,601        1.7%          49.2%         8.612%
10.0 - 11.9 years..........      120        6.2%         55,745,326        6.5%          50.7%         8.841%
12.0 - 13.9 years..........      290       15.0%        138,362,503       16.2%          58.2%         8.795%
14.0 - 15.9 years..........      222       11.5%         98,850,518       11.6%          58.1%         8.475%
16.0 - 17.9 years..........      113        5.8%         58,595,731        6.9%          55.5%         8.835%
18.0 - 19.9 years..........       93        4.8%         51,257,448        6.0%          58.2%         8.542%
20.0 - 24.9 years..........      342       17.6%        207,611,348       24.3%          61.2%         8.684%
25.0 - 29.9 years..........      251       13.0%        121,355,677       14.2%          65.1%         8.473%
                               -----      -----      --------------      -----           ----         ------
Total/Wtd Avg..............    1,938      100.0%     $  853,171,734      100.0%          56.0%         8.759%
                               =====      =====      ==============      =====           ====         ======

     The weighted average remaining amortization term of the Fixed Rate Mortgage Loans is 206 months.

             MORTGAGE POOL STATISTICS -- FIXED RATE MORTGAGE LOANS

                                   SEASONING

                                                                          % OF         WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     % OF       AGGREGATE       INITIAL        AVERAGE      AVERAGE
        MORTGAGE LOAN          MORTGAGE    MORTGAGE    CUT-OFF DATE       POOL       CUT-OFF DATE   MORTGAGE
          SEASONING              LOANS      LOANS        BALANCE        BALANCE       LTV RATIO       RATE
        -------------          ---------   --------    ------------   ------------   ------------   --------
Less than 1.0 year...........      337       17.4%     $153,092,926       17.9%          60.7%        8.176%
 1.0 -  1.9 years............      380       19.6%      202,818,721       23.8%          59.6%        8.514%
 2.0 -  2.9 years............      337       17.4%      168,569,024       19.8%          57.8%        8.875%
 3.0 -  3.9 years............      284       14.7%      151,373,962       17.7%          57.2%        8.533%
 4.0 -  4.9 years............       86        4.4%       44,714,089        5.2%          53.8%        9.539%
 5.0 -  5.9 years............       55        2.8%       27,918,335        3.3%          50.7%        8.654%
 6.0 -  6.9 years............       19        1.0%        8,686,036        1.0%          58.0%        8.935%
 7.0 -  7.9 years............       27        1.4%        9,413,767        1.1%          50.2%       10.452%
 8.0 -  8.9 years............       43        2.2%       11,775,704        1.4%          46.4%       10.420%
 9.0 -  9.9 years............       13        0.7%        4,488,688        0.5%          55.1%       10.803%
10.0 - 11.9 years............       19        1.0%        6,302,976        0.7%          41.9%        9.323%
12.0 - 13.9 years............       20        1.0%        7,452,680        0.9%          49.9%        9.237%
14.0 - 15.9 years............        5        0.3%        1,543,452        0.2%          44.5%        9.755%
16.0 - 17.9 years............        2        0.1%          292,135        0.0%          38.9%       12.252%
18.0 - 19.9 years............       61        3.1%       12,417,314        1.5%          34.8%       10.752%
20.0 - 24.9 years............      242       12.5%       40,426,262        4.7%          30.8%        9.791%
25.0 - 29.9 years............        8        0.4%        1,885,662        0.2%          20.9%        8.286%
                                 -----      -----      ------------      -----           ----        ------
Total/Wtd Avg................    1,938      100.0%     $853,171,734      100.0%          56.0%        8.759%
                                 =====      =====      ============      =====           ====        ======

     The weighted average seasoning of the Fixed Rate Mortgage Loans is 46 months.

                          YEAR OF MORTGAGE ORIGINATION

                                                                          % OF       WEIGHTED     WEIGHTED
                                  NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE      AVERAGE
            YEAR OF               MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
          ORIGINATION               LOANS      LOANS        BALANCE      BALANCE    LTV RATIO       RATE
          -----------             ---------   --------    ------------   -------   ------------   --------
1998............................      499       25.7%     $231,274,951     27.1%       60.1%        8.236%
1997............................      308       15.9%      168,274,998     19.7%       59.4%        8.717%
1996............................      368       19.0%      182,711,300     21.4%       57.9%        8.695%
1995............................      168        8.7%       93,168,935     10.9%       56.5%        8.657%
1994............................       93        4.8%       50,297,193      5.9%       53.9%        9.333%
1993............................       34        1.8%       13,576,886      1.6%       45.2%        8.382%
1992............................       20        1.0%       12,120,609      1.4%       58.9%        9.202%
1991............................       31        1.6%       11,134,286      1.3%       50.1%       10.080%
1990............................       46        2.4%       13,238,911      1.6%       47.6%       10.692%
1989............................        6        0.3%        1,813,785      0.2%       53.3%       10.510%
1988............................       11        0.6%        3,151,660      0.4%       46.8%        8.398%
Prior to 1988...................      354       18.3%       72,408,221      8.5%       35.6%        9.829%
                                    -----      -----      ------------    -----        ----        ------
Total/Wtd Avg...................    1,938      100.0%     $853,171,734    100.0%       56.0%        8.759%
                                    =====      =====      ============    =====        ====        ======

             MORTGAGE POOL STATISTICS -- FIXED RATE MORTGAGE LOANS

                           YEAR OF MORTGAGE MATURITY

                                                                          % OF       WEIGHTED     WEIGHTED
                                  NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE      AVERAGE
            YEAR OF               MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
            MATURITY                LOANS      LOANS        BALANCE      BALANCE    LTV RATIO       RATE
            --------              ---------   --------    ------------   -------   ------------   --------
2000............................       57        2.9%     $ 15,133,727      1.8%       43.0%       10.422%
2001............................       97        5.0%       35,022,700      4.1%       50.9%        9.375%
2002............................      108        5.6%       30,256,304      3.5%       48.1%        9.310%
2003............................      161        8.3%       40,550,971      4.8%       42.0%        9.056%
2004............................      149        7.7%       52,444,611      6.1%       49.4%        9.246%
2005............................      182        9.4%       88,422,751     10.4%       56.8%        8.876%
2006............................      247       12.7%      127,983,381     15.0%       58.6%        8.621%
2007............................      171        8.8%       99,569,528     11.7%       59.2%        8.728%
2008............................      271       14.0%      132,589,798     15.5%       60.1%        8.247%
2009............................       24        1.2%        9,244,889      1.1%       45.8%        9.277%
2010............................       32        1.7%       17,952,029      2.1%       50.3%        9.061%
2011............................       96        5.0%       44,772,056      5.2%       54.2%        8.785%
2012............................      117        6.0%       62,199,803      7.3%       59.1%        8.865%
2013............................      226       11.7%       97,029,186     11.4%       59.9%        8.336%
                                    -----      -----      ------------    -----        ----        ------
Total/Wtd Avg...................    1,938      100.0%     $853,171,734    100.0%       56.0%        8.759%
                                    =====      =====      ============    =====        ====        ======

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS
                            GEOGRAPHIC DISTRIBUTION

                                                                            % OF         WEIGHTED     WEIGHTED
                                 NUMBER OF     % OF       AGGREGATE       INITIAL        AVERAGE      AVERAGE
                                 MORTGAGE    MORTGAGE    CUT-OFF DATE       POOL       CUT-OFF DATE   MORTGAGE
      PROPERTY LOCATIONS           LOANS      LOANS        BALANCE        BALANCE       LTV RATIO       RATE
      ------------------         ---------   --------    ------------   ------------   ------------   --------
CA                                  539        66.0%     $214,246,081       64.9%         54.7%        8.197%
  Los Angeles..................     160        19.6%       61,483,630       18.6%         55.3%        8.310%
  Orange.......................      45         5.5%       16,391,085        5.0%         57.7%        8.207%
  Santa Clara..................      22         2.7%       12,771,865        3.9%         57.3%        7.685%
  Alameda......................      31         3.8%       11,882,994        3.6%         55.6%        7.887%
  Fresno.......................      25         3.1%       10,862,406        3.3%         60.3%        8.020%
  San Diego....................      28         3.4%       10,245,717        3.1%         58.6%        8.093%
  Riverside....................      24         2.9%        9,214,721        2.8%         55.3%        8.525%
  Ventura......................      16         2.0%        9,130,415        2.8%         46.4%        7.927%
  Sacramento...................      21         2.6%        8,848,523        2.7%         55.2%        8.349%
  San Bernardino...............      25         3.1%        7,071,691        2.1%         52.8%        9.029%
  Contra Costa.................      17         2.1%        6,466,663        2.0%         51.1%        7.845%
  Marin........................       8         1.0%        5,899,989        1.8%         48.9%        7.734%
  Sonoma.......................      10         1.2%        5,380,527        1.6%         55.4%        8.235%
  San Mateo....................       8         1.0%        4,711,576        1.4%         54.5%        7.797%
  San Francisco................      11         1.3%        4,070,507        1.2%         50.6%        8.120%
  Placer.......................       5         0.6%        3,871,275        1.2%         62.4%        8.464%
  Other Counties...............      83        10.2%       25,942,497        7.9%         50.6%        8.363%
WA.............................     189        23.1%       77,383,957       23.5%         52.0%        7.753%
  King.........................     108        13.2%       46,942,405       14.2%         52.8%        7.753%
  Snohomish....................      12         1.5%        6,648,276        2.0%         47.1%        7.642%
  Pierce.......................      11         1.3%        3,867,669        1.2%         55.3%        7.784%
  Spokane......................      11         1.3%        3,378,880        1.0%         52.5%        7.802%
  Other Counties...............      47         5.8%       16,546,726        5.0%         50.7%        7.780%
AZ.............................      19         2.3%       12,459,607        3.8%         53.9%        7.381%
OR.............................      31         3.8%       11,530,261        3.5%         53.8%        7.674%
TX.............................      21         2.6%        6,850,845        2.1%         53.2%        7.766%
NV.............................       9         1.1%        4,544,836        1.4%         57.9%        7.576%
ID.............................       7         0.9%        2,206,659        0.7%         45.9%        7.847%
AK.............................       2         0.2%          770,591        0.2%         68.2%        8.177%
                                    ---       -----      ------------      -----           ----        -----
Total/Wtd. Avg.................     817       100.0%     $329,992,835      100.0%         54.0%        8.024%
                                    ===       =====      ============      =====           ====        =====

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                                 PROPERTY TYPE

                                                                           % OF       WEIGHTED                    WEIGHTED
                                NUMBER OF      % OF        AGGREGATE      INITIAL     AVERAGE        MIN/MAX      AVERAGE
                                MORTGAGE     MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE
        PROPERTY TYPE             LOANS       LOANS         BALANCE       BALANCE    LTV RATIO      LTV RATIO       RATE
        -------------           ---------   ----------   --------------   -------   ------------   ------------   --------
Industrial....................      257        31.5%     $  105,649,734     32.0%       53.2%         8.3/76.1%    8.082%
Office........................      241        29.5%         91,719,300     27.8%       56.7%         9.7/74.4%    8.036%
Retail........................      109        13.3%         45,676,547     13.8%       50.5%         9.9/65.1%    8.076%
Multifamily...................      100        12.2%         44,508,584     13.5%       57.8%         5.1/74.4%    7.829%
Mixed Use.....................       74         9.1%         28,888,607      8.8%       53.4%         9.7/72.8%    8.099%
Hotel/Motel...................        5         0.6%          3,263,996      1.0%       35.9%        17.9/47.7%    7.523%
Special Purpose...............        7         0.9%          3,038,807      0.9%       49.6%        30.6/62.4%    7.495%
Mobile Home...................        5         0.6%          2,984,098      0.9%       49.0%        21.9/57.5%    7.778%
Restaurant....................       15         1.8%          2,780,821      0.8%       37.8%        10.8/50.1%    8.195%
Mini-Storage..................        4         0.5%          1,482,341      0.4%       36.9%        21.6/52.3%    8.229%
                                  -----       -----      --------------    -----        ----        ----------     -----
Total/Wtd Avg.................      817       100.0%     $  329,992,835    100.0%       54.0%         5.1/76.1%    8.024%
                                  =====       =====      ==============    =====        ====        ==========     =====

                             CUT-OFF DATE BALANCES

                                                                                                        CUMULATIVE
                                                                     % OF       WEIGHTED     WEIGHTED      % OF
         RANGE OF            NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE      AVERAGE    AGGREGATE
       CUT-OFF DATE          MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE    CUT-OFF
         BALANCES              LOANS      LOANS        BALANCE      BALANCE    LTV RATIO       RATE      BALANCE
       ------------          ---------   --------    ------------   -------   ------------   --------   ----------
   $43,862 -  $99,999......      65         8.0%     $  4,952,538      1.5%       37.2%       9.109%        1.5%
  $100,000 - $199,999......     182        22.3%       26,780,425      8.1%       47.9%       8.726%        9.6%
  $200,000 - $299,999......     148        18.1%       37,081,951     11.2%       51.9%       8.362%       20.9%
  $300,000 - $399,999......     123        15.1%       43,270,699     13.1%       50.9%       8.099%       34.0%
  $400,000 - $499,999......      72         8.8%       32,119,308      9.7%       54.3%       8.073%       43.7%
  $500,000 - $599,999......      52         6.4%       28,492,859      8.6%       56.5%       7.939%       52.3%
  $600,000 - $699,999......      39         4.8%       25,241,291      7.6%       55.4%       7.841%       60.0%
  $700,000 - $799,999......      43         5.3%       32,038,621      9.7%       58.5%       8.046%       69.7%
  $800,000 - $899,999......      24         2.9%       20,205,235      6.1%       55.0%       7.881%       75.8%
  $900,000 - $999,999......      24         2.9%       22,784,398      6.9%       56.7%       7.591%       82.7%
$1,000,000 - $1,199,999....      18         2.2%       19,681,978      6.0%       53.5%       7.904%       88.7%
$1,200,000 - $1,299,999....       3         0.4%        3,825,789      1.2%       55.6%       8.064%       89.8%
$1,300,000 - $1,399,999....      11         1.3%       14,779,734      4.5%       61.3%       7.360%       94.3%
$1,400,000 - $1,470,682....      13         1.6%       18,738,009      5.7%       54.5%       7.466%      100.0%
                                ---       -----      ------------    -----        ----        -----       -----
Total/Wtd Avg..............     817       100.0%     $329,992,835    100.0%       54.0%       8.024%         --
                                ===       =====      ============    =====        ====        =====       =====

     The average balance of the Adjustable Rate Mortgage Loans is $403,908.

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                          % OF       WEIGHTED     WEIGHTED
           RANGE OF             NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE      AVERAGE
         CUT-OFF DATE           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     CUT-OFF DATE   MORTGAGE
         LTV RATIO(S)             LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
         ------------           ---------   --------    --------------   -------   ------------   --------
Less than 20.01%..............       41        5.0%       $  8,998,592      2.7%       15.4%       8.168%
20.01% - 30.00%...............       63        7.7%         16,832,484      5.1%       25.2%       8.149%
30.01% - 40.00%...............       80        9.8%         29,494,344      8.9%       35.2%       7.988%
40.01% - 45.00%...............       66        8.1%         22,187,330      6.7%       42.6%       7.921%
45.01% - 50.00%...............       85       10.4%         26,572,464      8.1%       47.6%       8.097%
50.01% - 55.00%...............       83       10.2%         34,814,703     10.6%       52.5%       7.881%
55.01% - 60.00%...............      115       14.1%         58,548,240     17.7%       57.6%       8.003%
60.01% - 65.00%...............      120       14.7%         57,855,714     17.5%       62.5%       8.008%
65.01% - 70.00%...............      106       13.0%         46,064,540     14.0%       67.9%       8.206%
70.01% - 75.00%...............       57        7.0%         27,844,195      8.4%       72.0%       7.918%
75.01% - 76.12%...............        1        0.1%            780,230      0.2%       76.1%       7.625%
                                  -----      -----       -------------    -----        ----        -----
Total/Wtd Avg.................      817      100.0%       $329,992,835    100.0%       54.0%       8.024%
                                  =====      =====       =============    =====        ====        =====

                     ESTIMATED CURRENT LOAN-TO-VALUE RATIO

                                                                                     WEIGHTED
                                                                            % OF      AVERAGE    WEIGHTED
            RANGE OF              NUMBER OF     % OF        AGGREGATE      INITIAL   ESTIMATED   AVERAGE
       ESTIMATED CURRENT          MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL      CURRENT    MORTGAGE
          LTV RATIO(S)              LOANS      LOANS         BALANCE       BALANCE   LTV RATIO     RATE
       -----------------          ---------   --------    --------------   -------   ---------   --------
Less than 20.01%................       70        8.6%       $ 16,861,619      5.1%     14.8%      8.160%
20.01% - 30.00%.................       94       11.5%         27,445,765      8.3%     25.4%      8.112%
30.01% - 40.00%.................      179       21.9%         62,831,695     19.0%     35.5%      8.095%
40.01% - 45.00%.................      101       12.4%         42,732,170     12.9%     42.8%      7.934%
45.01% - 50.00%.................      115       14.1%         56,305,042     17.1%     47.5%      8.077%
50.01% - 55.00%.................       98       12.0%         45,255,724     13.7%     52.3%      8.203%
55.01% - 60.00%.................       64        7.8%         29,836,455      9.0%     57.3%      7.945%
60.01% - 65.00%.................       37        4.5%         21,252,456      6.4%     62.6%      7.720%
65.01% - 70.00%.................       32        3.9%         14,262,167      4.3%     67.7%      7.834%
70.01% - 75.00%.................       25        3.1%         12,306,312      3.7%     72.7%      7.633%
75.01% - 77.60%.................        2        0.2%            903,431      0.3%     76.6%      7.808%
                                    -----      -----        ------------    -----      ----       -----
Total/Wtd Avg...................      817      100.0%       $329,992,835    100.0%     45.5%      8.024%
                                    =====      =====        ============    =====      ====       =====

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                                     WEIGHTED
                                                                          % OF       AVERAGE      WEIGHTED
           RANGE OF             NUMBER OF     % OF        AGGREGATE      INITIAL     MATURITY     AVERAGE
        MATURITY DATE           MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL         DATE       MORTGAGE
         LTV RATIO(S)             LOANS      LOANS         BALANCE       BALANCE    LTV RATIO       RATE
        -------------           ---------   --------    --------------   -------   ------------   --------
 0.00%........................      201       24.6%       $ 62,682,524     19.0%        0.0%       7.871%
 0.01% - 20.00%...............       44        5.4%         12,391,323      3.8%       14.1%       8.018%
20.01% - 25.00%...............       22        2.7%          7,047,094      2.1%       22.5%       8.016%
25.01% - 30.00%...............       30        3.7%          9,716,771      2.9%       27.5%       8.087%
30.01% - 35.00%...............       53        6.5%         21,945,320      6.7%       32.3%       7.899%
35.01% - 40.00%...............       60        7.3%         25,215,554      7.6%       37.1%       7.735%
40.01% - 45.00%...............       59        7.2%         22,094,811      6.7%       42.9%       8.002%
45.01% - 50.00%...............       73        8.9%         34,557,128     10.5%       47.3%       8.036%
50.01% - 55.00%...............       92       11.3%         49,597,966     15.0%       52.6%       7.996%
55.01% - 60.00%...............       88       10.8%         41,182,542     12.5%       57.3%       8.139%
60.01% - 65.00%...............       65        8.0%         30,711,609      9.3%       62.6%       8.463%
65.01% - 69.50%...............       30        3.7%         12,850,193      3.9%       66.0%       8.201%
                                  -----      -----        ------------    -----        ----        -----
Total/Wtd Avg.................      817      100.0%       $329,992,835    100.0%       38.1%       8.024%
                                  =====      =====        ============    =====        ====        =====

                                 MORTGAGE RATES

                                                                                       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     % OF       AGGREGATE         % OF         AVERAGE      AVERAGE
          MORTGAGE             MORTGAGE    MORTGAGE    CUT-OFF DATE   INITIAL POOL   CUT-OFF DATE   MORTGAGE
            RATES                LOANS      LOANS        BALANCE        BALANCE       LTV RATIO       RATE
          --------             ---------   --------    ------------   ------------   ------------   --------
Less than 7.000%.............       7         0.9%     $  5,098,531        1.5%          57.2%        6.696%
 7.000% -  7.249%............      44         5.4%       31,059,508        9.4%          56.7%        7.089%
 7.250% -  7.499%............      68         8.3%       40,907,778       12.4%          55.2%        7.339%
 7.500% -  7.749%............      97        11.9%       55,861,685       16.9%          54.5%        7.582%
 7.750% -  7.999%............     130        15.9%       63,732,792       19.3%          54.7%        7.822%
 8.000% -  8.249%............     110        13.5%       38,094,737       11.5%          50.4%        8.044%
 8.250% -  8.499%............      64         7.8%       19,350,010        5.9%          51.6%        8.306%
 8.500% -  8.749%............      66         8.1%       15,024,439        4.6%          47.2%        8.562%
 8.750% -  8.999%............      21         2.6%        5,280,873        1.6%          51.3%        8.800%
 9.000% -  9.249%............      32         3.9%        8,468,389        2.6%          48.1%        9.026%
 9.250% -  9.499%............      54         6.6%       16,577,898        5.0%          56.9%        9.267%
 9.500% -  9.749%............      28         3.4%        9,030,349        2.7%          53.0%        9.523%
 9.750% -  9.999%............      64         7.8%       14,609,275        4.4%          59.3%        9.752%
10.000% - 10.499%............      29         3.5%        5,595,520        1.7%          57.0%       10.101%
Greater than 10.499%.........       3         0.4%        1,301,050        0.4%          51.2%       10.622%
                                  ---       -----      ------------      -----           ----        ------
Total/Wtd Avg................     817       100.0%     $329,992,835      100.0%          54.0%        8.024%
                                  ===       =====      ============      =====           ====        ======

     The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans is 8.024%.

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                           REMAINING TERM TO MATURITY

                                                                                       WEIGHTED      WEIGHTED
          RANGE OF             NUMBER OF     % OF       AGGREGATE         % OF          AVERAGE      AVERAGE
       REMAINING TERMS         MORTGAGE    MORTGAGE    CUT-OFF DATE   INITIAL POOL   CUT-OFF DATE    MORTGAGE
         TO MATURITY             LOANS      LOANS        BALANCE        BALANCE        LTV RATIO       RATE
       ---------------         ---------   --------    ------------   ------------   -------------   --------
Less than 1.0 year...........       3         0.4%     $    233,588        0.1%          35.7%        9.068%
 1.0 -  1.9 years............      20         2.4%        7,763,365        2.4%          49.9%        8.111%
 2.0 -  2.9 years............     105        12.9%       36,025,517       10.9%          53.0%        8.540%
 3.0 -  3.9 years............     110        13.5%       38,386,321       11.6%          52.8%        8.519%
 4.0 -  4.9 years............     116        14.2%       45,500,077       13.8%          52.3%        8.450%
 5.0 -  5.9 years............      72         8.8%       31,767,711        9.6%          51.7%        7.863%
 6.0 -  6.9 years............      62         7.6%       23,930,750        7.3%          53.9%        7.971%
 7.0 -  7.9 years............      88        10.8%       42,977,900       13.0%          56.0%        7.636%
 8.0 -  8.9 years............      82        10.0%       43,942,171       13.3%          56.4%        7.600%
 9.0 -  9.9 years............      48         5.9%       18,315,368        5.6%          54.4%        7.707%
10.0 - 11.9 years............      30         3.7%       10,210,829        3.1%          54.6%        7.966%
12.0 - 13.9 years............      74         9.1%       27,041,715        8.2%          56.7%        7.731%
14.0 - 14.9 years............       7         0.9%        3,897,523        1.2%          52.3%        7.520%
                                  ---       -----      ------------      -----           ----         -----
Total/Wtd Avg................     817       100.0%     $329,992,835      100.0%          54.0%        8.024%
                                  ===       =====      ============      =====           ====         =====

     The weighted average remaining term of the Adjustable Rate Mortgage Loans is 78 months.

                          REMAINING AMORTIZATION TERM

                                                                         % OF       WEIGHTED      WEIGHTED
           RANGE OF              NUMBER OF     % OF       AGGREGATE     INITIAL      AVERAGE      AVERAGE
           REMAINING             MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE    MORTGAGE
      AMORTIZATION TERMS           LOANS      LOANS        BALANCE      BALANCE     LTV RATIO       RATE
      ------------------         ---------   --------    ------------   -------   -------------   --------
 1.0 -  1.9 years..............       2         0.2%     $    190,577      0.1%       11.9%        8.513%
 2.0 -  2.9 years..............      10         1.2%          991,864      0.3%       23.6%        9.068%
 3.0 -  3.9 years..............       8         1.0%        1,392,909      0.4%       24.6%        8.738%
 4.0 -  4.9 years..............      14         1.7%        2,911,136      0.9%       25.0%        8.624%
 5.0 -  5.9 years..............       8         1.0%        2,246,731      0.7%       35.3%        8.187%
 6.0 -  6.9 years..............      13         1.6%        3,285,789      1.0%       32.7%        7.997%
 7.0 -  7.9 years..............      24         2.9%        5,778,415      1.8%       34.3%        8.025%
 8.0 -  8.9 years..............      27         3.3%        8,725,042      2.6%       38.1%        7.710%
 9.0 -  9.9 years..............      21         2.6%        6,813,972      2.1%       41.2%        7.772%
10.0 - 11.9 years..............      53         6.5%       16,292,613      4.9%       50.1%        7.971%
12.0 - 13.9 years..............     103        12.6%       40,754,802     12.4%       54.1%        7.775%
14.0 - 15.9 years..............      45         5.5%       19,911,064      6.0%       52.3%        7.996%
16.0 - 17.9 years..............     118        14.4%       41,946,555     12.7%       55.5%        8.464%
18.0 - 19.9 years..............     140        17.1%       52,879,724     16.0%       55.2%        8.577%
20.0 - 24.9 years..............     166        20.3%       93,059,623     28.2%       57.0%        7.788%
25.0 - 29.9 years..............      65         8.0%       32,812,020      9.9%       63.3%        7.599%
                                    ---       -----      ------------    -----        ----         -----
Total/Wtd Avg..................     817       100.0%     $329,992,835    100.0%       54.0%        8.024%
                                    ===       =====      ============    =====        ====         =====

     The weighted average remaining amortization term of the Adjustable Rate Mortgage Loans is 217 months.

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                                   SEASONING

                                                                              % OF       WEIGHTED     WEIGHTED
              RANGE OF                 NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE      AVERAGE
            MORTGAGE LOAN              MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
              SEASONING                  LOANS      LOANS       BALANCE      BALANCE    LTV RATIO       RATE
            -------------              ---------   --------   ------------   -------   ------------   --------
Less than 1.0 year...................      24         2.9%    $ 12,824,244      3.9%       51.5%       7.326%
 1.0- 1.9 years......................     120        14.7%      64,201,270     19.5%       56.3%       7.583%
 2.0- 2.9 years......................     130        15.9%      57,994,030     17.6%       56.3%       7.601%
 3.0- 3.9 years......................      87        10.6%      32,803,056      9.9%       54.3%       7.815%
 4.0- 4.9 years......................      69         8.4%      36,677,053     11.1%       53.3%       7.887%
 5.0- 5.9 years......................      89        10.9%      33,009,715     10.0%       53.3%       8.083%
 6.0- 6.9 years......................      39         4.8%      15,748,185      4.8%       48.7%       7.818%
 7.0- 7.9 years......................      20         2.4%       7,198,576      2.2%       53.3%       8.247%
 8.0- 8.9 years......................      16         2.0%       5,994,445      1.8%       46.0%       8.376%
 9.0- 9.9 years......................      10         1.2%       1,801,344      0.5%       47.7%       8.795%
10.0-11.9 years......................     107        13.1%      32,301,366      9.8%       54.6%       9.385%
12.0-13.9 years......................      84        10.3%      24,153,765      7.3%       53.7%       9.119%
14.0-15.9 years......................       4         0.5%       1,644,209      0.5%       47.0%       7.470%
16.0-17.9 years......................       3         0.4%         563,760      0.2%       40.0%       8.488%
18.0-19.9 years......................       5         0.6%       1,187,458      0.4%       33.9%       8.025%
20.0-24.9 years......................      10         1.2%       1,890,359      0.6%       37.4%       8.057%
                                          ---       -----     ------------    -----        ----        -----
Total/Wtd Avg........................     817       100.0%    $329,992,835    100.0%       54.0%       8.024%
                                          ===       =====     ============    =====        ====        =====

     The weighted average seasoning of the Adjustable Rate Mortgage Loans is 61 months.

                            ADJUSTABLE RATE INDICES

                                                                              % OF       WEIGHTED     WEIGHTED
             ADJUSTABLE                NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE      AVERAGE
                RATE                   MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
               INDICES                   LOANS      LOANS       BALANCE      BALANCE    LTV RATIO       RATE
             ----------                ---------   --------   ------------   -------   ------------   --------
6 Month CD...........................     373        45.7%    $154,045,870     46.7%       53.8%       7.796%
6 Month LIBOR........................     253        31.0%     112,784,846     34.2%       53.1%       7.714%
Prime................................     176        21.5%      50,200,199     15.2%       55.6%       9.513%
3 Month LIBOR........................      10         1.2%       9,178,447      2.8%       58.2%       7.700%
1 Month LIBOR........................       3         0.4%       2,360,796      0.7%       62.8%       7.625%
1 Year CMT...........................       1         0.1%       1,102,963      0.3%       51.3%       7.375%
1 Year LIBOR.........................       1         0.1%         319,715      0.1%       32.0%       8.000%
                                          ---       -----     ------------    -----        ----        -----
Total/Wtd Avg........................     817       100.0%    $329,992,835    100.0%       54.0%       8.024%
                                          ===       =====     ============    =====        ====        =====

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                        MAXIMUM MORTGAGE INTEREST RATES

              RANGE OF                                                        % OF       WEIGHTED     WEIGHTED
              MAXIMUM                 NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE      AVERAGE
              MORTGAGE                MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
           INTEREST RATES               LOANS       LOANS       BALANCE      BALANCE    LTV RATIO       RATE
           --------------             ---------   ---------   ------------   -------   ------------   --------
Less than 11.000%...................       1          0.1%    $    470,878      0.1%       58.9%       8.125%
11.000%-11.499%.....................      35          4.3%      14,098,262      4.3%       55.1%       8.028%
11.500%-11.999%.....................      13          1.6%       3,549,783      1.1%       49.3%       8.062%
12.000%-12.499%.....................       5          0.6%       2,094,235      0.6%       47.5%       8.256%
12.500%-12.999%.....................       9          1.1%       3,259,603      1.0%       58.7%       7.670%
13.000%-13.499%.....................       7          0.9%       2,562,489      0.8%       57.6%       8.240%
13.500%-13.999%.....................      14          1.7%       5,245,058      1.6%       61.6%       8.364%
14.000%-14.499%.....................       7          0.9%       1,660,645      0.5%       54.8%       8.450%
14.500%-14.999%.....................      31          3.8%       6,298,963      1.9%       58.6%       9.686%
15.000%-15.499%.....................      38          4.7%      16,118,566      4.9%       56.1%       8.485%
15.500%-15.999%.....................      41          5.0%      14,694,425      4.5%       50.8%       8.822%
16.000%-16.499%.....................      16          2.0%       4,177,558      1.3%       60.8%       8.625%
16.500%-16.999%.....................      15          1.8%       2,579,484      0.8%       54.4%       9.110%
Greater than 16.999%................       5          0.6%         891,240      0.3%       48.8%       9.523%
Uncapped............................     580         71.0%     252,291,645     76.5%       53.6%       7.870%
                                         ---        -----     ------------    -----        ----        -----
Total/Wtd Avg.......................     817        100.0%    $329,992,835    100.0%       54.0%       8.024%
                                         ===        =====     ============    =====        ====        =====

     The weighted average maximum Mortgage Rate of the Adjustable Rate Mortgage Loans, excluding uncapped Mortgage Loans, is 14.094%.

                        MINIMUM MORTGAGE INTEREST RATES

              RANGE OF                                                        % OF       WEIGHTED     WEIGHTED
              MINIMUM                 NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE      AVERAGE
              MORTGAGE                MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
           INTEREST RATES               LOANS       LOANS       BALANCE      BALANCE    LTV RATIO       RATE
           --------------             ---------   ---------   ------------   -------   ------------   --------
Less than 1.500%....................      10          1.2%    $  6,335,133      1.9%       50.3%       8.068%
1.500%-1.999%.......................      78          9.5%      30,237,743      9.2%       55.7%       8.756%
2.000%-2.499%.......................     169         20.7%     104,390,637     31.6%       55.4%       7.411%
2.500%-2.999%.......................     253         31.0%     110,300,700     33.4%       53.7%       7.845%
3.000%-3.499%.......................     139         17.0%      39,411,119     11.9%       49.7%       8.288%
3.500%-3.999%.......................      53          6.5%      10,262,769      3.1%       55.7%       8.893%
4.000%-4.499%.......................       8          1.0%       1,321,944      0.4%       42.5%       8.799%
4.500%-4.999%.......................      30          3.7%       5,778,108      1.8%       57.5%       9.897%
5.000%-5.499%.......................      27          3.3%       6,752,268      2.0%       54.3%       9.603%
5.500%-5.999%.......................      28          3.4%       7,882,042      2.4%       50.7%       9.613%
6.000%-6.499%.......................       7          0.9%       2,152,032      0.7%       60.7%       8.917%
6.500%-6.999%.......................       4          0.5%       1,110,029      0.3%       53.2%       9.223%
7.000%-7.499%.......................       4          0.5%         875,050      0.3%       58.1%       8.737%
Greater than 7.499%.................       7          0.9%       3,183,261      1.0%       59.1%       8.997%
                                         ---        -----     ------------    -----        ----        -----
Total...............................     817        100.0%    $329,992,835    100.0%       54.0%       8.024%
                                         ===        =====     ============    =====        ====        =====

     The weighted average minimum Mortgage Rate of the Adjustable Rate Mortgage Loans is 2.744%.

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                                 GROSS MARGINS

                                                                              % OF       WEIGHTED     WEIGHTED
              RANGE OF                 NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE      AVERAGE
                GROSS                  MORTGAGED   MORTGAGE   CUT-OFF DATE    POOL     CUT-OFF DATE   MORTGAGE
               MARGINS                   LOANS      LOANS       BALANCE      BALANCE    LTV RATIO       RATE
              --------                 ---------   --------   ------------   -------   ------------   --------
Less than 1.250%.....................       2         0.2%    $  1,410,200      0.4%       19.1%       7.277%
1.250%-1.499%........................      15         1.8%      10,287,723      3.1%       53.9%       8.727%
1.500%-1.749%........................      72         8.8%      23,120,692      7.0%       56.8%       9.409%
1.750%-1.999%........................      28         3.4%      13,251,707      4.0%       53.7%       8.038%
2.000%-2.249%........................     138        16.9%      58,919,709     17.9%       57.6%       7.842%
2.250%-2.499%........................     100        12.2%      60,613,041     18.4%       54.2%       7.526%
2.500%-2.749%........................     117        14.3%      51,855,968     15.7%       54.2%       7.724%
2.750%-2.999%........................     141        17.3%      59,905,858     18.2%       53.3%       7.954%
3.000%-3.249%........................     104        12.7%      30,547,592      9.3%       48.7%       8.329%
3.250%-3.499%........................      38         4.7%      10,083,293      3.1%       53.1%       8.386%
3.500%-3.749%........................      42         5.1%       5,975,502      1.8%       48.4%       8.733%
3.750%-3.999%........................      12         1.5%       3,118,433      0.9%       58.6%       9.147%
Greater than 3.999%..................       8         1.0%         903,117      0.3%       35.3%       9.698%
                                          ---       -----     ------------    -----        ----        -----
Total/Wtd Avg........................     817       100.0%    $329,992,835    100.0%       54.0%       8.024%
                                          ===       =====     ============    =====        ====        =====

     The weighted average gross margin of the Adjustable Rate Mortgage Loans is 2.402%.

                        MORTGAGE RATE RESET FREQUENCIES

                                                                              % OF         WEIGHTED     WEIGHTED
               RATE                 NUMBER OF     % OF      AGGREGATE       INITIAL        AVERAGE      AVERAGE
              RESET                 MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL       CUT-OFF DATE   MORTGAGE
            FREQUENCY                 LOANS      LOANS       BALANCE        BALANCE       LTV RATIO       RATE
            ---------               ---------   --------   ------------   ------------   ------------   --------
Semiannually......................     801        98.0%    $316,928,768       96.0%          53.8%       8.038%
Quarterly.........................      10         1.2%       9,178,447        2.8%          58.2%       7.700%
Monthly...........................       3         0.4%       2,360,796        0.7%          62.8%       7.625%
Annually..........................       3         0.4%       1,524,824        0.5%          46.8%       7.682%
                                       ---       -----     ------------      -----           ----        -----
Total/Wtd Avg.....................     817       100.0%    $329,992,835      100.0%          54.0%       8.024%
                                       ===       =====     ============      =====           ====        =====

                        TERM TO NEXT MORTGAGE RATE RESET

                                                                              % OF         WEIGHTED     WEIGHTED
             TERM TO                NUMBER OF     % OF      AGGREGATE       INITIAL        AVERAGE      AVERAGE
          NEXT MORTGAGE             MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL       CUT-OFF DATE   MORTGAGE
            RATE RESET                LOANS      LOANS       BALANCE        BALANCE       LTV RATIO       RATE
          -------------             ---------   --------   ------------   ------------   ------------   --------
1 to 3 Months.....................     406        49.7%    $172,817,354       52.4%          54.6%       7.872%
4 to 6 Months.....................     403        49.3%     150,748,459       45.7%          53.1%       8.206%
7 to 9 Months.....................       3         0.4%       1,775,733        0.5%          56.0%       7.727%
Greater than 9 Months.............       5         0.6%       4,651,289        1.4%          60.1%       7.877%
                                       ---       -----     ------------      -----           ----        -----
Total/Wtd Avg.....................     817       100.0%    $329,992,835      100.0%          54.0%       8.024%
                                       ===       =====     ============      =====           ====        =====

     The weighted average term to the next rate reset of the Adjustable Rate Mortgage Loans is 4 months.

           MORTGAGE POOL STATISTICS -- ADJUSTABLE RATE MORTGAGE LOANS

                          YEAR OF MORTGAGE ORIGINATION

                                                                              % OF         WEIGHTED     WEIGHTED
                                    NUMBER OF     % OF      AGGREGATE       INITIAL        AVERAGE      AVERAGE
               YEAR                 MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL       CUT-OFF DATE   MORTGAGE
          OF ORIGINATION              LOANS      LOANS       BALANCE        BALANCE       LTV RATIO       RATE
          --------------            ---------   --------   ------------   ------------   ------------   --------
1998..............................      47         5.8%    $ 25,127,612        7.6%          54.2%       7.439%
1997..............................     133        16.3%      67,015,253       20.3%          55.8%       7.622%
1996..............................     113        13.8%      47,608,335       14.4%          56.1%       7.576%
1995..............................      80         9.8%      35,690,326       10.8%          54.8%       7.865%
1994..............................      76         9.3%      38,287,948       11.6%          54.0%       7.895%
1993..............................      83        10.2%      26,659,842        8.1%          51.1%       8.097%
1992..............................      24         2.9%      13,501,973        4.1%          50.4%       7.813%
1991..............................      21         2.6%       5,586,707        1.7%          48.2%       8.248%
1990..............................      13         1.6%       4,574,818        1.4%          49.3%       8.343%
1989..............................       9         1.1%       2,192,939        0.7%          43.9%       8.599%
1988..............................      53         6.5%      19,295,371        5.8%          52.3%       9.320%
Prior to 1988.....................     165        20.2%      44,451,712       13.5%          53.5%       9.045%
                                       ---       -----     ------------      -----           ----        -----
Total/Wtd Avg.....................     817       100.0%    $329,992,835      100.0%          54.0%       8.024%
                                       ===       =====     ============      =====           ====        =====

                           YEAR OF MORTGAGE MATURITY

                                                                              % OF         WEIGHTED     WEIGHTED
                                    NUMBER OF     % OF      AGGREGATE       INITIAL        AVERAGE      AVERAGE
               YEAR                 MORTGAGE    MORTGAGE   CUT-OFF DATE       POOL       CUT-OFF DATE   MORTGAGE
           OF MATURITY                LOANS      LOANS       BALANCE        BALANCE       LTV RATIO       RATE
           -----------              ---------   --------   ------------   ------------   ------------   --------
2000..............................      11         1.3%    $  2,271,645        0.7%          41.6%       8.287%
2001..............................      69         8.4%      25,001,032        7.6%          52.6%       8.320%
2002..............................     130        15.9%      47,029,936       14.3%          53.6%       8.607%
2003..............................     111        13.6%      40,075,067       12.1%          50.6%       8.537%
2004..............................      84        10.3%      35,768,196       10.8%          53.4%       8.001%
2005..............................      60         7.3%      25,732,793        7.8%          53.8%       7.949%
2006..............................      80         9.8%      29,746,807        9.0%          55.6%       7.780%
2007..............................      85        10.4%      48,537,196       14.7%          55.8%       7.600%
2008..............................      70         8.6%      33,134,991       10.0%          55.1%       7.568%
2009..............................      17         2.1%       5,532,097        1.7%          51.8%       8.155%
2010..............................      13         1.6%       4,575,641        1.4%          58.3%       7.820%
2011..............................      32         3.9%       9,172,835        2.8%          54.0%       7.958%
2012..............................      39         4.8%      16,533,758        5.0%          57.5%       7.613%
2013..............................      16         2.0%       6,880,842        2.1%          54.7%       7.620%
                                       ---       -----     ------------      -----           ----        -----
Total/Wtd Avg.....................     817       100.0%    $329,992,835      100.0%          54.0%       8.024%
                                       ===       =====     ============      =====           ====        =====

             HISTORICAL VALUES OF SIX-MONTH CERTIFICATES OF DEPOSIT

                                                                   YEAR
                                             -------------------------------------------------
MONTH                                        1999       1998       1997       1996       1995
-----                                        ----       ----       ----       ----       ----
January................................      4.880%     5.520%     5.550%     5.160%     6.560%
February...............................      5.040%     5.610%     5.550%     5.200%     6.340%
March..................................      4.970%     5.640%     5.880%     5.420%     6.390%
April..................................      4.940%     5.710%     5.890%     5.430%     6.280%
May....................................         --      5.650%     5.860%     5.520%     5.900%
June...................................         --      5.650%     5.810%     5.670%     5.930%
July...................................         --      5.660%     5.670%     5.730%     5.780%
August.................................         --      5.530%     5.720%     5.700%     5.790%
September..............................         --      5.120%     5.720%     5.550%     5.840%
October................................         --      4.920%     5.680%     5.460%     5.750%
November...............................         --      5.070%     5.810%     5.430%     5.590%
December...............................         --      4.980%     5.710%     5.460%     5.400%

The above table sets forth the rates of six-month Certificates of Deposit for each of the last five calendar years or portions thereof, based on information published by Bloomberg LP. The historical rates of the Indices set forth do not purport to be representative of the subsequent rates of the Indices that will be used to determine the Mortgage Rates on the Adjustable Rate Mortgage Loans.

                      HISTORICAL VALUES OF SIX-MONTH LIBOR

                                                                       YEAR
                                                     -----------------------------------------
MONTH                                                1999     1998     1997     1996     1995
-----                                                -----    -----    -----    -----    -----
January..........................................    4.971%   5.625%   5.688%   5.266%   6.688%
February.........................................    5.127%   5.695%   5.688%   5.297%   6.438%
March............................................    5.060%   5.750%   5.938%   5.500%   6.500%
April............................................    5.043%   5.813%   6.000%   5.563%   6.375%
May..............................................     --      5.750%   6.000%   5.633%   6.000%
June.............................................     --      5.781%   5.906%   5.789%   5.996%
July.............................................     --      5.750%   5.801%   5.883%   5.875%
August...........................................     --      5.594%   5.844%   5.773%   5.906%
September........................................     --      5.246%   5.844%   5.734%   5.945%
October..........................................     --      4.978%   5.785%   5.566%   5.875%
November.........................................     --      5.148%   5.914%   5.543%   5.688%
December.........................................     --      5.066%   5.844%   5.602%   5.508%

     The above table sets forth the rates of six-month LIBOR for each of the last five calendar years or portions thereof, based on information published by Bloomberg LP. The historical rates of the Indices set forth do not purport to be representative of the subsequent rates of the Indices that will be used to determine the Mortgage Rates on the Adjustable Rate Mortgage Loans.

                           HISTORICAL VALUES OF PRIME

                                                                       YEAR
                                                     -----------------------------------------
MONTH                                                1999     1998     1997     1996     1995
-----                                                ----     ----     ----     ----     ----
January............................................  7.750%   8.500%   8.250%   8.500%   8.500%
February...........................................  7.750%   8.500%   8.250%   8.250%   9.000%
March..............................................  7.750%   8.500%   8.500%   8.250%   9.000%
April..............................................  7.750%   8.500%   8.500%   8.250%   9.000%
May................................................     --    8.500%   8.500%   8.250%   9.000%
June...............................................     --    8.500%   8.500%   8.250%   9.000%
July...............................................     --    8.500%   8.500%   8.250%   8.750%
August.............................................     --    8.500%   8.500%   8.250%   8.750%
September..........................................     --    8.250%   8.500%   8.250%   8.750%
October............................................     --    8.000%   8.500%   8.250%   8.750%
November...........................................     --    7.750%   8.500%   8.250%   8.750%
December...........................................     --    7.750%   8.500%   8.250%   8.500%

The above table sets forth the rates of the Prime rate for each of the last five calendar years or portions thereof, based on information published by Bloomberg LP. The historical rates of the Indices set forth do not purport to be representative of the subsequent rates of the Indices that will be used to determine the Mortgage Rates on the Adjustable Rate Mortgage Loans.

                     HISTORICAL VALUES OF THREE-MONTH LIBOR

                                                                       YEAR
                                                     -----------------------------------------
MONTH                                                1999     1998     1997     1996     1995
-----                                                -----    -----    -----    -----    -----
January............................................  4.970%   5.625%   5.563%   5.375%   6.313%
February...........................................  5.026%   5.680%   5.539%   5.305%   6.250%
March..............................................  5.000%   5.711%   5.773%   5.473%   6.250%
April..............................................  4.989%   5.719%   5.816%   5.484%   6.188%
May................................................   --      5.688%   5.813%   5.500%   6.063%
June...............................................   --      5.688%   5.781%   5.582%   6.059%
July...............................................   --      5.688%   5.707%   5.676%   5.875%
August.............................................   --      5.625%   5.719%   5.563%   5.883%
September..........................................   --      5.313%   5.770%   5.625%   5.953%
October............................................   --      5.220%   5.750%   5.500%   5.938%
November...........................................   --      5.283%   5.902%   5.500%   5.875%
December...........................................   --      5.066%   5.813%   5.563%   5.625%

The above table sets forth the rates of three-month LIBOR for each of the last five calendar years or portions thereof, based on information published by Bloomberg LP. The historical rates of the Indices set forth do not purport to be representative of the subsequent rates of the Indices that will be used to determine the Mortgage Rates on the Adjustable Rate Mortgage Loans.

     The historical prepayment information shown in the following table was derived from data available on the performance, since November 30, 1997, of all mortgage loans in the Mortgage Loan Seller's commercial and multifamily term real estate loan portfolio (the "Portfolio"). In deriving such information, a sample of the Portfolio was created to analyze loans with characteristics similar to those of the Mortgage Loans. The sample excluded loans with balances in excess of $1.5 million dollars as of November 30, 1997. Any prepayments received during the last 6 pay periods including the maturity date of the mortgage loan were considered to be scheduled principal.

     As of November 30, 1997 the sample consisted of approximately 7,000 mortgage loans. In general the Mortgage Loans that were outstanding on November 30, 1997 would compose a subset of the sample set. We cannot assure you that the Mortgage Loans will exhibit similar prepayment characteristics, nor can we make any other representation regarding what the actual performance of the Mortgage Loans will be.

                 BANK OF AMERICA COMMERCIAL MORTGAGE PORTFOLIO

                                PREPAYMENT RATES

                                                              ADJUSTABLE RATE     FIXED RATE
                                                              MORTGAGE LOANS    MORTGAGE LOANS
                                                              ---------------   --------------
November 1997...............................................        7.9%              9.3%
December 1997...............................................       14.0%              9.3%
January 1998................................................        8.5%             13.6%
February 1998...............................................       15.4%              6.3%
March 1998..................................................       10.8%              9.4%
April 1998..................................................       16.5%              6.4%
May 1998....................................................       13.3%              9.4%
June 1998...................................................       18.3%             17.8%
July 1998...................................................       18.9%             13.2%
August 1998.................................................       13.2%             13.7%
September 1998..............................................       22.7%             15.1%
October 1998................................................       14.4%             15.2%
November 1998...............................................       20.4%             10.6%
December 1998...............................................       17.4%             13.6%
January 1999................................................       14.2%             16.1%
February 1999...............................................       21.7%              9.0%
March 1999..................................................       18.6%             12.1%
April 1999..................................................       19.6%              6.8%

                                [ABN AMRO LOGO]



                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                   BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL

                          ABN AMRO ACCT: 99-9999-99-9

                            STATEMENT DATE: 06/10/99
                            PAYMENT DATE:   06/10/99
                            PRIOR PAYMENT:        NA
                            RECORD DATE:    05/28/99

                            WAC:
                            WAMM:


                                                                             NUMBER OF PAGES
                Table Of Contents
                REMIC Certificate Report
                Other Related Information
                Asset Backed Facts Sheets
                Mortgage Loan Characteristics

                TOTAL PAGES INCLUDED IN THIS PACKAGE


                Specially Serviced Loan Detail                               Appendix A
                Modified Loan Detail                                         Appendix B
                Realized Loss Detail                                         Appendix C



         INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES


               LaSalle Web Site                                             www.Inbabs.com

               LaSalle Bulletin Board                                       (714) 282-3990
               LaSalle ASAP Fax System                                      (312) 904-2200


              ASAP #:                                                                  413
              Monthly Data File Name:                                         0413MMYY.EXE

                                [ABN AMRO LOGO]



                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                   BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL

                          ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:  06/10/99
                           PAYMENT DATE:    06/10/99
                           PRIOR PAYMENT:         NA
                           RECORD DATE:     05/28/99

                           WAC:
                           WAMM:


         ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL      NEGATIVE     CLOSING     INTEREST      INTEREST   PASS-THROUGH
CLASS  FACE VALUE(1)    BALANCE      PAYMENT    ADJ. OR LOSS  AMORTIZATION   BALANCE      PAYMENT     ADJUSTMENT     RATE(2)
CUSIP    Per $1,000    Per $1,000   Per $1,000   Per $1,000    Per $1,000   Per $1,000   Per $1,000   Per $1,000  Next Rate(3)



              0.00        0.00           0.00         0.00          0.00         0.00       0.00         0.00

                                                                          Total P&I Payment 0.00

















Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

                                [ABN AMRO LOGO]



                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                   BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL

                          ABN AMRO ACCT: 99-9999-99-9
                           OTHER RELATED INFORMATION

                           STATEMENT DATE:  06/10/99
                           PAYMENT DATE:    06/10/99
                           PRIOR PAYMENT:      NA
                           RECORD DATE:     05/28/99

                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                   BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL

                          ABN AMRO Acct: 99-9999-99-9

                          Cash Reconciliation Summary

(ABN AMRO LOGO)                                        Statement Date:  06/10/99
LaSalle Bank N.A.                                      Payment Date:    06/10/99
                                                       Prior Payment:         NA
Administrator:                                         Record Date:     05/28/99
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
Chicago, Il 60603

          INTEREST SUMMARY
Current Scheduled Interest              0.00
Less Deferred Interest                  0.00
Plus Advance Interest                   0.00
Plus Unscheduled Interest               0.00
PPIS Reducing Scheduled Interest        0.00
Less Total Fees Paid To Servicer        0.00
Plus Fees Advanced for PPIS             0.00
Less Fee Strips Paid by Servicer        0.00
Less Misc. Fees & Expenses              0.00
Less Non Recoverable Advances           0.00
Interest Due Trust                      0.00
Less Trustee Fee                        0.00
Less Fee Strips Paid by Trust           0.00
Less Misc. Fees Paid by Trust           0.00
Remittance Interest                     0.00


          SERVICING FEE SUMMARY

Current Servicing Fees                  0.00
Plus Fees Advanced for PPIS             0.00
Less Reduction for PPIS                 0.00
Plus Unscheduled Servicing Fees         0.00
Total Servicing Fees Paid               0.00


          PPIS SUMMARY
Gross PPIS                              0.00
Reduced by PPIE                         0.00
Reduced by Shortfalls in Fees           0.00
Reduced by Other Amounts                0.00
PPIS Reducing Scheduled Interest        0.00
PPIS Reducing Servicing Fee             0.00
PPIS Due Certificate                    0.00


          POOL BALANCE SUMMARY

COMPONENT                               BALANCE        COUNT
Beginning Pool                          0.00           0
Scheduled Principal Distribution        0.00           0
Unscheduled Principal Distribution      0.00           0
Deferred Interest                       0.00           0
Liquidations                            0.00           0
Repurchases                             0.00           0
Ending Pool                             0.00           0

          PRINCIPAL SUMMARY
Scheduled Principal:
Current Scheduled Principal             0.00
Advanced Scheduled Principal            0.00
Scheduled Principal Distribution        0.00
Unscheduled Principal:                  0.00
Curtailments                            0.00
Prepayments in Full                     0.00
Liquidation Proceeds                    0.00
Repurchase Proceeds                     0.00
Other Principal Proceeds                0.00
Unscheduled Principal Distribution      0.00
Remittance Principal                    0.00
Servicer Wire Amount                    0.00

                                [ABN AMRO LOGO]


                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                   BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL
                          ABN AMRO ACCT: 99-9999-99-9
                                   POOL TOTAL

                           STATEMENT DATE:  06/10/99
                           PAYMENT DATE:    06/10/99
                           PRIOR PAYMENT:     N/A
                           RECORD DATE:     05/28/99

                      DISTRIBUTION OF PRINCIPAL BALANCES

  (2) Current Scheduled              Number    (2)Scheduled  Based on
         Balances                    of Loans     Balance    Balance

          $0 to    $500,000
    $500,000 to  $1,000,000
  $1,000,000 to  $1,500,000
  $1,500,000 to  $2,000,000
  $2,000,000 to  $2,500,000
  $2,500,000 to  $3,000,000
  $3,000,000 to  $3,500,000
  $3,500,000 to  $4,000,000
  $4,000,000 to  $5,000,000
  $5,000,000 to  $6,000,000
  $6,000,000 to  $7,000,000
  $7,000,000 to  $8,000,000
  $8,000,000 to  $9,000,000
  $9,000,000 to $10,000,000
 $10,000,000 to $11,000,000
 $11,000,000 to $12,000,000
 $12,000,000 to $13,000,000
 $13,000,000 to $14,000,000
 $14,000,000 to $15,000,000
 $15,000,000 &  Above
           Total                        0          0       0.00%
               Average Scheduled Balance is                      0
               Maximum Scheduled Balance is                      0
               Minimum Scheduled Balance is                      0



         DISTRIBUTION OF PROPERTY TYPES

                 Number   (2)Scheduled     Based on
Property Types   of Loans    Balance        Balance



     Total                 0          0      0.00%



       DISTRIBUTION OF MORTGAGE INTEREST RATES

 Current Mortgage  Number  (2)Scheduled    Based on
  Interest Rate   of Loans    Balance       Balance
 7.000% or less
 7.000% to 7.125%
 7.125% to 7.375%
 7.375% to 7.625%
 7.625% to 7.875%
 7.875% to 8.125%
 8.125% to 8.375%
 8.375% to 8.625%
 8.625% to 8.875%
 8.875% to 9.125%
 9.125% to 9.375%
 9.375% to 9.625%
 9.625% to 9.875%
 9.875% to 10.125%
10.125% &  Above
      Total                 0          0      0.00%
      W/Avg Mortgage Interest Rate is      0.0000%
      Minimum Mortgage Interest Rate is    0.0000%
      Maximum Mortgage Interest Rate is    0.0000%



                      GEOGRAPHIC DISTRIBUTION

                                     Number   (2)Scheduled  Based on
Geographic Location                  of Loans    Balance     Balance



     Total                                  0       0          0.00%


                                [ABN AMRO LOGO]

                 NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                  BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-SL

                          ABN AMRO ACCT: 99-9999-99-9
                                   POOL TOTAL

                          STATEMENT DATE:     06/10/99
                          PAYMENT DATE:       06/10/99
                          PRIOR PAYMENT:         NA
                          RECORD DATE:        05/28/99


                                 LOAN SEASONING

                    Number    (2) Scheduled   Based on
Number of Years     of Loans      Balance     Balance




              Weighted Average Seasoning is        0.0



                         DISTRIBUTION OF REMAINING TERM
                                FULLY AMORTIZING

  Fully Amortizing   Number     (2) Scheduled    Based on
 Mortgage Loans      of Loans       Balance      Balance
 60 months or less
 61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
   Total             0                   0      0.00%
             Weighted Average Months to Maturity is    0




       DISTRIBUTION OF AMORTIZATION TYPE

                   Number   (2) Scheduled   Based on
Amortization Type  of Loans     Balance     Balance




Total                0               0          0.00%





            DISTRIBUTION OF REMAINING TERM
                     BALLOON LOANS

    Balloon            Number      (2) Scheduled    Based on
   Mortgage Loans      of Loans        Balance      Balance
 12 months or less
 13 to 24 months
 25 to 36 months
 37 to 48 months
 49 to 60 months
 61 to 120 months
121 to 180 months
181 to 240 months
      Total                0                0        0.00%
           Weighted Average Months to Maturity is       0

                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                    BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 Series 1999-SL
                          ABN AMRO Acct: 99-9999-99-9
                                   Pool Total


[LOGO]                                                  Statement Date: 06/10/99
LASALLE BANK N.A.                                       Payment Date:   06/10/99
                                                        Prior Payment:        NA
Administrator:                                          Record Date:    05/28/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60603

                     Distribution of Maximum Rates
                     -----------------------------
                             Number        (2)Scheduled       Based on
Maximum Rates               of Loans         Balance          Balance
-------------               --------       ------------       --------
No Maximum................
0.01%  to 12.00%...........
12.01% to 12.50%..........
12.51% to 13.00%..........
13.01% to 13.50%..........
13.51% to 14.00%..........
14.01% to 14.50%..........
14.51% to 15.00%..........
15.01% to 15.50%..........
15.51% to 16.00%..........
16.01% to 16.50%..........
16.51% to 17.00%..........
17.01% to 17.50%..........

Fixed Rate Mortgage.......
                            --------       ------------       --------
                                   0                  0           0.00%

       Weighted Average for Mtge with a Maximum Rate is 13.49%

                    Distribution of Indices of Mortgage Loans
                    -----------------------------------------
                             Number        (2)Scheduled       Based on
Indices                     of Loans         Balance          Balance
-------                     --------       ------------       --------















                            --------       ------------       --------
Total                              0                  0           0.00%

                     Distribution of Minimum Rates
                     -----------------------------
                             Number        (2)Scheduled       Based on
Maximum Rates(1)            of Loans         Balance          Balance
-------------               --------       ------------       --------
No Minimum................
0.010% to  3.000%.........
3.010% to  3.500%.........
3.510% to  4.000%.........
4.010% to  4.500%.........
4.510% to  5.000%.........
5.010% to  5.500%.........
5.510% to  6.000%.........
6.010% to  6.500%.........
6.510% to  7.000%.........
7.010% to  7.500%.........
7.510% to  8.000%.........
8.010% to  8.500%.........
8.510% to 99.000%.........
Fixed Rate Mortgage.......
                            --------       ------------       --------
                                   0                  0           0.00%

       Weighted Average for Mtge with a Minimum Rate is 0.00%

                       Distribution of Payment Adjustment
                       ----------------------------------
Interest Adjustment          Number        (2)Scheduled       Based on
    Frequency                Loans           Balance          Balance
-------------------         --------       ------------       --------








                            --------       ------------       --------
Total                              0                  0           0.00%

                     Distribution of Mortgage Loan Margins
                     -------------------------------------
                             Number        (2)Scheduled       Based on
Maximum Rates(1)             Loans           Balance          Balance
-------------               --------       ------------       --------
No Margin.................
0.000% to  0.000%.........
0.010% to  1.000%.........
1.010% to  1.500%.........
1.510% to  2.000%.........
2.010% to  2.500%.........
2.510% to  3.000%.........
3.010% to  3.500%.........
3.510% to  4.000%.........
4.010% to  4.500%.........
4.510% to   Above.........
Fixed Rate Mortgage.......
                            --------       ------------       --------
Total                              0                  0           0.00%

       Weighted Average for Mtge with a Margin is 0.00%
(1)For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

                       Distribution of Interest Adjustment
                       -----------------------------------
Payment Adjustment           Number        (2)Scheduled       Based on
    Frequency                Loans           Balance          Balance
------------------          --------       ------------       --------








                            --------       ------------       --------
                                   0                  0           0.00%

[ABN AMRO LOGO]                                         Statement Date: 06/10/99
LaSalle Bank N.A.                                       Payment Date:   06/10/99
                                                        Prior Payment:        NA
Administrator:                                          Record Date:    05/28/99
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street  Suite 1625
 Chicago, IL 60603

                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                   BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL
                          ABN AMRO ACCT: 99-9999-99-9



                                     DELINQ 2        DELINQ 3+       FORECLOSURE/
                 DELINQ 1 MONTH       MONTHS           MONTHS         BANKRUPTCY          REO         MODIFICATIONS
  DISTRIBUTION   --------------   --------------   --------------   --------------   --------------   --------------
      DATE        #     BALANCE    #     BALANCE    #     BALANCE    #     BALANCE    #     BALANCE    #     BALANCE
  ------------   ----   -------   ----   -------   ----   -------   ----   -------   ----   -------   ----   -------
  06/10/99          0        0       0        0       0        0       0        0       0        0       0        0
                 0.00%   0.000%   0.00%   0.000%   0.00%   0.000%   0.00%   0.000%   0.00%   0.000%   0.00%   0.000%

                                 CURR WEIGHTED
                 PREPAYMENTS          AVG.
  DISTRIBUTION  --------------   --------------
      DATE       #     BALANCE   COUPON   REMIT
  ------------  ----   -------   ------   -----
  06/10/99         0        0        0        0
                0.00%   0.000%    0.00%   0.000%

              Note: Foreclosure and REO Totals are Included in the
                     Appropriate Delinquency Aging Category


04/13/99 - 13:09 (A99-A999) (C) 1999 LaSalle Bank N.A.


  (1) Legend:
      1)   Request for waiver of Prepayment Penalty
      2)   Payment default
      3)   Request for Loan Modification or Workout
      4)   Loan with Borrower Bankruptcy
      5)   Loan in Process of Foreclosure
      6)   Loan now REO Property
      7)   Loans Paid Off
      8)   Loans Returned to Master Servicer

                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
 BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                   BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL
                          ABN AMRO ACCT: 99-9999-99-9

                         SPECIALLY SERVICED LOAN DETAIL


(ABN AMRO LOGO)                                        Statement Date:  06/10/99
LaSalle Bank N.A.                                      Payment Date:    06/10/99
                                                       Prior Payment:         NA
Administrator:                                         Record Date:     05/28/99
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, Il 60603


                Beginning                                              Specialty
Disclosure      Scheduled    Interest    Maturity     Property         Serviced            Projected
Control #        Balance       Rate        Date         Type        Status Code(1)           Losses      Comments/Action to be Taken



















   (1) Legend:
       1) Request for waiver of Prepayment Penalty    4) Loan with Borrower Bankruptcy      7) Loans Paid Off
       2) Payment default                             5) Loan in Process of Foreclosure     8) Loans Returned to Master Servicer
       3) Request for Loan Modification or Workout    6) Loan now REO Property

                                [ABN AMRO LOGO]

                 NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                  BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-SL

                          ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:   06/10/99
                           PAYMENT DATE:     06/10/99
                           PRIOR PAYMENT:          NA
                           RECORD DATE:      05/28/99

                                MODIFIED DETAIL

Disclosure        Modification                                          Modification
Control #             Date                                              Description













                                                                      APPENDIX B

                               [ABN AMRO LOGO]


                  NATIONSLINK FUNDING CORPORATION AS DEPOSITOR
BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS MASTER SERVICER AND SPECIAL SERVICER
                  BANK OF AMERICA NT&SA AS PRIMARY SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-SL

                         ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:  06/10/99
                           PAYMENT DATE:    06/10/99
                           PRIOR PAYMENT:         NA
                           RECORD DATE:     05/28/99



                              REALIZED LOSS DETAIL

                                        Beginning              Gross Proceeds     Aggregate        Net       Net Proceeds
Dist. Disclosure  Appraisal  Appraisal  Scheduled    Gross        as a % of      Liquidation   Liquidation    as a % of     Realized
Date  Control #     Date       Value     Balance    Proceeds   Sched. Principal   Expenses*      Proceeds   Sched. Balance    Loss








Current Total                   0.00                  0.00                             0.00          0.00                     0.00
Cumulative                      0.00                  0.00                             0.00          0.00                     0.00

                                                                      APPENDIX C

*Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                   Prospectus

                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
PROSPECTUS.                                  certificates in one or more series with one or more
Neither the certificates nor the             classes; and
underlying mortgage loans are insured      - will own --
by any governmental agency.                  - multifamily and commercial mortgage loans;
The certificates will represent              - mortgage-backed securities; and
interests only in the related trust          - other property described and in the accompanying
only and will not represent interests          prospectus supplement.
in or obligations of NationsLink           THE CERTIFICATES --
Funding Corporation or any of its          - will represent interests in the trust and will be
affiliates, including Bank of America        paid only from the trust assets;
Corporation.                               - provide for the accrual of interest based on a fixed,
This prospectus may be used to offer         variable or adjustable interest rate;
and sell any series of certificates        - may be offered through underwriters, which may
only if accompanied by the prospectus        include NationsBanc Montgomery Securities LLC, an
supplement for that series.                  affiliate of NationsLink Funding Corporation; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                             the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  May 10, 1999

 FOR MORE INFORMATION

 NationsLink Funding
 Corporation has filed with the
 SEC additional registration
 materials relating to the
 certificates. You may read
 and copy any of these
 materials at the SEC's Public
 Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

 - SEC Northeast Regional
   Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

 You may obtain information on
 the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

 You may also contact
 NationsLink Funding
 Corporation in writing at
 Bank of America Corporate
 Center,
 100 North Tryon Street,
 Charlotte,
 North Carolina 28255, or by
 telephone at (704) 386-2400.

 See also the sections
 captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of this
 prospectus.
                                                 TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
                                                SUMMARY OF PROSPECTUS..........................     5
                                                RISK FACTORS...................................    10
                                                  Limited Liquidity of Certificates............    10
                                                  Limited Assets...............................    10
                                                  Credit Support Limitations...................    11
                                                  Effect of Prepayments on Average Life of
                                                     Certificates..............................    11
                                                  Effect of Prepayments on Yield of
                                                     Certificates..............................    12
                                                  Limited Nature of Ratings....................    12
                                                  Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
                                                     Loans.....................................    13
                                                  Inclusion of Delinquent Mortgage Loans in a
                                                     Mortgage Asset Pool.......................    16
                                                PROSPECTUS SUPPLEMENT..........................    16
                                                DESCRIPTION OF THE TRUST FUNDS.................    18
                                                  General......................................    18
                                                  Mortgage Loans...............................    18
                                                  MBS..........................................    22
                                                  Certificate Accounts.........................    23
                                                  Credit Support...............................    23
                                                  Cash Flow Agreements.........................    23
                                                YIELD AND MATURITY CONSIDERATIONS..............    23
                                                  General......................................    23
                                                  Pass-Through Rate............................    24
                                                  Payment Delays...............................    24
                                                  Certain Shortfalls in Collections of
                                                     Interest..................................    24
                                                  Yield and Prepayment Considerations..........    24
                                                  Weighted Average Life and Maturity...........    26
                                                  Other Factors Affecting Yield, Weighted
                                                     Average Life and Maturity.................    27
                                                THE DEPOSITOR..................................    28
                                                DESCRIPTION OF THE CERTIFICATES................    29
                                                  General......................................    29
                                                  Distributions................................    30
                                                  Distributions of Interest on the
                                                     Certificates..............................    30
                                                  Distributions of Principal of the
                                                     Certificates..............................    31
                                                  Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
                                                     Participations............................    32
                                                  Allocation of Losses and Shortfalls..........    32
                                                  Advances in Respect of Delinquencies.........    32
                                                  Reports to Certificateholders................    33
                                                  Voting Rights................................    34
                                                  Termination..................................    35
                                                  Book-Entry Registration and Definitive
                                                     Certificates..............................    35
                                                THE POOLING AND SERVICING AGREEMENTS...........    36
                                                  General......................................    36
                                                  Assignment of Mortgage Loans; Repurchases....    37
                                                  Representations and Warranties;
                                                     Repurchases...............................    39
                                                  Collection and Other Servicing Procedures....    39
                                                  Sub-Servicers................................    41
                                                  Certificate Account..........................    42
                                                  Modifications, Waivers and Amendments of
                                                     Mortgage Loans............................    44

                                                                                                 PAGE
                                                                                                 ----
                                                  Realization upon Defaulted Mortgage Loans....    44
                                                  Hazard Insurance Policies....................    46
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    47
                                                  Servicing Compensation and Payment of
                                                     Expenses..................................    47
                                                  Evidence as to Compliance....................    47
                                                  Certain Matters Regarding the Master
                                                     Servicer, the Special Servicer, the REMIC
                                                     Administrator and the Depositor...........    48
                                                  Events of Default............................    49
                                                  Rights Upon Event of Default.................    50
                                                  Amendment....................................    51
                                                  List of Certificateholders...................    52
                                                  The Trustee..................................    52
                                                  Duties of the Trustee........................    52
                                                  Certain Matters Regarding the Trustee........    52
                                                  Resignation and Removal of the Trustee.......    52
                                                DESCRIPTION OF CREDIT SUPPORT..................    53
                                                  General......................................    53
                                                  Subordinate Certificates.....................    53
                                                  Insurance or Guarantees Concerning to
                                                     Mortgage Loans............................    54
                                                  Letter of Credit.............................    54
                                                  Certificate Insurance and Surety Bonds.......    54
                                                  Reserve Funds................................    54
                                                  Cash Collateral Account......................    55
                                                  Credit Support with respect to MBS...........    55
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS........    55
                                                  General......................................    55
                                                  Types of Mortgage Instruments................    55
                                                  Leases and Rents.............................    56
                                                  Personalty...................................    57
                                                  Foreclosure..................................    57
                                                  Bankruptcy Laws..............................    60
                                                  Environmental Considerations.................    61
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    63
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens.....................................    63
                                                  Subordinate Financing........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments...............................    64
                                                  Applicability of Usury Laws..................    65
                                                  Certain Laws and Regulations.................    65
                                                  Americans with Disabilities Act..............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940......................................    66
                                                  Forfeitures in Drug and RICO Proceedings.....    66
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES........    66
                                                  General......................................    66
                                                  REMICs.......................................    67
                                                  Grantor Trust Funds..........................    82
                                                STATE AND OTHER TAX CONSEQUENCES...............    91
                                                CERTAIN ERISA CONSIDERATIONS...................    91
                                                  General......................................    91
                                                  Plan Asset Regulations.......................    92
                                                  Insurance Company General Accounts...........    93
                                                  Consultation With Counsel....................    93
                                                  Tax Exempt Investors.........................    94

                                                                                                 PAGE
                                                                                                 ----
                                                  LEGAL INVESTMENT.............................    94
                                                  USE OF PROCEEDS..............................    96
                                                  METHOD OF DISTRIBUTION.......................    96
                                                  LEGAL MATTERS................................    97
                                                  FINANCIAL INFORMATION........................    97
                                                  RATING.......................................    97
                                                  AVAILABLE INFORMATION........................    98
                                                  INCORPORATION OF CERTAIN INFORMATION BY
                                                     REFERENCE.................................    99
                                                  INDEX OF PRINCIPAL DEFINITIONS...............   100

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the Depositor, NationsLink Funding Corporation. An Index of Principal Definitions appears at the end of this Prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

NationsLink Funding Corporation, a Delaware corporation and a subsidiary of NationsBank, N.A. NationsLink Funding Corporation has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans (a "Mortgage Asset Pool") secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by NationsLink Funding Corporation, although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates")to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of real estate mortgage investment conduit residual certificates (also known as "REMIC residual certificates"), will have an initial stated principal amount (a "Certificate Balance"). Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate (a "Pass-Through Rate") which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date (each of the specified dates on which distributions are to be made, a "Distribution Date").

Distributions of interest concerning one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account or overcollateralization (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in the trust, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986; or

- certificates ("Grantor Trust Certificates") in a trust treated as a grantor trust (or a partnership) under applicable provisions of the Internal Revenue Code of 1986.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

LIMITED LIQUIDITY OF CERTIFICATES

     General. The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     Limited Ongoing Information. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     Sensitivity to Interest Rates. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including (1) perceived liquidity, (2) the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans) and (3) prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

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

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITED NATURE OF RATINGS

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the

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

likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the trust. Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders thereof from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"). However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

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

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Limitations on Enforceability of Cross-Collateralization. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that (1) such borrower was insolvent at the time the cross-collateralized mortgage loans were made and (2) such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their

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

stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

- the value of the related property;

- the level of available mortgage rates at the time of sale or refinancing;

- the borrower's equity in the related property;

- the financial condition and operating history of the borrower and the related property;

- tax laws;

- rent control laws (pertaining to certain residential properties);

- Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

- prevailing general economic conditions; and

- the availability of credit for loans secured by multifamily or commercial property.

     Neither NationsLink Funding Corporation nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or

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

threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

- a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

- information with respect to any other classes of Certificates of the same series;

- the respective dates on which distributions are to be made;

- information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets");

- the circumstances, if any, under which the related Trust Fund may be subject to early termination;

- additional information with respect to the method of distribution of such offered certificates;

- whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created;

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

- the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;

- information concerning the Trustee (as defined herein) of the related Trust Fund;

- if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;

- information as to the nature and extent of subordination of any class of Certificates of such series, including a class of offered certificates; and

- whether such offered certificates will be initially issued in definitive or book-entry form.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust (the "Trust Fund") will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"),
(ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or
(iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by NationsLink Funding Corporation (the "Depositor") for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related

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

Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (1) noncash items such as depreciation and amortization, (2) capital expenditures and (3) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus

Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (1) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (2) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (1) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (2) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit

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

negative amortization, (3) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (4) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following:

        - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,

        - the type or types of property that provide security for repayment of the Mortgage Loans,

        - the earliest and latest origination date and maturity date of the Mortgage Loans,

        - the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans,

        - the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

        - the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,

        - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan,

        - information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

        - the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

        - the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available,

        - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund,

        - the original and remaining term(s) to stated maturity of the MBS, if applicable,

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

        - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

        - the payment characteristics of the MBS,

        - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

        - a description of the related credit support, if any,

        - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

        - the terms on which mortgage loans may be substituted for those originally underlying the MBS,

        - the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and

        - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such cash flow agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a

Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon

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

payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (1) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (1) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (2) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (3) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (1) whether such Offered Certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (2) Excess Funds or (3) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (A) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (B) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     NationsLink Funding Corporation, a Delaware corporation (the "Depositor"), was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Certificates of such series being offered for sale (the "Offered Certificates"), may consist of one or more classes of Certificates that, among other things:

        - provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate;

        - constitute Senior Certificates or Subordinate Certificates;

        - constitute Stripped Interest Certificates or Stripped Principal Certificates;

        - provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;

        - provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;

        - provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

        - provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 20th day of each month (or, if any such 20th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate

Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (1) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     - if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     - if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     - if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     - if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period" (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The

Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (1) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

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

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling and Servicing Agreement"). In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee,

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

the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling

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

and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

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

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (1) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (2) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (3) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (4) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage

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

Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (1) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (2) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (3) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop

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

additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage
Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer

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

or Special Servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     - all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     - all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in the seventh bulleted item listed below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     - any amounts paid under any Cash Flow Agreement;

     - all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon

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

       Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     - to make distributions to the Certificateholders on each Distribution
       Date;

     - to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     - to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

     - to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under

       "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     - if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     - to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     - if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     - to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (2) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (3) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the Mortgage Loan has occurred or a payment default is imminent, (2) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (3) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has

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

previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (1) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or

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

the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     Except as otherwise provided in the Prospectus Supplement, if any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement

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

cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (1) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (2) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (3) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a

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

firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful

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

misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation,

        - any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement,

        - any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

        - any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to

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

          not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series;

        - any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and

        - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (4) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (6) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (1) the nature and amount of coverage under such Credit Support, (2) any conditions to payment thereunder not otherwise described herein, (3) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (4) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of

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

Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation

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

for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a series of Certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related Prospectus Supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more classes of Certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See
"-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be

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

dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be

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inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor

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exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the

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affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

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     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for

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

prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (although portions thereof may also apply to Certificateholders who do not hold Certificates as "capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought

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

from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (1) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (2) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

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

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates

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

issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC

Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period,

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

computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"-- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an

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amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to

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defaults or delinquencies on the Mortgage Loans or the Underlying Certificates
until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate (a "REMIC Residual Certificateholder") generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the

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corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the

REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the

REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20% for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for

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such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and
(2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related

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REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001, although valid withholding certificates that are held on December 31, 2000, remain valid until the earlier of December 31, 2001 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the

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heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and
are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing

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interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(2) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's

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share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage

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

point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on

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

any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (3) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The

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

comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus generally provides for maximum tax rates of noncorporate taxpayers of 39.6% on ordinary income and 20% on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case

                                       90
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may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but, on their face, do not include FAMC Certificates. Accordingly, even if such MBS (other than, perhaps, FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than, perhaps, FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing Certificates if such MBS are included in the Trust Fund.

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any such exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

     The DOL has granted to certain underwriters administrative exemptions, referred to herein as the "Exemptions", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the Offered Certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Assets, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other Classes of Certificates in the Trust and/or (2) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (1) are rated in one of the two highest rating categories by one or more Rating Agencies and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of Offered Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended

12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 43a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by NationsBanc Montgomery in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which NationsBanc Montgomery acts as principal. NationsBanc Montgomery may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Robert W. Long, Jr., Assistant General Counsel of BankAmerica Corporation. Certain legal matters relating to the Certificates will be passed upon for the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to in this Prospectus or in such Prospectus Supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information in this Prospectus since the date hereof or in such Prospectus Supplement since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described in this Prospectus, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and
"-- Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (2) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this Prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.........              95
401(c) Regulations............              93
Accrual Certificates..........               7
Accrued Certificate
  Interest....................              30
Act...........................              62
ADA...........................              65
ARM Loans.....................              21
Available Distribution
  Amount......................              30
Book-Entry Certificates.......              29
Call Risk.....................              17
Cash Flow Agreement...........              23
CERCLA........................              61
Certificate Account...........              23
Certificate Balance...........               7
Certificate Owner.............              35
Certificateholder.............              36
Closing Date..................              69
Code..........................              66
Commercial Properties.........          18, 22
Commission....................              98
Committee Report..............              69
Companion Class...............              32
Contingent Payment
  Regulations.................              89
Contributions Tax.............              79
Controlled Amortization
  Class.......................              32
Cooperatives..................              18
CPR...........................              26
Credit Support................               8
Crime Control Act.............              66
Cut-off Date..................          11, 31
Debt Service Coverage Ratio...              19
Definitive Certificates.......              29
Depositor.....................           18-28
Determination Date............          24, 30
Direct Participants...........              35
Distribution Date.............               7
Distribution Date Statement...              33
DOL...........................              92
DTC...........................              98
Due Dates.....................              20
Due Period....................              24
Equity Participation..........              21
ERISA.........................              91
Events of Default.............              49
Excess Funds..................              28
Exchange Act..................              98
Exemptions....................              93
Extension Risk................              18
FAMC..........................              22
FHLMC.........................              22
FNMA..........................              22
GNMA..........................              22
Garn Act......................              63
Grantor Trust Certificates....               9
Grantor Trust Fractional
  Interest Certificate........              83
Grantor Trust Fund............              67
Grantor Trust Strip
  Certificate.................              83
Indirect Participants.........              35
Insurance and Condemnation
  Proceeds....................              42
IRS...........................          45, 67
Issue Premium.................              75
Letter of Credit Bank.........              54
Liquidation Proceeds..........              42
Loan-to-Value Ratio...........              20
Lock-out Date.................              21
Lock-out Period...............              21
Mark-to-Market Regulations....              77
Master Servicer...............               5
MBS...........................              18
MBS Administrator.............               5
MBS Agreement.................              22
MBS Issuer....................              22
MBS Servicer..................              22
MBS Trustee...................              22
Mortgages.....................              18
Mortgage Asset Seller.........              18
Mortgage Asset Pool...........               5
Mortgage Assets...............              18
Mortgage Loans................              18
Mortgage Notes................              18
Mortgage Rate.................              20
Mortgaged Properties..........              18
Multifamily Properties........              18
NationsBanc Montgomery........              96
NCUA..........................              95
Net Leases....................              20
Net Operating Income..........              19
New Regulations...............              82
Non-SMMEA Certificates........              94
Nonrecoverable Advance........              32
Notional Amount...............              31
OCC...........................              95
OID Regulations...............              67
Offered Certificates..........           cover
Originator....................              18
OTS...........................              95

Participants..................              35
Parties in Interest...........              92
Pass-Through Rate.............               7
Percentage Interest...........              30
Permitted Investments.........              42
Plan Asset Regulations........              92
Plans.........................              91
Pooling and Servicing
  Agreement...................              36
Prepayment Assumption.........              69
Prepayment Interest
  Shortfall...................              24
Prepayment Period.............              33
Prepayment Premium............              21
Prohibited Transactions Tax...              77
Prospectus Supplement.........           cover
PTCE..........................              92
PTCE 95-60....................              93
Purchase Price................              38
Rating Agency.................               9
RCRA..........................              62
Record Date...................              30
Related Proceeds..............              32
Relief Act....................              66
REMIC.........................              67
REMIC Administrator...........              16
REMIC Certificates............              67
REMIC Provisions..............              67
REMIC Regular Certificates....               9
REMIC Regulations.............              67
REMIC Residual
  Certificateholder...........              73
REMIC Residual Certificates...               9
REO Property..................              40
RICO..........................              66
Senior Certificates...........               6
Senior Liens..................              18
SMMEA.........................               9
SPA...........................              26
Special Servicer..............               5
Stripped Interest
  Certificates................              10
Stripped Principal
  Certificates................              10
Subordinate Certificates......              53
Sub-Servicer..................              41
Sub-Servicing Agreement.......              41
Tax Exempt Investor...........              94
Tiered REMICs.................              68
Title V.......................              65
Trust Assets..................              16
Trust Fund....................              18
Trustee.......................               5
UBTI..........................              94
UCC...........................              56
U.S. Person...................              82
Value.........................              20
Voting Rights.................              34
Warranting Party..............              39

                                   [DISKETTE]

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "NL99SL.xls" The file "NL99SL.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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  YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES
WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL     ,
1999.

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                               TABLE OF CONTENTS

                                         PAGE
                                         ----
            PROSPECTUS SUPPLEMENT
Table of Contents......................    S-1
Summary of Prospectus Supplement.......    S-8
Risk Factors...........................   S-20
Description of the Mortgage Pool.......   S-39
The Mortgage Loan Seller...............   S-51
Servicing of the Mortgage Loans........   S-54
Description of the Certificates........   S-65
The Trustee and the Fiscal Agent.......   S-84
Yield and Maturity Considerations......   S-85
Use of Proceeds........................   S-94
Certain Federal Income Tax
  Consequences.........................   S-94
Certain ERISA Considerations...........   S-97
Legal Investment.......................   S-99
Method of Distribution.................  S-100
Legal Matters..........................  S-100
Ratings................................  S-101
Annex A................................    A-1
Annex B................................    B-1
                  PROSPECTUS
Summary of Prospectus..................      5
Risk Factors...........................     10
Prospectus Supplement..................     16
Description of the Trust Funds.........     18
Yield and Maturity Considerations......     23
The Depositor..........................     28
Description of the Certificates........     29
The Pooling and Servicing Agreements...     36
Description of Credit Support..........     53
Certain Legal Aspects of Mortgage
  Loans................................     55
Certain Federal Income Tax
  Consequences.........................     66
State and Other Tax Consequences.......     91
Certain ERISA Considerations...........     91
Legal Investment.......................     94
Use of Proceeds........................     96
Method of Distribution.................     96
Legal Matters..........................     97
Financial Information..................     97
Rating.................................     97
Available Information..................     98
Incorporation of Certain Information by
  Reference............................     99
Index of Principal Definitions.........    100

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                                 $1,097,385,138
                                 (APPROXIMATE)

                                  NATIONSLINK
                                    FUNDING
                                  CORPORATION
                                   DEPOSITOR
                        CLASS A-1, CLASS A-2, CLASS A-3,
                        CLASS A-4, CLASS A-5, CLASS A-6,
                     CLASS A-1V, CLASS B, CLASS C, CLASS D

                        NATIONSLINK FUNDING CORPORATION
                                COMMERCIAL LOAN
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1999-SL

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                             PROSPECTUS SUPPLEMENT

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                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                  May   , 1999
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